MORGAN STANLEY CHARTER SERIES


                       MORGAN STANLEY CHARTER GRAHAM L.P.

                      MORGAN STANLEY CHARTER MILLBURN L.P.

                       MORGAN STANLEY CHARTER MSFCM L.P.

                      MORGAN STANLEY CHARTER CAMPBELL L.P.

                            ------------------------

                                   SUPPLEMENT
                                       TO
                       PROSPECTUS DATED FEBRUARY 26, 2003

     YOU SHOULD READ THIS SUPPLEMENT TOGETHER WITH THE PROSPECTUS DATED FEBRUARY 26, 2003. ALL PAGE AND SECTION REFERENCES IN THIS SUPPLEMENT RELATE TO THE PROSPECTUS, EXCEPT REFERENCES TO PAGES PRECEDED BY "S-," WHICH RELATE TO THIS SUPPLEMENT.

                            ------------------------

                                 MORGAN STANLEY

                  SERVICES PROVIDED BY MORGAN STANLEY DW INC.


                THE DATE OF THIS SUPPLEMENT IS NOVEMBER 7, 2003

                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
Summary...............................................................  S-1

Risk Factors..........................................................  S-2

The Charter Series....................................................  S-4

Selected Financial Data and Selected Quarterly Financial Data.........  S-8

Management's Discussion and Analysis of Financial Condition and
  Results of Operations...............................................  S-12

Quantitative and Qualitative Disclosures About Market Risk............  S-15

The General Partner...................................................  S-22

The Trading Advisors..................................................  S-25

Litigation............................................................  S-32

Potential Advantages..................................................  S-33

Supplemental Performance Information..................................  S-38

Financial Statements..................................................  S-57

                                    SUMMARY

     THE FOLLOWING UPDATES THE INFORMATION UNDER "FEES TO BE PAID BY THE PARTNERSHIPS" ON PAGE 7 AND "DESCRIPTION OF CHARGES" ON PAGES 20 AND 21.

     The monthly brokerage fee payable by each partnership to Morgan Stanley DW Inc. has been reduced from the annual rate of 6.75% to 6.25%. In addition, the monthly management fee payable by Charter Campbell to Campbell & Company Inc. has been reduced from the annual rate of 2.75% to 2.65%.

     THE FOLLOWING UPDATES AND REPLACES THE BREAK EVEN ANALYSIS CONTAINED ON THE COVER, PAGE 7 AND PAGE 12.

                              BREAK EVEN ANALYSIS

     Following is a table that sets forth the fees and expenses that you would incur on an initial investment of $20,000 in a partnership and the amount that your investment must earn, after taking into account estimated interest income, in order to break even after one year and after more than two years. The fees and expenses applicable to each partnership are described on page 7.

                                                               $20,000 INVESTMENT
                                                      -------------------------------------
                                                       CHARTER SERIES
                                                        PARTNERSHIPS
                                                         (EXCLUDING
                                                      CHARTER CAMPBELL)    CHARTER CAMPBELL
                                                      -----------------    ----------------
Management Fee....................................            400                  530
Brokerage Fee.....................................          1,250                1,250
Less: Interest Income (1).........................           (190)                (190)
Incentive Fee (2).................................             --                   --
Redemption Charge (3).............................            408                  408
Amount of trading profits a partnership must earn
  for you to recoup your initial investment at the
  end of one year after paying a redemption
  charge..........................................          1,868                1,998
Trading profits as a percentage of net assets that
  a partnership must earn for you to recoup your
  initial investment at the end of one year after
  paying a redemption charge......................           9.34%                9.99%
Amount of trading profits a partnership must earn
  each year for you to recoup your initial
  investment after two years with no redemption
  charge..........................................          1,460                1,590
Trading profits as a percentage of net assets that
  a partnership must earn each year for you to
  recoup your initial investment after two years
  with no redemption charge.......................           7.30%                7.95%

------------------
(1) The partnerships receive interest at the rate earned by Morgan Stanley DW on its U.S. Treasury bill investments with customer segregated funds, as if 100% of each partnership's average daily net assets deposited with Morgan Stanley DW for the month were invested at that rate. In addition, Morgan Stanley DW will credit each partnership with 100% of the interest income Morgan Stanley DW receives from the clearing commodity brokers with respect to such partnership's assets deposited as margin with the clearing commodity brokers. For purposes of the break even calculation, it was estimated that approximately 80% of a partnership's average daily funds maintained in trading accounts will be on deposit with Morgan Stanley DW and earn interest income at a rate of approximately 1.00%, and that approximately 20% of a partnership's average daily funds maintained in trading accounts will be on deposit with the clearing commodity broker and generate interest income at a rate of approximately 0.75%. An interest rate of 1.00% was derived by using an average of the blended rate for the five recent weekly auction rates for three-month U.S. Treasury bills and adjusting for the historical rate that Morgan Stanley DW earned in excess of such amount. The combined rate used for this break even analysis is estimated to be approximately 0.95%. Investors should be aware that the break even analysis will fluctuate as interest rates fluctuate, with the break even percentage decreasing as interest rates increase or increasing as interest rates decrease.

(2) Incentive fees are paid to a trading advisor only on trading profits earned. Trading profits are determined after deducting all partnership expenses, other than any extraordinary expenses, and do not include interest income. Therefore, incentive fees will be zero at the partnership's break even point.

(3) Units redeemed at the end of 12 months from the date of purchase are generally subject to a 2% redemption charge; after 24 months there are no redemption charges.

                                  RISK FACTORS

     THE FOLLOWING UPDATES AND REPLACES THE FOLLOWING RISK FACTORS ON PAGES
10-12.

     THE PARTNERSHIPS' TRADING IS HIGHLY LEVERAGED. The trading advisor for each partnership uses substantial leverage when trading, which could result in immediate and substantial losses. For example, if 10% of the face value of a contract is deposited as margin for that contract, a 10% decrease in the value of the contract would cause a total loss of the margin deposit. A decrease of more than 10% in the value of the contract would cause a loss greater than the amount of the margin deposit.


     The leverage employed by the partnerships in their trading can vary substantially from month to month and can be significantly higher or lower than the averages set forth below. As an example of the leverage employed by the partnerships, set forth below is the average of the underlying value of each partnership's month-end positions for the period September 2002 through August 2003 except for Charter Campbell, and October 2002 (commencement of operations) through August 2003 for Charter Campbell, as compared to the average month-end net assets of the partnership during that period. While the leverage employed on a trade will accentuate the trading profit or loss on that trade, one partnership's overall leverage as compared to another partnership's overall leverage does not necessarily mean that it will be more volatile than the other partnership. This can be seen by a review of the monthly rates of return for the partnerships on pages S-4 to S-7.


                   Charter Graham                         9.0 times net assets

                   Charter Millburn                       7.8 times net assets

                   Charter MSFCM                          7.5 times net assets

                   Charter Campbell                       5.1 times net assets

     TRADING ON FOREIGN EXCHANGES PRESENTS GREATER RISKS TO EACH PARTNERSHIP THAN TRADING ON U.S. EXCHANGES.

     * Each partnership trades on exchanges located outside the U.S. Trading on U.S. exchanges is subject to CFTC regulation and oversight, including, for example, minimum capital requirements for commodity brokers, regulation of trading practices on the exchanges, prohibitions against trading ahead of customer orders, prohibitions against filling orders off exchanges, prescribed risk disclosure statements, testing and licensing of industry sales personnel and other industry professionals, and recordkeeping requirements. Trading on foreign exchanges is not regulated by the CFTC or any other U.S. governmental agency or instrumentality and may be subject to regulations that are different from those to which U.S. exchange trading is subject, provide less protection to investors than trading on U.S. exchanges and may be less vigorously enforced than regulations in the U.S.

     * Positions on foreign exchanges also are subject to the risk of exchange controls, expropriation, excessive taxation or government disruptions.

     * A partnership could incur losses when determining the value of its foreign positions in U.S. dollars because of fluctuations in exchange rates.

     Each partnership must deposit margin with respect to the partnership's futures and options contracts on both U.S. exchanges and on foreign exchanges and must deposit margin with respect to its foreign currency forward contracts to assure the partnership's performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period September 2002 through August 2003 for each partnership, except for Charter Campbell, and October 2002 (commencement of operations) through August 2003 for Charter Campbell, that relate to futures and options contracts on foreign exchanges as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading on foreign exchanges, and, therefore, the relevance of the risks described in the prior paragraph to each partnership. You should be aware, however, that the percentage of each partnership's margin requirements that relate to positions on foreign exchanges varies from month to month and can be significantly higher or lower than the percentages set forth below.

                                                                         %
                                                                         -
                               Charter Graham                           40.8
                               Charter Millburn                         29.3
                               Charter MSFCM                            36.7
                               Charter Campbell                         22.6

     THE UNREGULATED NATURE OF THE FORWARD MARKETS CREATES COUNTERPARTY RISKS THAT DO NOT EXIST IN FUTURES TRADING ON EXCHANGES. Unlike futures contracts, forwards contracts are entered into between private parties off an exchange and are not regulated by the CFTC or by any other U.S. government agency. Because forwards contracts are not traded on an exchange, the performance of those contracts is not guaranteed by an exchange or its clearinghouse and the partnership is at risk to the ability of the counterparty to the trade to perform on the forwards contracts. Because trading in the forwards markets is not regulated, there are no specific standards or regulatory supervision of trade pricing and other trading activities that occur in those markets. Because the partnerships trade forwards contracts in foreign currency with Morgan Stanley & Co., they are at risk to the creditworthiness and trading practices of Morgan Stanley & Co. as the counterparty to the trades.

     As the counterparty to all of the partnerships' foreign currency forwards contracts, Morgan Stanley & Co. requires the partnerships to make margin deposits to assure the partnerships' performance on those contracts. Set forth below for each partnership is the average percentage of month-end margin requirements for the period September 2002 through August 2003 except for Charter Campbell, and October 2002 (commencement of operations) through August 2003 for Charter Campbell, that relate to forwards contracts as compared to the partnership's total average month-end margin requirements. This information will provide you with a sense of the magnitude of each partnership's trading in the forwards contracts markets as compared to its trading of futures and options contracts on regulated exchanges, and, therefore, the relevance of the risks described in the prior paragraphs to each partnership. You should be aware that the percentage of each partnership's margin requirements that relate to forwards contracts varies from month to month and can be significantly higher or lower than the percentages set forth below.

                                                                         %
                                                                         -
                               Charter Graham                              4.1
                               Charter Millburn                           35.1
                               Charter MSFCM                              42.1
                               Charter Campbell                           51.7

                               THE CHARTER SERIES

     THE FOLLOWING UPDATES AND REPLACES THE TABLE UNDER THE SUB-CAPTION "-- GENERAL" ON PAGE 26.

     Following is a summary of information relating to the sale of units of each partnership through August 31, 2003:

                            CHARTER             CHARTER             CHARTER              CHARTER
                            GRAHAM              MILLBURN             MSFCM*             CAMPBELL
                            -------             --------            -------             --------
Units sold............   12,083,909.032       7,351,412.302       5,627,294.646        7,480,378.352
Units available for
  sale................    7,916,090.968      11,648,587.698       6,622,705.354       13,519,621.648
Total proceeds
  received............  $   193,596,172     $    75,937,398      $  193,867,236      $    77,432,874
General partner
  contributions.......  $     1,761,000     $       600,000      $    1,782,486      $       830,000
Number of limited
  partners............            7,389               3,041               7,856                3,500
Net asset value per
  unit................           $20.53              $12.14              $22.41               $10.45

------------------
     * The number of units sold has been adjusted to reflect a 100-for-1 unit conversion that took place on December 1, 2000, when Charter MSFCM became part of the Charter Series of partnerships.

     THE FOLLOWING UPDATES, THROUGH AUGUST 31, 2003, AND REPLACES THE PERFORMANCE CAPSULES BEGINNING ON PAGE 31. THE FOOTNOTES BEGINNING ON PAGE 33 ARE AN INTEGRAL PART OF THE PERFORMANCE CAPSULES.

                         PERFORMANCE OF CHARTER GRAHAM                 CAPSULE I

Type of pool: publicly-offered fund
Inception of trading: March 1999
Aggregate subscriptions: $195,357,172
Current capitalization: $211,115,348
Current net asset value per unit: $20.53
Worst monthly % drawdown: (13.72)% (November 2001)
Worst month-end peak-to-valley drawdown: (23.83)% (6 months, November 2001-April
2002)
Cumulative return since inception: 105.30%

                                                           MONTHLY PERFORMANCE
                               ----------------------------------------------------------------------------
        MONTH                    2003             2002             2001             2000             1999
        -----                    ----             ----             ----             ----             ----
                                  %                %                %                %                %
January...............            8.39             1.60            (1.99)            2.53
February..............            8.62            (3.22)            3.41            (2.37)
March.................           (9.65)           (3.18)            8.41             0.29            (8.00)
April.................            0.50            (8.09)          (10.66)           (4.94)            4.24
May...................            9.19             5.31             0.81            (3.97)           (5.94)
June..................           (7.14)           13.87            (0.64)           (5.51)            6.65
July..................           (1.86)           15.92            (3.57)           (1.80)           (2.60)
August................            2.45             6.87             6.05             7.09             4.70
September.............                             7.09            14.82            (1.60)            1.22
October...............                            (7.25)            9.18             2.93            (6.04)
November..............                            (3.32)          (13.72)           16.54             1.82
December..............                             9.60             0.88            13.47             8.32
Compound Annual/
  Period Rate of
  Return..............            8.97            36.82             9.72            21.96             2.90
                               (8 months)                                                          (10 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                        PERFORMANCE OF CHARTER MILLBURN               CAPSULE II

Type of pool: publicly-offered fund
Inception of trading: March 1999
Aggregate subscriptions: $76,537,398
Current capitalization: $63,643,638
Current net asset value per unit: $12.14
Worst monthly % drawdown: (12.69)% (October 1999)
Worst month-end peak-to-valley drawdown: (23.46)% (13 months, April 2001-April
2002)
Cumulative return since inception: 21.40%

                                                           MONTHLY PERFORMANCE
                               ----------------------------------------------------------------------------
        MONTH                    2003             2002             2001             2000             1999
        -----                    ----             ----             ----             ----             ----
                                  %                %                %                %                %
January...............            4.65             1.30             0.58             2.16
February..............            6.75            (4.49)           (2.29)           (1.79)
March.................          (11.05)            0.67             9.69            (5.26)           (0.50)
April.................            0.18            (4.56)           (6.69)            0.68             5.03
May...................           11.59             4.31             1.63            (2.25)           (3.54)
June..................           (5.23)           14.97            (3.01)           (4.72)            5.16
July..................            1.44             7.19            (6.21)           (1.45)           (3.77)
August................            1.68             1.36             2.69             3.07             0.98
September.............                             6.80            (3.42)           (2.26)            0.19
October...............                            (9.38)            4.69             4.02           (12.69)
November..............                            (4.90)          (10.16)            4.45             1.44
December..............                             8.65             2.33            16.59             1.53
Compound Annual/
  Period Rate of
  Return..............            8.59            21.13           (11.25)           12.07            (7.20)
                               (8 months)                                                          (10 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                          PERFORMANCE OF CHARTER MSFCM               CAPSULE III

Type of pool: publicly-offered fund
Inception of trading: March 1994
Aggregate subscriptions: $195,649,722
Current capitalization: $157,720,324
Current net asset value per unit: $22.41
Worst monthly % drawdown past five years: (12.78)% (June 2003)
Worst monthly % drawdown since inception: (12.87)% (January 1995)
Worst month-end peak-to-valley drawdown past five years: (18.51)% (6 months, March 2003-August 2003)
Worst month-end peak-to-valley drawdown since inception: (22.84)% (7 months, July 1994-January 1995)
Cumulative return since inception: 124.10%

                                                                   MONTHLY PERFORMANCE
                       -----------------------------------------------------------------------------------------------------------
        MONTH            2003       2002       2001       2000       1999       1998       1997       1996       1995       1994
        -----            ----       ----       ----       ----       ----       ----       ----       ----       ----       ----
                          %          %          %          %          %          %          %          %          %          %
January..............    12.73       1.65      (4.29)     (0.68)     (5.38)     (1.65)     10.03       2.85     (12.87)
February.............    11.70      (2.27)      0.42      (0.66)      1.34      (2.21)      6.10     (11.64)     11.47
March................    (9.78)     (0.06)      7.07       4.72      (3.27)     (0.69)     (8.05)      0.89      28.77       2.28
April................     2.98       1.07      (7.72)      2.15       2.78      (5.90)     (5.89)      3.90       4.41      (2.36)
May..................     3.48       6.71       5.96       2.34      (4.36)      6.70       0.37      (4.67)      1.21       2.58
June.................   (12.78)     11.37      (2.10)     (4.32)      0.54      (0.81)      0.41      (1.55)     (2.60)      2.15
July.................     1.91       3.77      (0.93)     (7.75)     (0.47)     (4.53)     15.17       5.97       0.48      (4.57)
August...............    (4.64)      3.39       4.68       3.32       5.00      15.33      (3.21)     (2.48)      3.58      (5.22)
September............                3.19      (1.29)     (1.33)      0.14       1.62       4.51       4.88      (4.93)     (1.44)
October..............               (8.59)      7.54       1.29      (9.69)      1.57      (4.59)      8.88      (1.79)      4.96
November.............                0.64      (7.80)      4.31       2.39      (5.12)      6.81       7.53      (4.17)      1.72
December.............                6.28      (3.31)     20.52       2.35       2.44       4.43      (8.37)      1.68      (6.95)
Compound Annual/
  Period Rate of
  Return.............     2.61      29.08      (3.31)     23.77      (9.21)      5.07      26.22       3.97      21.88      (7.32)
                       (8 months)                                                                                        (10 months)

                        PERFORMANCE OF CHARTER CAMPBELL               CAPSULE IV

Type of pool: publicly-offered fund
Inception of trading: October 2002
Aggregate subscriptions: $78,262,873
Current capitalization: $75,399,594
Current net asset value per unit: $10.45
Worst monthly % drawdown: (6.06)% (March 2003)
Worst month-end peak-to-valley drawdown: (7.50)% (5 months, March 2003-July
2003)
Cumulative return since inception: 4.50%

                                                                        MONTHLY PERFORMANCE
                                                                     -------------------------
                           MONTH                                       2003             2002
                           -----                                       ----             ----
                                                                        %                %
January.....................................................            7.52
February....................................................            7.38
March.......................................................           (6.06)
April.......................................................            2.98
May.........................................................            2.34
June........................................................           (1.46)
July........................................................           (5.19)
August......................................................            2.15
September...................................................
October.....................................................                            (5.60)
November....................................................                            (1.91)
December....................................................                             3.46
Compound Annual/
  Period Rate of Return.....................................            9.08            (4.20)
                                                                     (8 months)       (3 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                    CAPSULE IV-A
                                   PRO FORMA
                        PERFORMANCE OF CHARTER CAMPBELL

Worst monthly % drawdown past five years: (10.99)% (November 2001)
Worst monthly % drawdown since inception: (17.09)% (June 1986)
Worst month-end peak-to-valley drawdown past five years: (17.05)% (6 months, November 2001-April 2002)
Worst month-end peak-to-valley drawdown since inception: (39.15)% (8 months, April 1986-November 1986)
Cumulative return since inception: 736.72%

                                                        MONTHLY PERFORMANCE
                       -------------------------------------------------------------------------------------
        MONTH            2003       2002       2001       2000       1999       1998       1997       1996
        -----            ----       ----       ----       ----       ----       ----       ----       ----
                          %          %          %          %          %          %          %          %
January..............     7.56      (1.15)     (1.54)      3.68      (5.32)      2.70       5.60       4.78
February.............     7.40      (2.43)      0.24      (0.93)      1.01      (3.30)      1.94      (6.26)
March................    (5.81)     (1.99)      6.76      (2.65)      0.48       5.05      (3.03)      5.04
April................     3.01      (4.54)     (8.61)     (2.31)      5.55      (6.43)     (4.59)      2.91
May..................     2.19       3.73       0.78       2.36      (4.02)      3.96      (2.42)     (2.29)
June.................    (1.32)      7.66      (2.15)      1.77       4.75       1.59       1.64       0.72
July.................    (4.97)      8.25       1.04      (2.16)     (0.48)     (4.18)      9.45      (0.41)
August...............     2.08       3.27       1.70       2.76       0.89       9.04      (6.41)      1.22
September............                3.58       6.73      (3.77)      1.59       2.47       4.14       1.93
October..............               (5.22)      4.77       2.79      (4.72)      4.02       2.22      11.78
November.............               (1.79)    (10.99)      6.37       0.10      (1.15)      0.11      11.23
December.............                3.23       3.28       2.04       3.24       0.24       4.65      (5.66)
Compound Annual/
  Period Rate of
  Return.............     9.64      12.12       0.31       9.84       2.42      13.77      12.84      25.93
                       (8 months)

                            MONTHLY PERFORMANCE
                       ------------------------------
        MONTH            1995       1994       1993
        -----            ----       ----       ----
                          %          %          %
January..............    (5.01)     (5.15)     (1.25)
February.............     5.19      (7.20)     12.70
March................     8.97       6.64      (6.69)
April................     1.49      (2.18)      2.79
May..................     0.23      (3.17)      2.62
June.................    (1.56)      4.89       2.82
July.................    (4.72)     (4.77)      4.66
August...............     5.17      (4.24)     (5.36)
September............    (4.11)      6.52      (5.39)
October..............     0.51      (0.05)     (6.68)
November.............    (0.87)     (7.47)      0.15
December.............     6.18      (5.52)     (0.44)
Compound Annual/
  Period Rate of
  Return.............    10.83     (20.85)     (1.79)

                                                       MONTHLY PERFORMANCE
                            --------------------------------------------------------------------------
          MONTH               1992       1991       1990       1989       1988       1987       1986
          -----               ----       ----       ----       ----       ----       ----       ----
                               %          %          %          %          %          %          %
January...................    (6.13)     (8.67)      2.49       7.74      (0.07)     36.21      (5.99)
February..................    (4.17)     (2.28)      0.19      (3.90)      1.67       3.83      18.05
March.....................     0.57      20.43       3.17      10.75      (2.79)     14.43       6.10
April.....................    (3.33)     (2.62)      4.02       1.14      (6.56)     14.74      (7.81)
May.......................     0.64       2.35     (12.65)     12.41       0.91      (4.08)      5.49
June......................    10.36       1.18       6.89       1.01       8.02      (2.80)    (17.09)
July......................     9.41      (8.56)     10.35       0.15      (1.24)     10.38       5.70
August....................     4.10       3.22      11.35      (1.67)     (0.81)     (0.59)      8.12
September.................    (2.61)      5.56       1.49      (5.35)      4.27       4.89     (17.02)
October...................    (5.23)      0.05       0.25      (7.39)      0.01     (13.04)    (10.18)
November..................     5.88      (2.67)     (2.19)      1.76      (0.98)     (0.32)    (11.40)
December..................    (2.52)     16.62      (1.32)     11.93      (0.77)      2.79       2.71
Compound Annual/
  Period Rate of Return...     5.39      22.64      24.15      29.47       0.97      77.54     (26.41)

                                 MONTHLY PERFORMANCE
                            ------------------------------
          MONTH               1985       1984       1983
          -----               ----       ----       ----
                               %          %          %
January...................     3.69       1.51
February..................    10.72       2.49
March.....................     1.32       2.86
April.....................     5.11       0.14       0.79
May.......................     3.17       9.22       0.77
June......................    (2.38)     (4.86)     (3.35)
July......................     5.32       6.74       3.50
August....................    (4.24)     (0.99)     (1.22)
September.................   (11.18)      8.74       1.73
October...................     6.12       2.16      (3.81)
November..................     7.51      (2.56)     (1.76)
December..................     3.63       1.19      (2.59)
Compound Annual/
  Period Rate of Return...    30.42      28.90      (6.02)
                                                  (9 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                            SELECTED FINANCIAL DATA
                     AND SELECTED QUARTERLY FINANCIAL DATA

     THE FOLLOWING UPDATES AND REPLACES THE INFORMATION CONTAINED ON
PAGES 35-38.

                                 CHARTER GRAHAM
SELECTED FINANCIAL DATA

                                                                                                       FOR THE PERIOD FROM
                                      FOR THE SIX MONTHS                FOR THE YEARS ENDED               MARCH 1, 1999
                                        ENDED JUNE 30,                     DECEMBER 31,                 (COMMENCEMENT OF
                                   ------------------------    -------------------------------------     OPERATIONS) TO
                                      2003          2002          2002          2001         2000       DECEMBER 31, 1999
                                   -----------   ----------    -----------   ----------   ----------   -------------------
                                        $            $              $            $            $                 $
                                   (Unaudited)   (Unaudited)
REVENUES
Trading profit (loss):
  Realized.......................   35,058,203      288,565     26,923,850    9,678,296    4,638,274           839,458
  Net change in unrealized.......  (16,226,169)   5,180,857      6,346,817   (2,549,392)   2,344,969         1,070,531
                                   -----------   ----------    -----------   ----------   ----------       -----------
    Total Trading Results........   18,832,034    5,469,422     33,270,667    7,128,904    6,983,243         1,909,989
Interest income (Morgan Stanley
  DW)............................      880,787      430,396      1,164,347    1,250,516    1,242,395           444,815
                                   -----------   ----------    -----------   ----------   ----------       -----------
    Total........................   19,712,821    5,899,818     34,435,014    8,379,420    8,225,638         2,354,804
                                   -----------   ----------    -----------   ----------   ----------       -----------
EXPENSES
Brokerage fees (Morgan Stanley
  DW)............................    5,177,919    1,774,814      4,751,864    2,476,549    1,517,906           723,042
Management fees..................    1,534,198      513,382      1,395,472      707,585      433,688           206,583
Incentive fees...................    4,657,891       --          3,660,660    1,936,526      950,165         --
                                   -----------   ----------    -----------   ----------   ----------       -----------
    Total........................   11,370,008    2,288,196      9,807,996    5,120,660    2,901,759           929,625
                                   -----------   ----------    -----------   ----------   ----------       -----------
NET INCOME.......................    8,342,813    3,611,622     24,627,018    3,258,760    5,323,879         1,425,179
                                   ===========   ==========    ===========   ==========   ==========       ===========
NET INCOME ALLOCATION:
Limited Partners.................    8,261,456    3,572,122     24,356,676    3,223,806    5,265,407         1,408,675
General Partner..................       81,357       39,500        270,342       34,954       58,472            16,504
NET INCOME PER UNIT:
Limited Partners.................         1.58         0.68           5.07         1.22         2.26              0.29
General Partner..................         1.58         0.68           5.07         1.22         2.26              0.29
TOTAL ASSETS AT END OF PERIOD....  193,974,921   65,346,880    117,617,443   48,611,167   30,380,410        21,028,305
TOTAL NET ASSETS AT END OF
  PERIOD.........................  191,493,100   64,201,236    116,396,220   47,940,768   28,771,158        20,661,112
NET ASSET VALUE PER UNIT AT
  END OF PERIOD
Limited Partners.................        20.42        14.45          18.84        13.77        12.55             10.29
General Partner..................        20.42        14.45          18.84        13.77        12.55             10.29

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                           NET INCOME
                                                                                                           (LOSS) PER
                                                         REVENUE/                    NET                UNIT OF LIMITED
                  QUARTER ENDED                     (NET TRADING LOSS)          INCOME (LOSS)         PARTNERSHIP INTEREST
-------------------------------------------------   -------------------         -------------         --------------------
2003
March 31.........................................       $13,703,187              $ 6,055,004                 $ 1.20
June 30..........................................         6,009,634                2,287,809                   0.38
                                                        -----------              -----------                 ------
Total............................................       $19,712,821              $ 8,342,813                 $ 1.58
                                                        ===========              ===========                 ======
2002
March 31.........................................       $(1,380,687)             $(2,505,649)                $(0.66)
June 30..........................................         7,280,505                6,117,271                   1.34
September 30.....................................        27,120,824               21,786,535                   4.72
December 31......................................         1,414,372                 (771,139)                 (0.33)
                                                        -----------              -----------                 ------
Total............................................       $34,435,014              $24,627,018                 $ 5.07
                                                        ===========              ===========                 ======
2001
March 31.........................................       $ 4,236,263              $ 2,946,614                 $ 1.24
June 30..........................................        (2,807,638)              (3,534,187)                 (1.45)
September 30.....................................         7,364,979                6,253,933                   2.15
December 31......................................          (414,184)              (2,407,600)                 (0.72)
                                                        -----------              -----------                 ------
Total............................................       $ 8,379,420              $ 3,258,760                 $ 1.22
                                                        ===========              ===========                 ======

                                CHARTER MILLBURN
SELECTED FINANCIAL DATA

                                                                                                        FOR THE PERIOD FROM
                                       FOR THE SIX MONTHS                FOR THE YEARS ENDED               MARCH 1, 1999
                                         ENDED JUNE 30,                     DECEMBER 31,                 (COMMENCEMENT OF
                                    ------------------------    -------------------------------------     OPERATIONS) TO
                                       2003          2002          2002          2001         2000       DECEMBER 31, 1999
                                    -----------   ----------    -----------   ----------   ----------   -------------------
                                         $            $              $            $            $                 $
                                    (Unaudited)   (Unaudited)
REVENUES
Trading profit (loss):
  Realized........................    7,038,849      876,605      8,189,036    1,548,568       76,367        (2,134,562)
  Net change in unrealized........   (2,427,020)   3,839,178      1,206,647   (3,536,111)   4,050,018           920,823
                                    -----------   ----------    -----------   ----------   ----------       -----------
    Total Trading Results.........    4,611,829    4,715,783      9,395,683   (1,987,543)   4,126,385        (1,213,739)
Interest income (Morgan Stanley
  DW).............................      332,236      254,994        603,947    1,143,337    1,404,756           559,942
                                    -----------   ----------    -----------   ----------   ----------       -----------
    Total.........................    4,944,065    4,970,777      9,999,630     (844,206)   5,531,141          (653,797)
                                    -----------   ----------    -----------   ----------   ----------       -----------
EXPENSES
Brokerage fees (Morgan Stanley
  DW).............................    1,702,641    1,039,079      2,355,852    2,168,012    1,699,726           912,182
Management fees...................      504,488      300,409        690,564      619,432      485,636           260,624
Incentive fees....................      476,219       --             99,341       --           --               103,350
                                    -----------   ----------    -----------   ----------   ----------       -----------
    Total.........................    2,683,348    1,339,488      3,145,757    2,787,444    2,185,362         1,276,156
                                    -----------   ----------    -----------   ----------   ----------       -----------
NET INCOME (LOSS).................    2,260,717    3,631,289      6,853,873   (3,631,650)   3,345,779        (1,929,953)
                                    ===========   ==========    ===========   ==========   ==========       ===========
NET INCOME (LOSS) ALLOCATION:
Limited Partners..................    2,234,995    3,592,701      6,779,217   (3,592,200)   3,310,250        (1,909,044)
General Partner...................       25,722       38,588         74,656      (39,450)      35,529           (20,909)
NET INCOME (LOSS) PER UNIT:
Limited Partners..................         0.59         1.06           1.95        (1.17)        1.12             (0.72)
General Partner...................         0.59         1.06           1.95        (1.17)        1.12             (0.72)
TOTAL ASSETS AT END OF PERIOD.....   59,390,293   35,584,341     44,834,563   30,701,006   30,595,019        23,708,029
TOTAL NET ASSETS AT END OF
  PERIOD..........................   58,576,856   34,883,921     44,279,841   30,218,601   29,782,599        23,303,720
NET ASSET VALUE PER UNIT AT
  END OF PERIOD
Limited Partners..................        11.77        10.29          11.18         9.23        10.40              9.28
General Partner...................        11.77        10.29          11.18         9.23        10.40              9.28

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                        NET INCOME
                                                                                                        (LOSS) PER
                                                             REVENUE/                   NET          UNIT OF LIMITED
                    QUARTER ENDED                       (NET TRADING LOSS)         INCOME (LOSS)   PARTNERSHIP INTEREST
-----------------------------------------------------   ------------------         -------------   --------------------
2003
March 31.............................................      $   952,464              $  (583,488)          $(0.07)
June 30..............................................        3,991,601                2,844,205             0.66
                                                           -----------              -----------           ------
Total................................................      $ 4,944,065              $ 2,260,717           $ 0.59
                                                           ===========              ===========           ======
2002
March 31.............................................      $   (79,004)             $  (759,193)          $(0.24)
June 30..............................................        5,049,781                4,390,482             1.30
September 30.........................................        6,637,680                5,720,445             1.65
December 31..........................................       (1,608,827)              (2,497,861)           (0.76)
                                                           -----------              -----------           ------
Total................................................      $ 9,999,630              $ 6,853,873           $ 1.95
                                                           ===========              ===========           ======
2001
March 31.............................................      $ 3,124,647              $ 2,445,156           $ 0.81
June 30..............................................       (1,983,688)              (2,716,749)           (0.90)
September 30.........................................       (1,530,647)              (2,225,909)           (0.72)
December 31..........................................         (454,518)              (1,134,148)           (0.36)
                                                           -----------              -----------           ------
Total................................................      $  (844,206)             $(3,631,650)          $(1.17)
                                                           ===========              ===========           ======

                                 CHARTER MSFCM
SELECTED FINANCIAL DATA

                                        FOR THE SIX MONTHS
                                          ENDED JUNE 30,                       FOR THE YEARS ENDED DECEMBER 31,
                                     ------------------------   --------------------------------------------------------------
                                        2003          2002         2002         2001         2000         1999         1998
                                     -----------   ----------   ----------   ----------   ----------   ----------   ----------
                                          $            $            $            $            $            $            $
                                     (Unaudited)   (Unaudited)
REVENUES
Trading profit (loss):
  Realized.........................   17,975,765    2,722,165   12,083,168    5,807,007    5,655,002   (3,118,414)  10,745,170
  Net change in unrealized.........  (11,538,516)   9,048,009    8,667,368   (4,973,466)   3,263,304    1,054,886   (6,135,777)
  Proceeds from litigation
    settlement.....................      --            --          292,406       --           --           --           --
                                     -----------   ----------   ----------   ----------   ----------   ----------   ----------
    Total Trading Results..........    6,437,249   11,770,174   21,042,942      833,541    8,918,306   (2,063,528)   4,609,393
Interest income (Morgan Stanley
  DW)..............................      649,092      390,659      937,878    1,431,775    1,611,060    1,492,539    1,722,659
                                     -----------   ----------   ----------   ----------   ----------   ----------   ----------
    Total..........................    7,086,341   12,160,833   21,980,820    2,265,316   10,529,366     (570,989)   6,332,052
                                     -----------   ----------   ----------   ----------   ----------   ----------   ----------
EXPENSES
Brokerage fees (Morgan Stanley
  DW)..............................    4,033,167    1,566,356    3,858,279    2,759,119    1,821,573    2,089,386    2,293,998
Management fees (Morgan Stanley
  Futures & Currency Management)...    1,195,013      453,308    1,132,395      788,319      982,932    1,194,754    1,365,216
Incentive fees (Morgan Stanley
  Futures & Currency Management)...    2,010,766    1,117,140    2,582,720      148,065      205,168       --          284,832
Transaction fees and costs.........      --            --           --           --           83,748      134,354      154,590
Administrative expenses............      --            --           --           --           66,000       72,000       74,000
                                     -----------   ----------   ----------   ----------   ----------   ----------   ----------
    Total..........................    7,238,946    3,136,804    7,573,394    3,695,503    3,159,421    3,490,494    4,172,636
                                     -----------   ----------   ----------   ----------   ----------   ----------   ----------
NET INCOME (LOSS)..................     (152,605)   9,024,029   14,407,426   (1,430,187)   7,369,945   (4,061,483)   2,159,416
                                     ===========   ==========   ==========   ==========   ==========   ==========   ==========
NET INCOME (LOSS) ALLOCATION:
Limited Partners...................     (152,436)   8,914,873   14,239,699   (1,410,776)   7,257,147   (4,013,384)   2,098,465
General Partner....................         (169)     109,156      167,727      (19,411)     112,798      (48,099)      60,951
NET INCOME (LOSS) PER UNIT:
Limited Partners...................         1.22         3.26         4.92        (0.58)        3.36        (1.43)        0.75
General Partner....................         1.22         3.26         4.92        (0.58)        3.36        (1.43)        0.75
TOTAL ASSETS AT END OF PERIOD......  146,363,489   59,488,634   85,210,614   43,514,194   38,755,372   36,874,230   45,904,521
TOTAL NET ASSETS AT END OF
  PERIOD...........................  144,788,118   57,500,741   84,378,733   42,399,948   37,382,311   36,185,214   45,472,168
NET ASSET VALUE PER UNIT AT END OF
  PERIOD
Limited Partners...................        23.06        20.18        21.84        16.92        17.50        14.14        15.57
General Partner....................        23.06        20.18        21.84        16.92        17.50        14.14        15.57

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                               NET INCOME
                                                                                                               (LOSS) PER
                                                                    REVENUE/                   NET          UNIT OF LIMITED
                       QUARTER ENDED                           (NET TRADING LOSS)         INCOME (LOSS)   PARTNERSHIP INTEREST
------------------------------------------------------------   ------------------         -------------   --------------------
2003
March 31....................................................      $14,806,178             $ 10,540,655           $ 2.97
June 30.....................................................       (7,719,837)             (10,693,260)           (1.75)
                                                                  -----------             ------------           ------
Total.......................................................      $ 7,086,341             $   (152,605)          $ 1.22
                                                                  ===========             ============           ======
2002
March 31....................................................      $   658,286             $   (316,154)          $(0.12)
June 30.....................................................       11,502,547                9,340,183             3.38
September 30................................................        9,241,955                6,418,619             2.16
December 31.................................................          578,032               (1,035,222)           (0.50)
                                                                  -----------             ------------           ------
Total.......................................................      $21,980,820             $ 14,407,426           $ 4.92
                                                                  ===========             ============           ======
2001
March 31....................................................      $ 2,101,728             $  1,128,332           $ 0.51
June 30.....................................................         (817,393)              (1,676,192)           (0.77)
September 30................................................        1,841,035                  942,776             0.41
December 31.................................................         (860,054)              (1,825,103)           (0.73)
                                                                  -----------             ------------           ------
Total.......................................................      $ 2,265,316             $ (1,430,187)          $(0.58)
                                                                  ===========             ============           ======

                                CHARTER CAMPBELL
SELECTED FINANCIAL DATA

                                                                                           FOR THE PERIOD FROM
                                                                                             OCTOBER 1, 2002
                                                                                            (COMMENCEMENT OF
                                                                    FOR THE SIX MONTHS       OPERATIONS) TO
                                                                   ENDED JUNE 30, 2003      DECEMBER 31, 2002
                                                                   -------------------     -------------------
                                                                            $                       $
                                                                     (Unaudited)
REVENUES
Trading profit (loss):
  Realized..................................................             5,913,951               (424,353)
  Net change in unrealized..................................              (797,895)               496,687
                                                                        ----------             ----------
    Total Trading Results...................................             5,116,056                 72,334
Interest income (Morgan Stanley DW).........................               189,995                 35,475
                                                                        ----------             ----------
    Total...................................................             5,306,051                107,809
                                                                        ----------             ----------
EXPENSES
Brokerage fees (Morgan Stanley DW)..........................             1,291,193                201,253
Management fees.............................................               526,042                 81,992
Incentive fees..............................................               623,449               --
                                                                        ----------             ----------
    Total...................................................             2,440,684                283,245
                                                                        ----------             ----------
NET INCOME (LOSS)...........................................             2,865,367               (175,436)
                                                                        ==========             ==========
NET INCOME (LOSS) ALLOCATION:
Limited Partners............................................             2,832,689               (173,159)
General Partner.............................................                32,678                 (2,277)
NET INCOME (LOSS) PER UNIT:
Limited Partners............................................                  1.21                  (0.42)
General Partner.............................................                  1.21                  (0.42)
TOTAL ASSETS AT END OF PERIOD...............................            64,933,587             19,743,654
TOTAL NET ASSETS AT END OF PERIOD...........................            63,848,677             19,602,443
NET ASSET VALUE PER UNIT AT END OF PERIOD
Limited Partners............................................                 10.79                   9.58
General Partner.............................................                 10.79                   9.58

SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                                        NET INCOME
                                                                                                        (LOSS) PER
                                                             REVENUE/                   NET          UNIT OF LIMITED
                    QUARTER ENDED                       (NET TRADING LOSS)         INCOME (LOSS)   PARTNERSHIP INTEREST
-----------------------------------------------------   ------------------         -------------   --------------------
2003
March 31.............................................        2,545,855                1,269,308             0.81
June 30..............................................        2,760,196                1,596,059             0.40
                                                           -----------              -----------           ------
Total................................................      $ 5,306,051              $ 2,865,367           $ 1.21
                                                           ===========              ===========           ======
2002
December 31..........................................      $   107,809              $  (175,436)          $(0.42)
                                                           -----------              -----------           ------

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     THE FOLLOWING UPDATES, FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002, AND SUPPLEMENTS THE INFORMATION FOR EACH PARTNERSHIP EXCEPT CHARTER CAMPBELL UNDER THE SUB-CAPTION "--RESULTS OF OPERATIONS" ON PAGES 38-45. RESULTS OF OPERATIONS FOR CHARTER CAMPBELL IS ONLY PRESENTED FOR THE QUARTER ENDED JUNE 30, 2003 BECAUSE CHARTER CAMPBELL COMMENCED OPERATIONS IN OCTOBER 2002, AND AS A RESULT, COMPARATIVE INFORMATION FOR THE QUARTER ENDED JUNE 30, 2002 IS NOT AVAILABLE.

CHARTER GRAHAM

For the Six Months Ended June 30, 2003.

     For the six months ended June 30, 2003, Charter Graham posted an increase in net asset value per unit. The most significant gains of approximately 11.5% were experienced in the currency markets from long positions in the euro versus the Japanese yen as the value of the euro continued to trend higher following the decision by the European Central Bank to leave interest rates unchanged. Gains were also recorded from long positions in the Canadian dollar, Australian dollar and South African rand versus the U.S. dollar amid rising gold prices early in the year, as well as interest rate differentials between the respective countries and the U.S. Additional gains of approximately 7.5% were established in the global interest rate markets from long positions in U.S. and European interest rate futures during February, as prices moved higher amid investor demand for fixed income investments due to uncertainty in global equity markets. There were additional gains recorded during June as prices trended higher amid speculation of an interest rate cut by the U.S. Federal Reserve and lingering doubts concerning a global economic recovery. Gains of approximately 4.7% were recorded in the energy markets from long positions in natural gas futures as prices trended higher during January and February in response to prolonged frigid temperatures in the northeastern and midwestern United States. Additional gains resulted from long positions in crude oil futures as prices rallied during the first two months of the year amid the looming threat of military action against Iraq and an overall decline in inventories. A portion of the partnership's overall gains was offset by losses of approximately 2.8% in the metals markets from long positions in copper, nickel, and aluminum futures as prices fell during March amid muted industrial demand. Additional losses of approximately 2.0% in the global stock index markets resulted from short positions in European stock index futures as global equity prices rallied during April in response to positive earnings announcements and the conclusion of the war in Iraq.

     For the six months ended June 30, 2003, Charter Graham recorded total trading revenues, including interest income, of $19,712,821. Total expenses for the six months ended June 30, 2003 were $11,370,008, resulting in net income of $8,342,813. The net asset value of a unit increased from $18.84 at December 31, 2002 to $20.42 at June 30, 2003.

For the Six Months Ended June 30, 2002.

     For the six months ended June 30, 2002, Charter Graham posted an increase in net asset value per unit. The most significant gains of approximately 17.3% were recorded in the currency markets primarily during May and June from previously established long positions in the euro, Swiss franc and British pound relative to the U.S. dollar as the value of these currencies strengthened against the U.S. dollar amid falling equity prices, concerns regarding corporate accounting integrity, and weak U.S. economic data. Significant currency gains were also recorded during May from long positions in the Korean won, Australian dollar and New Zealand dollar. A portion of the partnership's overall gains was offset by losses of approximately 4.2% recorded in the global interest rate futures markets primarily during April from short positions in European and U.S. interest rate futures as prices climbed higher following weak equity markets, geopolitical concerns and uncertainty surrounding a global economic recovery. Additional losses of approximately 2.5% were recorded in the energy markets primarily during May from previously established long futures positions in crude oil and its related products as prices moved lower on supply and demand concerns.

     For the six months ended June 30, 2002, Charter Graham recorded total trading revenues, including interest income, of $5,899,818. Total expenses for the six months ended June 30, 2002, were $2,288,196, resulting in a net income of $3,611,622. The net asset value of a unit increased from $13.77 at December 31, 2001, to $14.45 at June 30, 2002.

CHARTER MILLBURN

For the Six Months Ended June 30, 2003.

     For the six months ended June 30, 2003, Charter Millburn posted an increase in net asset value per unit. The most significant gains of approximately 9.2% in the global interest rate markets were produced from long positions in German and U.S. interest rate futures as prices moved higher during February as investors continued to seek the "safe haven" of fixed income investments in response to prolonged uncertainty in global equity markets. During May, long positions in European, U.S., and Japanese interest rate futures recorded gains as prices trended higher amid speculation of an interest rate cut by the Federal Reserve and lingering doubts concerning a global economic recovery. Additional gains of approximately 2.7% in the energy markets resulted from long positions in natural gas futures as prices jumped sharply higher during February amid fears that extremely cold weather in the U.S. northeast and midwest could further deplete already diminished supplies. A portion of the partnership's overall gains was offset by losses of approximately 1.3% in the agricultural markets from positions in corn futures as prices moved without consistent direction amid weather related concerns throughout the U.S. midwest. Smaller losses of approximately 0.4% were incurred in the currency markets primarily during March from positions in the Japanese yen versus the U.S. dollar as the Japanese currency initially reversed lower and then moved without consistent direction in response to changing perceptions regarding the progress of military action against Iraq.

     For the six months ended June 30, 2003, Charter Millburn recorded total trading revenues, including interest income, of $4,944,065. Total expenses for the six months ended June 30, 2003, were $2,683,348, resulting in net income of $2,260,717. The net asset value of a unit increased from $11.18 at December 31, 2002, to $11.77 at June 30, 2003.

For the Six Months Ended June 30, 2002.

     For the six months ended June 30, 2002, Charter Millburn posted an increase in net asset value per unit. The most significant gains of approximately 15.5% were recorded in the currency markets primarily during May and June from previously established long positions in the euro, Swiss franc and Japanese yen relative to the U.S. dollar as the value of these currencies strengthened against the U.S. dollar amid falling equity prices, concerns regarding corporate accounting integrity and weak U.S. economic data. Additional gains of approximately 3.4% were recorded in the global interest rate futures markets primarily during June from long positions in the U.S., Japanese and German interest rate futures as prices trended higher following weakness in the U.S. equity markets, geopolitical concerns and uncertainty surrounding a global economic recovery. A portion of the partnership's gains was offset by losses of approximately 2.9% recorded in the agricultural markets from long positions in sugar futures as prices moved lower primarily during January and June upon news of heavy exports from Brazil.

     For the six months ended June 30, 2002, Charter Millburn recorded total trading revenues, including interest income, of $4,970,777. Total expenses for the six months ended June 30, 2002 were $1,339,488, resulting in net income of $3,631,289. The net asset value of a unit increased from $9.23 at December 31, 2001, to $10.29 at June 30, 2002.

CHARTER MSFCM

For the Six Months Ended June 30, 2003.

     For the six months ended June 30, 2003, Charter MSFCM posted an increase in net asset value per unit. The most significant gains of approximately 8.3% in the energy markets stemmed from long positions in natural gas futures as prices trended higher during January and February in response to prolonged frigid temperatures in the northeastern and midwestern United States. Additional gains in the energy markets were recorded during the same time period from long positions in crude oil futures as prices increased amid the looming threat of military action against Iraq and an overall decline in inventories. Additional gains of approximately 5.7% in the currency markets were produced from positions in the euro versus the British pound as the value of the pound decreased due to weak economic data out of the U.K and an interest rate cut by the Bank of England. Additional currency gains were recorded from long positions in the Australian dollar versus the U.S. dollar as the value of the Australian currency increased on the heels of higher commodity prices and a significant interest rate differential between the two countries. During May, gains resulted from long positions in the euro versus the Japanese yen as the value of the euro continued to trend higher following the European Central Bank's decision to leave interest rates unchanged. Gains of approximately 4.6% were established in the global interest rate markets from long positions in European and U S. interest rate futures as prices trended higher amid continued uncertainty in the global equity markets, investor demand for fixed income investments, and speculation of an interest rate cut by the U.S. Federal Reserve. In the global stock index markets, gains of approximately 1.1% resulted from long positions in S&P 500 Index futures as equity prices rallied during May and June in response to renewed expectations for a U.S. interest rate cut and the release of positive economic data. A portion of the partnership's overall gains was offset by losses of approximately 4.9% recorded in the metals markets, primarily during May and June, from short positions in aluminum, copper, and nickel futures as prices reversed higher, buoyed by a rebound in U.S. equity prices and hopes for increased industrial demand. The net asset value per unit increased in spite of the partnership's net loss for the period due to an influx of subscriptions that caused per unit net losses in March and June to be less than per unit gains in the other four months.

     For the six months ended June 30, 2003, Charter MSFCM recorded total trading revenues, including interest income, of $7,086,341. Total expenses for the six months ended June 30, 2003, were $7,238,946, resulting in a net loss of $152,605. The net asset value of a unit increased from $21.84 at December 31, 2002, to $23.06 at June 30, 2003.

For the Six Months Ended June 30, 2002.

     For the six months ended June 30, 2002, Charter MSFCM posted an increase in net asset value per unit. The most significant gains of approximately 19.1% were recorded in the currency markets primarily during May and June from previously established long positions in the Japanese yen, Swiss franc, euro and Swedish krona relative to the U.S. dollar as the value of these currencies strengthened against the dollar amid falling equity prices, concerns regarding corporate accounting integrity, and weak U.S. economic data. Significant currency gains were also recorded from long positions in the euro relative to the British pound. Additional gains of approximately 5.4% were recorded in the global interest rate futures markets primarily during June from long positions in Japanese and German interest rate futures as prices trended higher following weakness in U.S. equity markets, geopolitical concerns and uncertainty surrounding a global economic recovery. Gains of approximately 2.1% were recorded in the energy markets primarily during March from previously established long positions in crude oil futures as prices trended higher amid escalating Middle East tensions and supply and demand factors. A portion of the partnership's overall gains was offset by losses of approximately 2.9% recorded in the metals markets primarily during April from short positions in aluminum futures as prices climbed higher on sentiment that an improving U.S. economy would boost demand.

     For the six months ended June 30, 2002, Charter MSFCM recorded total trading revenues, including interest income, of $12,160,833. Total expenses for the six months ended June 30, 2002, were $3,136,804, resulting in net income of $9,024,029. The net asset value of a unit increased from $16.92 at December 31, 2001, to $20.18 at June 30, 2002.

CHARTER CAMPBELL

For the Six Months Ended June 30, 2003.

     For the six months ended June 30, 2003, Charter Campbell posted an increase in net asset value per unit. The most significant gains of approximately 13.1% were recorded in the currency markets from long positions in the euro as its value strengthened to an all time high versus the U.S. dollar during January amid renewed fears of a military conflict with Iraq, increased tensions with North Korea, and weak U.S. economic data. Additional gains were provided by short positions in the British pound versus the U.S. dollar as the value of the pound decreased during February due to weak economic data out of the U.K. and an interest rate cut by the Bank of England. Additional gains during February and April were recorded from long positions in the Canadian and Australian dollar versus the U.S. dollar as the value of these currencies increased on the heels of higher commodity prices and significant interest rate differentials between the respective countries and the U.S. Additional gains of approximately 4.1% in the energy markets were provided by long positions in natural gas futures as prices rallied during January and February in response to prolonged frigid temperatures in the northeastern and midwestern United States. Additional gains resulted from long positions in crude oil futures as prices trended higher amid the looming threat of military action against Iraq and an overall decline in inventories. In the global interest rate markets, gains of approximately 3.8% were generated from long positions in U.S. and European interest rate futures during January and February as prices moved higher amid investor demand for fixed income investments due to uncertainty in global equity markets. During June, long positions in U.S. and European interest rate futures experienced further gains as prices continued to trend higher amid speculation of an interest rate cut by the U.S. Federal Reserve and lingering doubts concerning a global economic recovery. A portion of the partnership's overall gains during the first half of the year was offset by losses of approximately 0.6% in the global stock index markets recorded from short positions in European stock index futures as global equity prices rallied during April in response to positive earnings announcements and the conclusion of the war in Iraq. Short positions in Asian stock index futures incurred losses during May as prices reversed higher amid heavy buying by Japanese pension funds and renewed hopes for a government stimulus package. Losses of approximately 0.6% were incurred by long positions in gold futures as prices declined in response to the rise of the U.S. dollar.

     For the six months ended June 30, 2003, Charter Campbell recorded total trading revenues, including interest income, of $5,306,051. Total expenses for the six months ended June 30, 2003, were $2,440,684, resulting in net income of $2,865,367. The net asset value of a unit increased from $9.58 at December 31, 2002, to $10.79 at June 30, 2003.

                    QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION FOR EACH PARTNERSHIP UNDER THE SUB-CAPTION "-- EACH PARTNERSHIP'S VALUE AT RISK IN DIFFERENT MARKET SECTORS" ON PAGES 47-49.

     The following tables indicate the VaR associated with each partnership's open positions, as a percentage of total net assets as of June 30, 2003 and 2002 (except Charter Campbell). Information with respect to Charter Campbell only pertains to the quarter ended June 30, 2003 because Charter Campbell commenced operations in October 2002 and, as a result, comparative information for the quarter ended June 30, 2002 is not available.

CHARTER GRAHAM:

     As of June 30, 2003, and 2002, Charter Graham's total capitalization was approximately $191 million and $64 million, respectively.

                                                                     JUNE 30,
                                                                   VALUE AT RISK
                                                                -------------------
                               MARKET CATEGORY                    2003       2002
                               ---------------                    ----       ----
                                                                   %          %
                Currency......................................   (1.07)     (2.25)
                Interest Rate.................................   (2.74)     (3.24)
                Equity........................................   (2.50)     (1.30)
                Commodity.....................................   (1.12)     (0.69)
                Aggregate Value at Risk.......................   (3.88)     (4.59)

CHARTER MILLBURN:

     As of June 30, 2003, and 2002, Charter Millburn's total capitalization was approximately $59 million and $35 million, respectively.

                                                                     JUNE 30,
                                                                   VALUE AT RISK
                                                                -------------------
                               MARKET CATEGORY                    2003       2002
                               ---------------                    ----       ----
                                                                   %          %
                Currency......................................   (1.29)     (2.59)
                Interest Rate.................................   (1.18)     (2.88)
                Equity........................................   (0.64)     (1.08)
                Commodity.....................................   (0.39)     (0.66)
                Aggregate Value at Risk.......................   (1.87)     (3.89)

CHARTER MSFCM:

     As of June 30, 2003, and 2002, Charter MSFCM's total capitalization was approximately $145 million and $58 million, respectively.

                                                                     JUNE 30,
                                                                   VALUE AT RISK
                                                                -------------------
                               MARKET CATEGORY                    2003       2002
                               ---------------                    ----       ----
                                                                   %          %
                Currency......................................   (0.79)     (2.91)
                Interest Rate.................................   (1.98)     (3.24)
                Equity........................................   (0.36)     (0.16)
                Commodity.....................................   (1.62)     (0.75)
                Aggregate Value at Risk.......................   (2.67)     (4.30)

CHARTER CAMPBELL:

     As of June 30, 2003, Charter Campbell's total capitalization was approximately $64 million.

                                                                                    JUNE 30,
                                                                                  VALUE AT RISK
                                                                               -------------------
                                    MARKET CATEGORY                                   2003
                                    ---------------                                   ----
                                                                                        %
                Currency................................................              (1.20)
                Interest Rate...........................................              (1.26)
                Commodity...............................................              (0.21)
                Equity..................................................              (0.78)
                Aggregate Value at Risk.................................              (1.90)

     Aggregate Value at Risk, listed above for each partnership, represents the aggregate VaR of all of a partnership's open positions and not the sum of the VaR or the individual market categories. Aggregate VaR will be lower as it takes into account correlation among the different positions and categories.

     The tables above represent the VaR of each partnership's open positions at June 30, 2003, and 2002 only and are not necessarily representative of either the historic or future risk of an investment in these partnerships. Because the only business of each partnership is the speculative trading of futures, forwards, and options, the composition of a partnership's trading portfolio can change significantly over any given time period, or even within a single trading day. Any changes in open positions could positively or negatively materially impact market risk as measured by VaR.

     The tables below supplement the June 30, 2003, VaR set forth above by presenting each partnership's high, low, and average VaR as a percentage of total net assets for the four quarterly reporting periods for Charter Graham, Charter Millburn, and Charter MSFCM, from July 1, 2002, through June 30, 2003, and for the three quarterly reporting periods from October 1, 2002 (commencement of operations) through June 30, 2003, for Charter Campbell.

CHARTER GRAHAM

   MARKET CATEGORY        HIGH        LOW       AVERAGE
   ---------------        ----        ---       -------
                          %           %           %
Currency..............   (1.91)      (0.52)      (1.12)
Interest Rate.........   (2.74)      (0.71)      (1.51)
Equity................   (2.50)      (0.61)      (1.25)
Commodity.............   (1.62)      (0.65)      (1.22)
Aggregate Value at
  Risk................   (3.88)      (1.72)      (2.74)

CHARTER MILLBURN

   MARKET CATEGORY        HIGH        LOW       AVERAGE
   ---------------        ----        ---       -------
                          %           %           %
Currency..............   (2.58)      (1.29)      (1.85)
Interest Rate.........   (1.84)      (0.65)      (1.34)
Equity................   (0.70)      (0.41)      (0.59)
Commodity.............   (1.65)      (0.39)      (0.92)
Aggregate Value at
  Risk................   (3.64)      (1.87)      (2.65)

CHARTER MSFCM

   MARKET CATEGORY        HIGH        LOW       AVERAGE
   ---------------        ----        ---       -------
                          %           %           %
Currency..............   (3.42)      (0.79)      (2.02)
Interest Rate.........   (2.57)      (1.23)      (1.75)
Equity................   (0.36)         --       (0.10)
Commodity.............   (2.61)      (1.62)      (2.05)
Aggregate Value at
  Risk................   (4.98)      (2.66)      (3.48)

CHARTER CAMPBELL

   MARKET CATEGORY        HIGH        LOW       AVERAGE
   ---------------        ----        ---       -------
                          %           %           %
Currency..............   (1.33)      (0.66)      (1.06)
Interest Rate.........   (1.26)      (0.32)      (0.75)
Equity................   (0.78)      (0.22)      (0.41)
Commodity.............   (1.07)      (0.05)      (0.44)
Aggregate Value at
  Risk................   (1.90)      (0.75)      (1.48)

     THE FOLLOWING REPLACES THE INFORMATION UNDER THE SUB-CAPTION "--NON-TRADING RISK" ON PAGE 50.

     Each partnership has non-trading market risk on its foreign cash balances not needed for margin. These balances and any market risk they may represent are immaterial. Each partnership also maintains a substantial portion (in excess of 65%) of its available assets in cash at Morgan Stanley DW. A decline in short-term interest rates will result in a decline in a partnership's cash management income. This cash flow risk is not considered to be material.

     Materiality, as used throughout this section, is based on an assessment of reasonably possible market movements and any associated potential losses, taking into account the leverage, optionality, and multiplier features of a partnership's market sensitive instruments, in relation to the partnership's net assets.

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION FOR EACH PARTNERSHIP UNDER THE SUB-CAPTION "-- QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES" ON PAGES 50-54.

     CHARTER GRAHAM

     The following were the primary trading risk exposures of Charter Graham as of June 30, 2003, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

     Interest Rate. The primary market exposure of Charter Graham at June 30, 2003, was to the global interest rate sector. At June 30, 2003, exposure was primarily spread across the U.S., European and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy and Canada. However, the partnership also takes futures positions in the government debt of smaller nations - e.g., Australia. The general partner anticipates that the G-7 countries and Australian interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

     Equity. The second largest market exposure at June 30, 2003 was to the global stock index sector. The primary equity exposure was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At June 30, 2003, the partnership's primary exposures were to the TOPIX (Japan), S&P 500 (U.S.), Nikkei (Japan), NASDAQ (U.S.) and DAX (Germany) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European and Japanese stock indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.

     Currency. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates - i.e., positions between two currencies other than the U.S. dollar. At June 30, 2003, the partnership's major exposures were to the euro, Japanese yen, British pound, Australian dollar, Canadian dollar and Swiss franc currency crosses, as well as outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S.-based partnership in expressing VaR in a functional currency other than U.S. dollars.

Commodity

     Energy. At June 30, 2003, the partnership's energy exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from political developments in the Middle East, weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

     Metals. The partnership's metals exposure at June 30, 2003, was to fluctuations in the price of base metals, such as copper, nickel and aluminum. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisor, from time to time, takes positions when market opportunities develop and the general partner anticipates that the partnership will continue to do so.

     Soft Commodities and Agriculturals. At June 30, 2003, the partnership had exposure to the markets that comprise these sectors. Most of the exposure was to the sugar, corn and live cattle markets. Supply and demand inequalities, severe weather disruptions and market expectations affect price movements in these markets.

     CHARTER MILLBURN

     The following were the primary trading risk exposures of Charter Millburn as of June 30, 2003, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

     Currency. The primary market exposure of Charter Millburn at June 30, 2003 was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates -- i.e., positions between two currencies other than the U.S. dollar. At June 30, 2003, the partnership's major exposures were to the euro, Japanese yen, British pound and Norwegian krone currency crosses as well as outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S.-based partnership in expressing VaR in a functional currency other than U.S. dollars.

     Interest Rate. The second largest market exposure of the partnership at June 30, 2003 was to the global interest rate sector. The exposure was primarily spread across the Japanese, U.S. and European interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. The general partner anticipates that the G-7 countries interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

     Equity. The partnership's primary equity exposure at June 30, 2003 was to price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly based indices. At June 30, 2003, the partnership's primary exposures were to the TOPIX (Japan) and Hang Seng (Hong Kong) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., Japanese and Hong Kong stock indices. Static markets would not cause major market changes, but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.

Commodity

     Energy. At June 30, 2003, the partnership's energy exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from political developments in the Middle East, weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

     Soft Commodities and Agriculturals. At June 30, 2003, the partnership had exposure to the corn and coffee markets. Supply and demand inequalities, severe weather disruptions and market expectations affect price movements in these markets.

     Metals. The partnership's metals exposure at June 30, 2003 was to fluctuations in the price of precious metals, such as gold, and base metals, such as copper. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisor, from time to time, takes positions when market opportunities develop and the general partner anticipates that the partnership will continue to do so.

     CHARTER MSFCM

     The following were the primary trading risk exposures of Charter MSFCM as of June 30, 2003, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

     Interest Rate. The primary market exposure of Charter MSFCM at June 30, 2003, was to the global interest rate complex. Exposure was primarily spread across the Japanese, European and U.S. interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country, as well as relative interest rate movements between countries, materially impact the partnership's profitability. The partnerships primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy, and Canada. However, the partnership also takes futures positions in the government debt of smaller nations -- e.g., Australia. The general partner anticipates that the G-7 countries and Australian interest rates will remain the primary interest rate exposures of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium or long-term interest rates may have an effect on the partnership.

     Currency. The second largest market exposure of the partnership at June 30, 2003, was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. The partnership trades a large number of currencies, including cross-rates -- i.e., positions between two currencies other than the U.S. dollar. At June 30, 2003, the partnership's major exposures were to the euro, Japanese yen and British pound currency crosses, as well as outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S.-based partnership in expressing VaR in a functional currency other than U.S. dollars.

     Equity. The partnership's primary equity exposure at June 30, 2003, was to equity price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At June 30, 2003, the partnership's primary exposure was to the S&P 500 (U.S.) stock index. The partnership is exposed to the risk of adverse price trends or static markets in the U.S. and Japanese stock indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being "whipsawed" into numerous small losses.

Commodity

     Energy. At June 30, 2003, the partnership's energy exposure was primarily to futures contracts in crude oil. Price movements in this market result from political developments in the Middle East, weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future.

     Metals. The partnership's metals exposure at June 30, 2003, was to fluctuations in the price of base metals, such as zinc. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisor, from time to time, takes positions when market opportunities develop and the general partner anticipates that the partnership will continue to do so.

     CHARTER CAMPBELL

     The following were the primary trading risk exposures of Charter Campbell as of June 30, 2003, by market sector. It may be anticipated, however, that these market exposures will vary materially over time.

     Interest Rate. The primary market exposure of Charter Campbell at June 30, 2003, was to the global interest rate sector. Exposure was primarily spread across the U.S., European and Japanese interest rate sectors. Interest rate movements directly affect the price of the sovereign bond futures positions held by the partnership and indirectly affect the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the partnership's profitability. The partnership's primary interest rate exposure is generally to interest rate fluctuations in the U.S. and the other G-7 countries. The G-7 countries consist of France, the U.S., Britain, Germany, Japan, Italy and Canada. The general partner anticipates that the G-7 countries interest rates will remain the primary interest rate exposure of the partnership for the foreseeable future. The speculative futures positions held by the partnership may range from short to long-term instruments. Consequently, changes in short, medium, or long-term interest rates may have an effect on the partnership.

     Currency. The second largest market exposure of the partnership at June 30, 2003, was to the currency sector. The partnership's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. Interest rate changes as well as political and general economic conditions influence these fluctuations. At June 30, 2003, the partnership's major exposures were to outright U.S. dollar positions. Outright positions consist of the U.S. dollar vs. other currencies. These other currencies include major and minor currencies. The general partner does not anticipate that the risk profile of the partnership's currency sector will change significantly in the future. The currency trading VaR figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk inherent to the U.S.-based partnership in expressing VaR in a functional currency other than U.S. dollars.

     Equity. The partnership's primary equity exposure at June 30, 2003, was to price risk in the G-7 countries. The stock index futures traded by the partnership are by law limited to futures on broadly-based indices. At June 30, 2003, the partnership's primary exposures were to the Nikkei (Japan), S&P 500 (U.S.) and NASDAQ (U.S) stock indices. The partnership is primarily exposed to the risk of adverse price trends or static markets in the U.S., European and Japanese stock indices. Static markets would not cause major market changes but would make it difficult for the partnership to avoid being `whipsawed` into numerous small losses.

Commodity

     Energy. At June 30, 2003, the partnership's energy exposure was primarily to futures contracts in crude oil and its related products, and natural gas. Price movements in these markets result from political developments in the Middle East, weather patterns and other economic fundamentals. Significant profits and losses, which have been experienced in the past, are expected to continue to be experienced in the future. Natural gas has exhibited volatility in prices resulting from weather patterns and supply and demand factors and will likely continue in this choppy pattern.

     Metals. The partnership's metals exposure at June 30, 2003 was to fluctuations in the price of precious metals, such as gold, and base metals, such as nickel, copper, aluminum and zinc. Economic forces, supply and demand inequalities, geopolitical factors and market expectations influence price movements in these markets. The trading advisor, from time to time, takes positions when market opportunities develop and the general partner anticipates that the partnership will continue do so.

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION FOR EACH PARTNERSHIP UNDER THE SUB-CAPTION "-- QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE" ON PAGE 55.

     The following was the only non-trading risk exposure of each partnership at June 30, 2003:

          FOREIGN CURRENCY BALANCES. Each partnership's primary foreign currency balances were in:

CHARTER GRAHAM         CHARTER MILLBURN       CHARTER MSFCM          CHARTER CAMPBELL
---------------------  ---------------------  ---------------------  ---------------------
British pounds         Euros                  Japanese yen           Euros
Hong Kong dollars      Hong Kong dollars                             Japanese yen
                       Japanese yen

                              THE GENERAL PARTNER

     THE FOLLOWING UPDATES AND REPLACES THE SECOND PARAGRAPH UNDER THE CAPTION "THE GENERAL PARTNER" ON PAGE 55.

     The general partner is or has been the general partner and commodity pool operator for 39 commodity pools, including seven other commodity pools which are exempt from certain disclosure requirements pursuant to CFTC Rule 4.7. As of August 31, 2003, the general partner had approximately $2.3 billion in aggregate net assets under management, making it one of the largest operators of commodity pools in the U.S. As of August 31, 2003, there were approximately 74,000 investors in the commodity pools managed by Demeter.

     THE FOLLOWING UPDATES THE INFORMATION UNDER THE SUB-CAPTION "-- DIRECTORS AND OFFICERS OF THE GENERAL PARTNER ON PAGE 56."

     Robert E. Murray resigned the position of Chairman of the Board of Directors of the general partner.

     Jeffrey A. Rothman, President and Director of the general partner was named Chairman of the Board of Directors of the general partner.

     Anthony J. DeLuca resigned the position of Director of the general partner.

     Edward C. Oelsner resigned the position of Director of the general partner.

     Joseph G. Siniscalchi resigned the position of Director of the general partner.

     Jeffrey D. Hahn, Chief Financial Officer of the general partner was named Director of the general partner.

     Douglas J. Ketterer, age 38, is a Director of the general partner and is a Managing Director and head of the Strategic Solutions Group at Morgan Stanley. The Strategic Solutions Group is comprised of the Global Product Development Group, Financial Planning, Mutual Fund Advisory Group, Retirement Planning, Education Strategies, Gifting Strategies, External Mutual Funds and the Global Portfolio Analysis and Research Department. Mr. Ketterer joined the firm in 1990 in the Corporate Finance division as part of the Retail Products Group. He later moved to the origination side of Investment Banking, and then, after the merger between Morgan Stanley and Dean Witter, served in the Product Development Group at Morgan Stanley Dean Witter Advisors (now known as Morgan Stanley Funds). From the summer of 2000 to the summer of 2002, Mr. Ketterer served as the Chief Administrative Officer for Morgan Stanley Investment Management where he headed the Strategic Planning & Administration Group. Mr. Ketterer received his M.B.A. from New York University's Leonard N. Stern School of Business and his B.S. in Finance from the University at Albany's School of Business.

     Jeffrey S. Swartz, age 36, is a Director of the general partner, and is a Managing Director and the Chief Operating Officer of Investor Advisory Services. Mr. Swartz began with Morgan Stanley in 1990, working as a Financial Advisor in Boston. He was appointed Sales Manager of the Boston office in 1994, and served in that role for two years. In 1996, Mr. Swartz was named Branch Manager of the Cincinnati office. In 1999, he was named Associate Director of the Midwest Region, which consisted of 10 states and approximately 90 offices. Mr. Swartz served in this capacity until October 2001 when he was named Director of Investor Advisory Services Strategy and relocated to Investor Advisory Services headquarters in New York. In December of 2002, Mr. Swartz was promoted to Managing Director and Chief Operating Officer for Investor Advisory Services. Mr. Swartz received his degree in Business Administration from the University of New Hampshire.

     THE FOLLOWING UPDATES AND REPLACES THE CHART UNDER THE SUB-CAPTION "-- DESCRIPTION AND PERFORMANCE INFORMATION OF COMMODITY POOLS OPERATED BY THE GENERAL PARTNER" ON PAGE 59. THE FOOTNOTES ON PAGE 60 ARE AN INTEGRAL PART OF THE FOLLOWING CHART.

                         DEMETER MANAGEMENT CORPORATION
 CAPSULE SUMMARY OF PERFORMANCE INFORMATION REGARDING COMMODITY POOLS OPERATED
  (EXCEPT AS OTHERWISE INDICATED, BEGINNING JANUARY 1, 1998 THROUGH AUGUST 31,
                                     2003)

                                                                                                  CURRENT      CURRENT
                                                                                                   TOTAL      NET ASSET
                                                        START      CLOSE        AGGREGATE        NET ASSET    VALUE PER
                  FUND TYPE/FUND(1)                    DATE(2)    DATE(3)    SUBSCRIPTIONS(4)    VALUE(5)      UNIT(6)
                  -----------------                    -------    -------    ----------------    ---------    ---------
                                                                                   $                 $            $
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund (11)                             Jul-83     Dec-02        29,276,299        8,530,860    3,870.80
DW Diversified Futures Fund L.P.                       Apr-88     N/A          206,815,107       82,598,431    1,496.91
DW Multi-Market Portfolio L.P. (12)                    Sep-88     N/A          252,526,000        8,928,415    1,740.63
DW Diversified Futures Fund II L.P.                    Jan-89     N/A           13,210,576        8,192,553    3,898.09
DW Diversified Futures Fund III L.P.                   Nov-90     N/A          126,815,755       47,762,942    2,481.18
DW Portfolio Strategy Fund L.P. (13)                   Feb-91     N/A          143,522,564       97,214,134    3,656.31
Morgan Stanley Spectrum Global Balanced L.P. (14)      Nov-94     N/A           95,864,349       51,454,551       15.47
Morgan Stanley Spectrum Commodity L.P. (17)            Jan-98     Jan-03        47,221,948        8,770,994        6.82
Morgan Stanley Charter Welton L.P.                     Mar-99     Apr-03        36,083,724        4,868,127        7.55
PUBLICLY-OFFERED MULTI ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund II                                 Jan-85     N/A           65,653,270       23,715,414    5,217.35
DW Cornerstone Fund III                                Jan-85     N/A          137,132,762       27,558,596    3,757.97
DW Cornerstone Fund IV                                 May-87     N/A          168,125,690      103,412,030    7,113.30
Morgan Stanley Spectrum Select L.P. (15)               Aug-91     N/A          508,072,019      378,486,887       28.83
DW Global Perspective Portfolio L.P.                   Mar-92     N/A           67,424,535       10,537,767    1,254.54
DW World Currency Fund L.P.                            Apr-93     N/A          114,945,830       15,876,749    1,346.36
Morgan Stanley Spectrum Strategic L.P.                 Nov-94     N/A          166,798,719       94,551,346       12.65
Morgan Stanley Spectrum Technical L.P.                 Nov-94     N/A          533,207,324      434,453,526       20.13
Morgan Stanley Spectrum Currency L.P.                  Jul-00     N/A          153,483,311      143,173,435       14.08
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P. (16)                       Feb-90     N/A          109,013,535       30,798,584    2,058.58
PRIVATELY-OFFERED SINGLE ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Chesapeake L.P.                         Nov-94     N/A           42,219,530       19,969,618    2,135.30
Morgan Stanley/JWH Futures Fund L.P.                   Feb-96     N/A           37,168,989       12,398,450    2,026.82
Morgan Stanley/Mark J. Walsh & Company L.P.            May-01     N/A            9,591,989        8,690,643    1,330.85
PRIVATELY-OFFERED MULTI ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Market Street Futures Fund L.P.         Oct-98     Jan-02        27,198,118        8,551,809      891.64
Morgan Stanley Strategic Alternatives Fund L.L.C.      May-00     N/A          123,066,771      116,502,923    1,321.60
Morgan Stanley Japan Managed Futures L.L.C.            Sep-02     N/A           74,207,262       74,021,121    1,038.47

                                                        CUMULATIVE      WORST     WORST PEAK-
                                                         RATE OF      MONTHLY %   TO-VALLEY %
                                                       RETURN SINCE   DECLINE/      DECLINE
                  FUND TYPE/FUND(1)                    INCEPTION(7)   MONTH(8)     PERIOD(9)
                  -----------------                    ------------   ---------   -----------
                                                           %             %             %
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund (11)                                 294.98      (17.54)         (48.63)
                                                                         4/86      7/83-12/86
DW Diversified Futures Fund L.P.                           493.52      (14.27)         (24.86)
                                                                         6/03       5/95-6/96
DW Multi-Market Portfolio L.P. (12)                         74.06      (13.26)         (29.84)
                                                                         2/96       5/95-6/96
DW Diversified Futures Fund II L.P.                        289.81      (13.41)         (25.62)
                                                                         8/89       5/95-6/96
DW Diversified Futures Fund III L.P.                       148.12      (13.99)         (27.00)
                                                                         6/03       5/95-6/96
DW Portfolio Strategy Fund L.P. (13)                       265.63      (15.28)         (31.83)
                                                                        11/01       7/99-9/00
Morgan Stanley Spectrum Global Balanced L.P. (14)           54.70       (7.92)         (12.44)
                                                                         2/96      5/99-12/02
Morgan Stanley Spectrum Commodity L.P. (17)                (31.80)      (9.09)         (43.83)
                                                                        11/98      2/98-10/01
Morgan Stanley Charter Welton L.P.                         (24.50)     (13.40)         (38.60)
                                                                         2/02       3/99-2/02
PUBLICLY-OFFERED MULTI ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund II                                     435.11      (11.74)         (32.70)
                                                                         9/89      7/88-10/89
DW Cornerstone Fund III                                    285.43      (18.28)         (32.35)
                                                                         2/89      2/89-10/89
DW Cornerstone Fund IV                                     629.57      (21.04)         (45.21)
                                                                         9/89       7/89-9/89
Morgan Stanley Spectrum Select L.P. (15)                   188.30      (13.72)         (26.78)
                                                                         1/92       6/95-8/96
DW Global Perspective Portfolio L.P.                        25.45      (12.10)         (40.90)
                                                                        10/99       8/93-1/95
DW World Currency Fund L.P.                                 34.64       (9.68)         (46.04)
                                                                         5/95       8/93-1/95
Morgan Stanley Spectrum Strategic L.P.                      26.50      (18.47)         (43.28)
                                                                         2/00      1/00-10/00
Morgan Stanley Spectrum Technical L.P.                     101.30      (15.59)         (26.56)
                                                                        11/01       4/01-4/02
Morgan Stanley Spectrum Currency L.P.                       40.80       (5.91)         (11.13)
                                                                         7/01      7/02-11/02
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P. (16)                           105.86       (7.48)         (13.08)
                                                                         2/96       2/96-5/96
PRIVATELY-OFFERED SINGLE ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Chesapeake L.P.                             113.53      (20.66)         (38.99)
                                                                        11/01       4/01-4/02
Morgan Stanley/JWH Futures Fund L.P.                       102.68      (18.57)         (46.68)
                                                                        11/01       7/99-9/00
Morgan Stanley/Mark J. Walsh & Company L.P.                 33.09      (12.35)         (23.29)
                                                                         3/03      11/01-4/02
PRIVATELY-OFFERED MULTI ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Market Street Futures Fund L.P.             (10.84)     (10.76)         (31.12)
                                                                         3/00       3/99-7/00
Morgan Stanley Strategic Alternatives Fund L.L.C.           32.16       (6.08)          (9.05)
                                                                        11/01     11/01-04/02
Morgan Stanley Japan Managed Futures L.L.C.                  6.49       (3.93)          (4.86)
                                                                         3/03     10/02-11/02


                                                                          COMPOUND ANNUAL RATES OF RETURN(10)
                                                       --------------------------------------------------------------------------
                  FUND TYPE/FUND(1)                       2003         2002         2001        2000         1999         1998
                  -----------------                    ----------   ----------   ----------   ---------   ----------   ----------
                                                           %            %            %            %           %            %
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Columbia Futures Fund (11)                                              10.38        10.85         9.08        (8.54)      12.01

DW Diversified Futures Fund L.P.                           (2.09)       28.42         1.30        22.00       (11.14)       6.22
                                                       (8 months)
DW Multi-Market Portfolio L.P. (12)                        (1.91)       30.81         1.38        21.64        (8.77)       5.63
                                                       (8 months)
DW Diversified Futures Fund II L.P.                        (2.32)       27.36         1.86        20.33        (9.50)       5.22
                                                       (8 months)
DW Diversified Futures Fund III L.P.                       (1.92)       28.64         1.07        21.99       (10.56)       5.39
                                                       (8 months)
DW Portfolio Strategy Fund L.P. (13)                       15.49        26.69        (6.01)        9.87        (6.85)       9.46
                                                       (8 months)
Morgan Stanley Spectrum Global Balanced L.P. (14)           6.18       (10.12)       (0.31)        0.87         0.75       16.36
                                                       (8 months)
Morgan Stanley Spectrum Commodity L.P. (17)                 0.15        16.61       (25.61)        3.15        15.83      (34.30)
                                                        (1 month)
Morgan Stanley Charter Welton L.P.                          0.40         5.47       (13.05)       (8.17)      (10.70)
                                                       (4 months)                                         (10 months)
PUBLICLY-OFFERED MULTI ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
DW Cornerstone Fund II                                      5.12        13.83        (1.33)       11.46        (5.42)      12.54
                                                       (8 months)
DW Cornerstone Fund III                                     4.61        17.94         0.27        (0.26)       (6.78)       9.13
                                                       (8 months)
DW Cornerstone Fund IV                                      1.69        12.30        15.92        14.74        (1.13)       6.80
                                                       (8 months)
Morgan Stanley Spectrum Select L.P. (15)                    4.27        15.40         1.65         7.14        (7.56)      14.15
                                                       (8 months)
DW Global Perspective Portfolio L.P.                       11.72        13.32        (1.43)        3.63        (9.83)      11.25
                                                       (8 months)
DW World Currency Fund L.P.                                 1.96        17.30        10.78         6.36         2.65       (2.61)
                                                       (8 months)
Morgan Stanley Spectrum Strategic L.P.                      9.62         9.38        (0.57)      (33.06)       37.23        7.84
                                                       (8 months)
Morgan Stanley Spectrum Technical L.P.                      9.34        23.31        (7.15)        7.85        (7.51)      10.18
                                                       (8 months)
Morgan Stanley Spectrum Currency L.P.                       1.08        12.25        11.10        11.70
                                                       (8 months)                             (6 months)
PUBLICLY-OFFERED SINGLE ADVISOR FUNDS WITH "PRINCIPAL PROTECTION"
DW Principal Plus Fund L.P. (16)                            1.34         2.42         2.14         6.96        (3.82)      10.54
                                                       (8 months)
PRIVATELY-OFFERED SINGLE ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Chesapeake L.P.                              0.42        22.88       (18.96)        7.38        (3.48)      19.93
                                                       (8 months)
Morgan Stanley/JWH Futures Fund L.P.                       17.47        39.71         3.60         9.78       (22.29)       4.04
                                                       (8 months)
Morgan Stanley/Mark J. Walsh & Company L.P.                 0.79        41.78        (6.87)
                                                       (8 months)                  (7 months)
PRIVATELY-OFFERED MULTI ADVISOR FUNDS WITHOUT "PRINCIPAL PROTECTION"
Morgan Stanley/Market Street Futures Fund L.P.                           0.98        (4.24)       (5.55)       (2.63)       0.26
                                                                     (1 month)                                          (3 months)
Morgan Stanley Strategic Alternatives Fund L.L.C.           3.51        11.62         5.06         8.87
                                                       (8 months)                              (8 months)
Morgan Stanley Japan Managed Futures L.L.C.                 4.20         2.20
                                                       (8 months)   (4 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                              THE TRADING ADVISORS
MORGAN STANLEY CHARTER GRAHAM L.P.


     THE FOLLOWING INFORMATION UPDATES AND SUPPLEMENTS THE INFORMATION UNDER THE SUB-CAPTIONS "-- PRINCIPALS" ON PAGE 62 AND "-- CERTAIN OTHER PERSONNEL" ON
PAGE 64.


     Mr. Paul Sedlack is the Chief Executive Officer, the General Counsel, and a principal of Graham.

     Mr. Anthony Bryla, C.P.A. is the Controller and a principal of Graham and is responsible for the daily and monthly performance reporting and company accounting of Graham.

     Mr. Robert E. Murray is the Chief Operating Officer and a principal of Graham. From 1984 until 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of the general partner, which grew to $2.3 billion in assets under management during Murray's tenure, and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Futures Association. Mr. Murray received a Bachelor's Degree in Finance from Geneseo State University in 1983.

     Mr. Savvas Savvinidis, C.P.A., is the Chief Financial Officer and a principal of Graham. He was Chief Operating Officer of Agnos Group, L.L.C. from January 2001 to February 2003 and previous to that served as Director of Operations of Moore Capital Management, Inc., from October 1994 to June 2000, and of Argonaut Capital Management, Inc., from July 1993 to September 1994. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John's University with a B.S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in 1984, where he received his CPA designation in 1986. He is a member of the New York Society of C.P.A.s.


     Robert C. Hill is a Discretionary Trader of Graham specializing in the energy commodity markets and a principal of Graham. Prior to joining Graham in April 2003, Mr. Hill was employed as Director of Trading at Duke Energy. From 1997 to 1999, Mr. Hill was an energy trader at Louis Dreyfus Energy Corp and from 1994 to 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill recieved an MBA in 1997 from the University of St. Thomas in Houston, TX and a BA in 1992 from Stephen F. Austin State University.



     THE FOLLOWING UPDATES THE INFORMATION RELATING TO ASSETS UNDER MANAGEMENT IN THE LAST SENTENCE OF THE FIRST PARAGRAPH UNDER THE SUB-CAPTION "THE GRAHAM TRADING PROGRAMS" BEGINNING ON PAGE 65.



     As of August 31, 2003, Graham was managing approximately $563 million of funds in the Global Diversified Program at Standard Leverage, approximately $345 million of funds in the Global Diversified Program at 150% Leverage, approximately $909 million of funds in the K4 Program at Standard Leverage, approximately $1.2 billion of funds in the K4 Program at 150% Leverage, and approximately $4.0 billion of assets in all of its trading programs.


MORGAN STANLEY CHARTER MILLBURN L.P.

     THE FOLLOWING UPDATES THE INFORMATION RELATING TO ASSETS UNDER MANAGEMENT UNDER THE SUB-CAPTION "THE MILLBURN TRADING PROGRAMS" ON PAGE 71.

     As of August 31, 2003, Millburn was managing approximately $569 million pursuant to the Diversified Portfolio and approximately $1.0 billion of client assets in all of its trading programs.

     THE FOLLOWING UPDATES AND REPLACES THE LAST PARAGRAPH ON PAGE 71.

     The Diversified Portfolio markets currently include: agricultural commodities (including coffee, corn, cotton, sugar and wheat); metals (including aluminum, copper, gold and zinc); energy (including crude oil, gas oil, heating oil, natural gas and unleaded gas); currencies (forwards and options), including
(i) major currencies (including British Pound, Euro, Japanese Yen and Swiss Franc); (ii) secondary currencies (including Canadian dollar, Korean won, Norwegian Krone, Singapore dollar, Thai baht, Czech Koruna, Mexican Peso, Australian dollar, South African rand and New Zealand dollar); (iii) crosses (including Euro--Pound, Euro--Yen, Euro--Norwegian Krone, Euro--Swiss Franc, Australian dollar--Yen, Pound--Yen, Canadian dollar--Yen and Swiss Franc--Yen); interest rates (futures and options) (including Short-term Eurodollar deposits, Short-term Euro Yen deposits, German 5 and 10-year Euro Bonds, Long Gilt Futures, Tokyo Yen Bonds, U.S. Treasury Bonds, and U.S. 5 and 10-year Treasury Notes); and stock indices (including Hong Kong Hang Seng, S&P 500, Topix Index, NASDAQ 100, Japanese Nikkei, and German DAX).

MORGAN STANLEY CHARTER MSFCM L.P.

     THE FOLLOWING UPDATES THE INFORMATION RELATING TO ASSETS UNDER MANAGEMENT IN THE LAST SENTENCE OF THE LAST PARAGRAPH UNDER THE SUB-CAPTION "TRADING METHODOLOGY" ON PAGE 75.

     As of August 31, 2003, Morgan Stanley Futures & Currency Management was trading approximately $226 million of customer funds in the Global Portfolio and approximately $308 million of client assets in all of its trading programs.

MORGAN STANLEY CHARTER CAMPBELL L.P.

     THE FOLLOWING UPDATES THE INFORMATION RELATING TO ASSETS UNDER MANAGEMENT IN THE LAST SENTENCE OF THE FIRST PARAGRAPH UNDER THE SUB-CAPTION "--THE CAMPBELL TRADING PROGRAM" ON PAGE 77.

     As of August 31, 2003, Campbell was managing approximately $4.6 billion of client assets pursuant to the Financial, Metal & Energy Large Portfolio and approximately $5.4 billion in all of its programs.

     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION UNDER THE SUB-CAPTION "--PRINCIPALS" BEGINNING ON PAGE 76.

     Kevin M. Heerdt, born in 1958, joined Campbell in March 2003 and has served as an Executive Vice President-Research since then. His duties include risk management, research, and the development of quantitatively based hedge fund and options strategies. From 2002 to 2003, he was self-employed through Integrity Consulting. Previously, Mr. Heerdt worked for twelve years at Moore Capital Management, Inc., where he was a Director until 1999, and a Managing Director from 2000 to 2002. Mr. Heerdt holds a B.A. in Economics and in International Relations from the University of Southern California. Mr. Heerdt is an Associated Person of Campbell.

                                                                       CAPSULE A

                            CAMPBELL & COMPANY, INC.
                   FINANCIAL, METAL & ENERGY LARGE PORTFOLIO

       Name of commodity trading advisor: Campbell & Company, Inc.
       Name of program: Financial, Metal & Energy Large Portfolio Inception of trading by commodity trading advisor: January 1972 Inception of trading in program: April 1983
       Number of open accounts: 20
       Aggregate assets overall: $5.42 billion
       Aggregate assets in program: $4.60 billion
       Largest monthly drawdown since inception: (17.68)% - (June 1986) Largest monthly drawdown past five years: (9.62)% - (November 2001) Worst peak-to-valley drawdown since inception: (41.94)% - (March 1986-November 1986)
       Worst peak-to-valley drawdown past five years: (13.84)% - (October 2001-April 2002)

      MONTH          2003      2002      2001      2000      1999      1998      1997      1996      1995      1994      1993
      -----          ----      ----      ----      ----      ----      ----      ----      ----      ----      ----      ----
                     %          %         %         %         %         %         %         %         %         %         %
January..........    7.75       (0.71)    (1.09)     3.70     (4.83)     3.25      5.26      5.46     (4.53)    (4.67)    (0.71)
February.........    7.71       (1.98)     0.71     (0.35)     1.45     (2.38)     2.26     (5.63)     5.85     (6.81)    13.74
March............   (4.38)      (1.60)     6.97     (1.96)     0.87      4.95     (2.08)     5.62      9.58      7.00     (5.79)
April............    2.77       (4.03)    (8.09)    (1.86)     5.60     (5.88)    (3.84)     3.49      2.08     (1.77)     2.99
May..............    2.09        4.12      1.23      2.74     (3.25)     4.34     (1.84)    (1.71)     0.88     (2.78)     2.81
June.............   (0.77)       7.73     (1.71)     1.96      4.63      2.04      2.23      1.29     (0.90)     5.24      2.55
July.............   (4.55)       7.64      1.45     (1.72)    (0.15)    (3.68)     9.27      0.01     (4.05)    (4.36)     5.55
August...........    2.42        3.61      2.10      3.08      1.22      9.23     (5.14)     1.78      5.83     (3.79)    (4.33)
September........                3.90      6.94     (3.23)     1.75      2.97      4.23      2.47     (3.47)     6.91     (4.83)
October..........               (4.75)     4.97      3.19     (4.25)     4.41      2.39     12.06      1.20      0.36     (6.19)
November.........               (1.31)    (9.62)     5.98      0.53     (0.50)     0.57     12.22     (0.24)    (7.02)     0.59
December.........                3.65      3.72      2.38      3.64      0.64      4.95     (4.29)     6.82     (5.08)    (0.08)
Compound
  Annual/Period
  Rate of
  Return.........   12.95       16.39      6.21     14.32      6.81     20.07     18.75     35.96     19.46    (16.76)     4.68
                   (8 months)

      MONTH           1992        1991       1990       1989       1988       1987       1986       1985       1984       1983
      -----           ----        ----       ----       ----       ----       ----       ----       ----       ----       ----
                      %           %           %         %          %           %          %          %          %          %
January..........    (5.54)      (7.89)       3.00      7.90      (0.08)      33.71      (6.28)      3.63       1.27
February.........    (3.58)      (1.59)       0.59     (1.99)      2.39        3.23      17.84      11.59       2.12
March............     1.05       20.41        3.37     10.74      (1.88)      13.51       6.48       0.74       2.44
April............    (2.78)      (1.87)       4.62      1.94      (5.12)      15.39      (7.87)      5.97       0.09      (0.40)
May..............     1.14        2.81      (11.50)    13.72       1.63       (4.17)      5.01       2.92       9.78       0.18
June.............    10.66        1.49        8.29      1.88       8.29       (3.21)    (17.68)     (2.18)     (5.50)     (3.71)
July.............    10.40       (7.96)      10.04      0.55      (0.68)       9.80       5.21       5.48       6.86       3.27
August...........     4.99        3.79       12.30     (0.81)     (0.22)      (1.12)      7.61      (3.63)     (1.34)     (1.47)
September........    (2.17)       6.07        2.59     (4.27)      4.80        2.71     (17.22)    (11.29)      8.32       0.83
October..........    (4.67)       0.63        1.25     (6.88)     (0.06)     (13.45)    (11.74)      3.95       2.79      (4.18)
November.........     6.26       (2.03)      (1.35)     2.46      (0.35)      (0.53)    (11.84)     10.45      (3.12)     (1.93)
December.........    (1.36)      17.45       (0.54)    12.88      (0.42)       2.11       1.84       3.40       1.49      (3.21)
Compound
  Annual/Period
  Rate of
  Return.........    13.47       31.12       35.24     42.23       7.96       64.38     (30.45)     33.05      26.96     (10.34)
                                                                                                                        (9 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE B

                            CAMPBELL & COMPANY, INC.
          FINANCIAL, METAL & ENERGY SMALL (ABOVE $5 MILLION) PORTFOLIO

       Name of commodity trading advisor: Campbell & Company, Inc.
       Name of program: Financial, Metal & Energy Small (Above $5 Million) Portfolio
       Inception of trading by commodity trading advisor: January 1972 Inception of trading in program: February 1995
       Number of open accounts: 14
       Aggregate assets overall: $5.42 billion
       Aggregate assets in program: $316.6 million
       Largest monthly drawdown: (9.94)% - (November 2001)
       Worst peak-to-valley drawdown: (15.41)% - (October 2001-April 2002) 2003 year-to-date return: 12.51% (8 months)
       2002 annual return: 12.65%
       2001 annual return: 1.33%
       2000 annual return: 9.02%
       1999 annual return: 6.80%
       1998 annual return: 22.16%

                                                                       CAPSULE C


                            CAMPBELL & COMPANY, INC.
     FINANCIAL, METAL & ENERGY SMALL (BELOW $5 MILLION) PORTFOLIO COMPOSITE
                               PERFORMANCE TABLE
                   THIS PORTFOLIO IS CLOSED TO NEW INVESTORS.


       Name of commodity trading advisor: Campbell & Company, Inc.
       Name of program: Financial, Metal & Energy Small (Below $5 Million) Portfolio
       Inception of trading by commodity trading advisor: January 1972 Inception of trading in program: July 2000
       Number of open accounts: 7
       Aggregate assets overall: $5.42 billion
       Aggregate assets in program: $16.5 million
       Largest monthly drawdown: (11.84)% - (November 2001)
       Worst peak-to-valley drawdown: (17.19)% - (October 2001-April 2002) 2003 year-to-date return: 11.67% (8 months)
       2002 annual return: 25.28%
       2001 annual return: (3.76)%
       2000 annual return: 13.12% (6 months)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE D

                            CAMPBELL & COMPANY, INC.
                       GLOBAL DIVERSIFIED LARGE PORTFOLIO

       Name of commodity trading advisor: Campbell & Company, Inc.
       Name of program: Global Diversified Large Portfolio
       Inception of trading by commodity trading advisor: January 1972 Inception of trading in program: February 1986
       Number of open accounts: 3
       Aggregate assets overall: $5.42 billion
       Aggregate assets in program: $336.6 million
       Largest monthly drawdown: (9.95)% - (November 2001)
       Worst peak-to-valley drawdown: (14.59)% - (October 2001-April 2002) 2003 year-to-date return: 11.40% (8 months)
       2002 annual return: 14.98%
       2001 annual return: 5.89%
       2000 annual return: 11.18%
       1999 annual return: 4.57%
       1998 annual return: 12.47%

                                                                       CAPSULE E

                            CAMPBELL & COMPANY, INC.
                       GLOBAL DIVERSIFIED SMALL PORTFOLIO

       Name of commodity trading advisor: Campbell & Company, Inc.
       Name of program: Global Diversified Small Portfolio
       Inception of trading by commodity trading advisor: January 1972 Inception of trading in program: June 1997
       Number of open accounts: 1
       Aggregate assets overall: $5.42 billion
       Aggregate assets in program: $2.51 million
       Largest monthly drawdown: (12.47)% - (November 2001)
       Worst peak-to-valley drawdown: (17.60)% - (October 2001-April 2002) 2003 year-to-date return: 8.97% (8 months)
       2002 annual return: 22.73%
       2001 annual return: (1.16)%
       2000 annual return: 17.59%
       1999 annual return: 2.51%
       1998 annual return: 17.50%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE F

                            CAMPBELL & COMPANY, INC.
                           FOREIGN EXCHANGE PORTFOLIO

       Name of commodity trading advisor: Campbell & Company, Inc.
       Name of program: Foreign Exchange Portfolio
       Inception of trading by commodity trading advisor: January 1972 Inception of trading in program: November 1990
       Number of open accounts: 7
       Aggregate assets overall: $5.42 billion
       Aggregate assets in program: $152.1 million
       Largest monthly drawdown: (7.85)% - (February 1998)
       Worst peak-to-valley drawdown: (12.39)% - (December 1997-February 1998) 2003 year-to-date return: 11.75% (8 months)
       2002 annual return: 10.76%
       2001 annual return: 15.92%
       2000 annual return: 11.39%
       1999 annual return: 7.19%
       1998 annual return: 4.25%

                                                                       CAPSULE G

                            CAMPBELL & COMPANY, INC.
             INTEREST RATES, STOCK INDICES & COMMODITIES PORTFOLIO

       Name of commodity trading advisor: Campbell & Company, Inc.
       Name of program: Interest Rates, Stock Indices & Commodities Portfolio Inception of trading by commodity trading advisor: January 1972 Inception of trading in program: February 1996
       Number of open accounts: 0
       Aggregate assets overall: $5.42 billion
       Aggregate assets in program: $0
       Largest monthly drawdown: (16.13)% - (November 2001)
       Worst peak-to-valley drawdown: (21.16)% - (October 2001-February 2002) 2002 year-to-date return: 0.48% (3 months)
       2001 annual return: (0.71)%
       2000 annual return: 18.12%
       1999 annual return: 6.85%
       1998 annual return: 27.08%
       *Portfolio closed on March 31, 2002

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                                       CAPSULE H

                            CAMPBELL & COMPANY, INC.
                          THE ARK PORTFOLIO COMPOSITE

       Name of commodity trading advisor: Campbell & Company, Inc.
       Name of program: The Ark Portfolio Composite
       Inception of trading by commodity trading advisor: January 1972 Inception of trading in program: September 1996
       Number of open accounts: 3
       Aggregate assets overall: $5.42 billion
       Aggregate assets in program: $2.2 million
       Largest monthly drawdown: (11.86)% - (July 1998)
       Worst peak-to-valley drawdown: (21.62)% - (October 2001-April 2002) 2003 year-to-date return: 9.85% (8 months)
       2002 annual return: 39.95%
       2001 annual return: (4.35)%
       2000 annual return: 28.86%
       1999 annual return: 28.27%
       1998 annual return: 2.48%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

             FOOTNOTES TO CAMPBELL'S CAPSULE PERFORMANCE SUMMARIES

     "Inception of trading by commodity trading advisor" is the date on which Campbell began trading client accounts.

     "Inception of trading in program" is the date on which Campbell began trading client accounts pursuant to the program shown.

     "Number of open accounts" is the number of accounts directed by Campbell pursuant to the program shown as of August 31, 2003.

     "Aggregate assets overall" is the aggregate amount of assets in non-proprietary accounts under the management of Campbell as of August 31, 2003.

     "Aggregate assets in program" is the aggregate amount of assets in the program specified as of August 31, 2003.

     "Drawdown" means losses experienced by the trading program over a specified period. A small number of accounts in the portfolio composites have experienced monthly drawdowns and peak-to-valley drawdowns that are materially larger than the largest composite monthly drawdown and peak-to-valley drawdown. These variances result from factors such as small account size (i.e., accounts with net assets of less than the prescribed portfolio minimum, which therefore trade fewer contracts than the standard portfolio), intra-month account opening or closing, significant intra-month additions or withdrawals, and investment restrictions imposed by the client.

     "Largest monthly drawdown" means greatest percentage decline in net asset value due to losses sustained by the trading program from the beginning to the end of a calendar month during the most recent five calendar years (and from inception to date in the case of Capsule A).

     "Worst peak-to-valley drawdown" means greatest cumulative percentage decline in month-end net asset value of the trading program due to losses sustained during a period in which the initial month-end net asset value of the trading program is not equaled or exceeded by a subsequent month-end net asset value of the trading program during the most recent five calendar years (and from inception to date in the case of Capsule A).

     "Compound annual and year-to-date/period rate of return" for the Financial, Metal & Energy Large, Global Diversified Large and Interest Rates, Stock Indices and Commodities Portfolios has been calculated using the Only Accounts Traded method of computation in accordance with CFTC guidelines. The compound annual and year-to-date/period rate of return for the Global Diversified Small, Foreign Exchange, Ark and both Financial, Metal & Energy Small Portfolios has been calculated using the Fully-Funded Subset method of computation in accordance with CFTC guidelines. The "Fully-Funded Subset" method of computation is one of the methods approved by the CFTC. The rate of return is calculated by dividing net performance of the Fully-Funded Subset by the beginning net assets of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals that would materially distort the rate of return pursuant to the Fully-Funded Subset method. The "Only Accounts Traded" method of computation is another of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The Only Accounts Traded method excludes from the calculation of rate of return those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose rate of return is not distorted through intra-month capital changes.


                                   LITIGATION



     THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION UNDER THE CAPTION "LITIGATION" BEGINNING ON PAGE 89.



     On July 14, 2003, the Massachusetts Securities Division filed an administrative complaint alleging that Morgan Stanley DW Inc. filed false information in response to an inquiry from the Massachusetts Securities Division pertaining to mutual fund sales practices. On August 11, 2003, the Massachusetts Division filed another administrative complaint alleging that Morgan Stanley DW Inc. failed to make disclosures of incentive compensation for proprietary and partnered mutual fund transactions. Morgan Stanley DW Inc. answered the complaints on August 4 and September 16, 2003, respectively.



     In July 2003, Morgan Stanley DW Inc. received a subpoena from the Attorney General of the State of New York requesting information relating to possible late trading and market-timing activities in mutual funds. In September 2003, the SEC and NASD commenced industry-wide examinations of broker-dealers and mutual fund complexes, including Morgan Stanley DW Inc., relating to possible late trading and market-timing activities in mutual funds. Morgan Stanley DW Inc. is cooperating with these investigations.



     On September 15, 2003, Morgan Stanley DW Inc. and one of its officers entered into a settlement with the NASD pursuant to a Letter of Acceptance, Waiver and Consent. The Letter of Acceptance, Waiver and Consent alleges violations of applicable NASD rules in connection with various sales contests conducted from October 1999 to December 2002. Under the terms of the settlement, Morgan Stanley DW Inc. and its officer neither admitted nor denied the allegations of the Letter of Acceptance, Waiver and Consent and accepted a censure and the imposition of monetary fines in the amounts of $2 million and $250,000, respectively.



     On September 23, 2003, the staff of the SEC informed Morgan Stanley DW Inc. that it is considering recommending enforcement action in connection with Morgan Stanley DW Inc.'s mutual fund sales practices. The SEC advised Morgan Stanley DW Inc. that the proposed action against it would be based upon, among other things
(i) Morgan Stanley DW Inc.'s alleged failure to disclose the sources, types and amounts of compensation received by it from investment companies for selling their products; (ii) Morgan Stanley DW Inc.'s alleged failure to disclose adequately its compensation arrangements for financial advisors; and (iii) Morgan Stanley DW Inc.'s alleged favored sale or distribution of shares of specified investment companies based upon brokerage commissions received or expected from such investment companies. On October 8, 2003, the staff advised Morgan Stanley DW Inc. that it is also considering recommending enforcement action based upon, among other things, Morgan Stanley DW Inc.'s alleged sales practices in connection with its Class B investment company shares.

                                    PART TWO
                      STATEMENT OF ADDITIONAL INFORMATION

                              POTENTIAL ADVANTAGES

     THE FOLLOWING TABLE UPDATES AND REPLACES THROUGH AUGUST 31, 2003, THE "ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME" TABLE ON PAGE 114. THE NOTES ON PAGES 115-116 ARE AN INTEGRAL PART OF THE FOLLOWING TABLE.

               ANNUAL RETURNS OF VARIOUS ASSET CLASSES OVER TIME

                                                                                                                     PUBLIC
                                  U.S. TREASURY    U.S. CORPORATE                                                    MANAGED
                         U.S.     BONDS (LEHMAN        BONDS         NON-U.S.      GLOBAL                         FUTURES FUNDS
                        STOCKS       BROTHERS        (CITIGROUP       STOCKS       STOCKS          MANAGED           (CISDM
                       (S&P 500      TREASURY        CORPORATE      (MSCI EAFE   (MSCI WORLD   FUTURES (BARCLAY      PUBLIC
                        INDEX)     BOND INDEX)      BOND INDEX)       INDEX)       INDEX)         CTA INDEX)       FUND INDEX)
                       --------   --------------   --------------   ----------   -----------   ----------------   -------------
                         %            %                %               %            %              %                  %
1980.................    32.5          (2.8)            (0.3)          24.4          27.7            63.7               N/A
1981.................    (4.9)          1.1              2.7           (1.0)         (3.3)           23.9               N/A
1982.................    21.5          41.1             37.2           (0.8)         11.3            16.7               N/A
1983.................    22.6           1.8              8.9           24.6          23.3            23.8               N/A
1984.................     6.3          14.7             16.1            7.9           5.8             8.7               1.4
1985.................    31.7          32.0             25.0           56.7          41.8            25.5              21.9
1986.................    18.7          24.1             17.0           69.9          42.8             3.8             (14.4)
1987.................     5.3          (2.7)             2.1           24.9          16.8            57.3              43.1
1988.................    16.6           9.2              9.5           28.6          23.9            21.8               7.3
1989.................    31.7          18.9             14.0           10.8          17.2             1.8               4.7
1990.................    (3.1)          4.6              7.3          (23.2)        (16.5)           21.0              14.2
1991.................    30.5          17.9             18.5           12.5          19.0             3.7              10.0
1992.................     7.6           7.8              8.9          (11.8)         (4.7)           (0.9)             (1.4)
1993.................    10.1          16.4             12.1           32.9          23.1            10.4              10.7
1994.................     1.3          (6.9)            (3.5)           8.1           5.6            (0.7)             (7.7)
1995.................    37.6          30.7             21.7           11.6          21.3            13.7              13.9
1996.................    23.0          (0.4)             3.3            6.4          14.0             9.1               9.8
1997.................    33.4          14.9             10.2            2.1          16.2            10.9               7.6
1998.................    28.6          13.5              8.6           20.3          24.8             7.0               7.9
1999.................    21.0          (8.7)            (1.6)          27.3          25.3            (1.2)             (1.4)
2000.................    (9.1)         20.1              9.3          (14.0)        (12.9)            7.9               4.7
2001.................   (11.9)          4.6             10.9          (21.5)        (16.5)            0.8              (0.1)
2002.................   (22.1)         17.2              9.4          (15.7)        (19.6)           12.4              14.3
2003*................    16.0          (1.7)             4.3           15.3          16.2             3.7               8.2

---------------
*Through August 31, 2003

Returns for the S&P 500 Index, Citigroup Corporate Bond Index and MSCI EAFE Index are provided by Thomson Financial Software Solutions (Boston, MA). Returns for the Lehman Brothers Treasury Bond Index and Barclay CTA Index are provided by Barclay Trading Group Ltd. (Fairfield, IA).
Returns for the MSCI World Index are provided by Morgan Stanley Capital International Inc. (New York, NY).
Returns for the CISDM Public Index (formerly, Zurich/MAR Public Fund Index) are provided by Managed Account Reports (New York, NY).

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH AUGUST 31, 2003, THE "CORRELATION ANALYSIS" CHARTS ON PAGES 117-118.

                                 CHARTER GRAHAM
                              CORRELATION ANALYSIS

                                                   S&P 500     Citigroup Corp.
                               Charter Graham       Index        Bond Index
                               ---------------     -------      -------------
Charter Graham                      1.00            (0.42)          0.27
S&P 500 Index                                        1.00          (0.08)
Citigroup Corp. Bond Index                                          1.00

              During the 54 months of trading since March 1999,
                        the monthly returns of ...

.... Charter Graham and            ... Charter Graham and the
    the S&P 500 Index were:           Citigroup Corp. Bond Index were:

Both          14 of 54                 Both           22 of 54
Positive       months                 Positive         months

Different     29 of 54                Different       22 of 54
               months                                   months

Both          11 of 54                 Both           10 of 54
Negative       months                 Negative          months

Data: 54 months of trading from March 1999 through August 2003.
Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).


                                CHARTER MILLBURN
                              CORRELATION ANALYSIS

                                                   S&P 500      Citigroup Corp.
                              Charter Millburn      Index        Bond Index
                              ----------------     -------      -------------
Charter Millburn                    1.00            (0.33)           0.23
S&P 500 Index                                        1.00           (0.08)
Citigroup Corp. Bond Index                                           1.00

              During the 54 months of trading since March 1999,
                        the monthly returns of ...

.... Charter Millburn and          ... Charter Millburn and the
    the S&P 500 Index were:           Citigroup Corp. Bond Index were:

Both         16 of 54                   Both           21 of 54
Positive       months                 Positive         months

Different    26 of 54                 Different        26 of 54
               months                                   months

Both         12 of 54                   Both            7 of 54
Negative       months                 Negative          months

Data: 54 months of trading from March 1999 through August 2003.
Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).


       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER MSFCM
                              CORRELATION ANALYSIS

                                                   S&P 500     Citigroup Corp.
                               Charter MSFCM        Index        Bond Index
                               -------------       -------      -------------
Charter MSFCM                      1.00             (0.13)          0.23
S&P 500 Index                                        1.00           0.18
Citigroup Corp. Bond Index                                          1.00

              During the 114 months of trading since March 1994,
                        the monthly returns of ...

.... Charter MSFCM and             ... Charter MSFCM and the
    the S&P 500 Index were:           Citigroup Corp. Bond Index were:

Both         40 of 114                 Both            46 of 114
Positive       months                 Positive         months

Different    57 of 114                 Different       52 of 114
               months                                   months

Both         17 of 114                 Both            16 of 114
Negative       months                 Negative          months

Data: 114 months of trading from March 1994 through August 2003.
Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

                                 PRO FORMA FOR
                                CHARTER CAMPBELL
                              CORRELATION ANALYSIS

                               Pro Forma for       S&P 500      Citigroup Corp.
                               Charter Campbell     Index        Bond Index
                               ----------------    -------      --------------
Pro Forma for Charter Campbell      1.00             0.11           0.12
S&P 500 Index                                        1.00           0.27
Citigroup Corp. Bond Index                                          1.00

              During the 245 months of trading since April 1983,
                        the monthly returns of ...

.... Pro Forma for Charter Campbell   ... Pro Forma for Charter Campbell and the
    and the S&P 500 Index were:           Citigroup Corp. Bond Index were:

Both         89 of 245                 Both           107 of 245
Positive       months                 Positive         months

Different   120 of 245               Different        107 of 245
               months                                   months

Both         36 of 245                 Both            31 of 245
Negative       months                 Negative          months

Data: 245 months of trading from April 1983 through August 2003.
Monthly returns for the S&P 500 Index and the Citigroup Corporate Bond Index are provided by Thomson Financial Software Solutions (Boston, MA).

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHART UPDATES AND REPLACES THROUGH AUGUST 31, 2003, THE "MANAGED FUTURES VS. STOCKS" CHART ON PAGE 119. THE NOTES ON PAGE 120 ARE AN INTEGRAL PART OF THE FOLLOWING CHART.

                                                    S&P 500 Index                                                         12-month
                                                    (STOCKS)                                                              holding
                                 Source: Thomson Financial Software Solutions, Boston, MA

                                                            ROR                   QTRLY           ANNUAL
                           12/79                                         1,000.00
            1980            1/80                          6.20%          1,062.00
                            2/80                          0.00%          1,062.00
                            3/80                         -9.70%            958.99          -4.10%
                            4/80                          4.60%          1,003.10
                            5/80                          5.10%          1,054.26
                            6/80                          3.20%          1,087.99          13.45%
                            7/80                          7.00%          1,164.15
                            8/80                          1.00%          1,175.79
                            9/80                          2.90%          1,209.89          11.20%
                           10/80                          2.00%          1,234.09
                           11/80                         10.70%          1,366.14
                           12/80                         -3.00%          1,325.15           9.53%          32.52%         32.52%
            1981            1/81                         -4.20%          1,269.50                                         19.54%
                            2/81                          1.70%          1,291.08                                         21.57%
                            3/81                          4.00%          1,342.72           1.33%                         40.01%
                            4/81                         -1.90%          1,317.21                                         31.31%
                            5/81                          0.30%          1,321.16                                         25.32%
                            6/81                         -0.60%          1,313.24          -2.20%                         20.70%
                            7/81                          0.20%          1,315.86                                         13.03%
                            8/81                         -5.80%          1,239.54                                          5.42%
                            9/81                         -4.90%          1,178.80         -10.24%                         -2.57%
                           10/81                          5.40%          1,242.46                                          0.68%
                           11/81                          4.10%          1,293.40                                         -5.32%
                           12/81                         -2.60%          1,259.77           6.87%          -4.93%         -4.93%
            1982            1/82                         -1.30%          1,243.40                                         -2.06%
                            2/82                         -5.60%          1,173.76                                         -9.09%
                            3/82                         -0.50%          1,167.90          -7.29%                        -13.02%
                            4/82                          4.50%          1,220.45                                         -7.35%
                            5/82                         -3.40%          1,178.96                                        -10.76%
                            6/82                         -1.50%          1,161.27          -0.57%                        -11.57%
                            7/82                         -1.80%          1,140.37                                        -13.34%
                            8/82                         12.10%          1,278.35                                          3.13%
                            9/82                          1.20%          1,293.69          11.40%                          9.75%
                           10/82                         11.50%          1,442.47                                         16.10%
                           11/82                          4.00%          1,500.17                                         15.99%
                           12/82                          1.90%          1,528.67          18.16%          21.34%         21.34%
            1983            1/83                          3.70%          1,585.23                                         27.49%
                            2/83                          2.30%          1,621.69                                         38.16%
                            3/83                          3.70%          1,681.69          10.01%                         43.99%
                            4/83                          7.90%          1,814.55                                         48.68%
                            5/83                         -0.90%          1,798.22                                         52.53%
                            6/83                          3.90%          1,868.35          11.10%                         60.89%
                            7/83                         -3.00%          1,812.30                                         58.92%
                            8/83                          1.50%          1,839.48                                         43.89%
                            9/83                          1.40%          1,865.23          -0.17%                         44.18%
                           10/83                         -1.20%          1,842.85                                         27.76%
                           11/83                          2.10%          1,881.55                                         25.42%
                           12/83                         -0.50%          1,872.14           0.37%          22.47%         22.47%
            1984            1/84                         -0.60%          1,860.91                                         17.39%
                            2/84                         -3.50%          1,795.78                                         10.73%
                            3/84                          1.70%          1,826.31          -2.45%                          8.60%
                            4/84                          0.90%          1,842.74                                          1.55%
                            5/84                         -5.50%          1,741.39                                         -3.16%
                            6/84                          2.20%          1,779.70          -2.55%                         -4.74%
                            7/84                         -1.20%          1,758.35                                         -2.98%
                            8/84                         11.00%          1,951.77                                          6.10%
                            9/84                          0.00%          1,951.77           9.67%                          4.64%
                           10/84                          0.40%          1,959.57                                          6.33%
                           11/84                         -1.10%          1,938.02                                          3.00%
                           12/84                          2.60%          1,988.41           1.88%           6.21%          6.21%
            1985            1/85                          7.80%          2,143.50                                         15.19%
                            2/85                          1.20%          2,169.22                                         20.80%
                            3/85                          0.10%          2,171.39           9.20%                         18.90%
                            4/85                         -0.10%          2,169.22                                         17.72%
                            5/85                          5.80%          2,295.04                                         31.79%
                            6/85                          1.60%          2,331.76           7.39%                         31.02%
                            7/85                         -0.10%          2,329.42                                         32.48%
                            8/85                         -0.90%          2,308.46                                         18.28%
                            9/85                         -3.10%          2,236.90          -4.07%                         14.61%
                           10/85                          4.60%          2,339.79                                         19.40%
                           11/85                          6.90%          2,501.24                                         29.06%
                           12/85                          4.80%          2,621.30          17.18%          31.83%         31.83%
            1986            1/86                          0.60%          2,637.03                                         23.02%
                            2/86                          7.50%          2,834.81                                         30.68%
                            3/86                          5.60%          2,993.55          14.20%                         37.86%
                            4/86                         -1.10%          2,960.63                                         36.48%
                            5/86                          5.30%          3,117.54                                         35.84%
                            6/86                          1.70%          3,170.54           5.91%                         35.97%
                            7/86                         -5.60%          2,992.99                                         28.49%
                            8/86                          7.40%          3,214.47                                         39.25%
                            9/86                         -8.30%          2,947.67          -7.03%                         31.77%
                           10/86                          5.80%          3,118.63                                         33.29%
                           11/86                          2.40%          3,193.48                                         27.68%
                           12/86                         -2.60%          3,110.45           5.52%          18.66%         18.66%
            1987            1/87                         13.50%          3,530.36                                         33.88%
                            2/87                          4.00%          3,671.57                                         29.52%
                            3/87                          2.90%          3,778.05          21.46%                         26.21%
                            4/87                         -0.90%          3,744.05                                         26.46%
                            5/87                          0.90%          3,777.74                                         21.18%
                            6/87                          5.00%          3,966.63           4.99%                         25.11%
                            7/87                          5.10%          4,168.93                                         39.29%
                            8/87                          3.70%          4,323.18                                         34.49%
                            9/87                         -2.20%          4,228.07           6.59%                         43.44%
                           10/87                        -21.50%          3,319.03                                          6.43%
                           11/87                         -8.20%          3,046.87                                         -4.59%
                           12/87                          7.60%          3,278.43         -22.46%           5.40%          5.40%
            1988            1/88                          4.20%          3,416.13                                         -3.24%
                            2/88                          4.70%          3,576.69                                         -2.58%
                            3/88                         -3.10%          3,465.81           5.72%                         -8.26%
                            4/88                          1.10%          3,503.93                                         -6.41%
                            5/88                          0.90%          3,535.47                                         -6.41%
                            6/88                          4.60%          3,698.10           6.70%                         -6.77%
                            7/88                         -0.40%          3,683.31                                        -11.65%
                            8/88                         -3.40%          3,558.08                                        -17.70%
                            9/88                          4.30%          3,711.07           0.35%                        -12.23%
                           10/88                          2.80%          3,814.98                                         14.94%
                           11/88                         -1.40%          3,761.57                                         23.46%
                           12/88                          1.70%          3,825.52           3.08%          16.69%         16.69%
            1989            1/89                          7.30%          4,104.78                                         20.16%
                            2/89                         -2.50%          4,002.16                                         11.90%
                            3/89                          2.30%          4,094.21           7.02%                         18.13%
                            4/89                          5.20%          4,307.11                                         22.92%
                            5/89                          4.00%          4,479.40                                         26.70%
                            6/89                         -0.60%          4,452.52           8.75%                         20.40%
                            7/89                          9.00%          4,853.25                                         31.76%
                            8/89                          2.00%          4,950.31                                         39.13%
                            9/89                         -0.40%          4,930.51          10.74%                         32.86%
                           10/89                         -2.30%          4,817.11                                         26.27%
                           11/89                          2.00%          4,913.45                                         30.62%
                           12/89                          2.40%          5,031.37           2.05%          31.52%         31.52%
            1990            1/90                         -6.70%          4,694.27                                         14.36%
                            2/90                          1.30%          4,755.30                                         18.82%
                            3/90                          2.70%          4,883.69          -2.94%                         19.28%
                            4/90                         -2.50%          4,761.60                                         10.55%
                            5/90                          9.80%          5,228.24                                         16.72%
                            6/90                         -0.70%          5,191.64           6.31%                         16.60%
                            7/90                         -0.30%          5,176.06                                          6.65%
                            8/90                         -9.00%          4,710.22                                         -4.85%
                            9/90                         -4.90%          4,479.42         -13.72%                         -9.15%
                           10/90                         -0.40%          4,461.50                                         -7.38%
                           11/90                          6.50%          4,751.50                                         -3.30%
                           12/90                          2.80%          4,884.54           9.04%          -2.92%         -2.92%
            1991            1/91                          4.40%          5,099.46                                          8.63%
                            2/91                          7.20%          5,466.62                                         14.96%
                            3/91                          2.40%          5,597.82          14.60%                         14.62%
                            4/91                          0.20%          5,609.01                                         17.80%
                            5/91                          4.30%          5,850.20                                         11.90%
                            6/91                         -4.60%          5,581.09          -0.30%                          7.50%
                            7/91                          4.70%          5,843.40                                         12.89%
                            8/91                          2.40%          5,983.64                                         27.04%
                            9/91                         -1.70%          5,881.92           5.39%                         31.31%
                           10/91                          1.30%          5,958.39                                         33.55%
                           11/91                         -4.00%          5,720.05                                         20.38%
                           12/91                         11.40%          6,372.14           8.33%          30.46%         30.46%
            1992            1/92                         -1.90%          6,251.07                                         22.58%
                            2/92                          1.30%          6,332.33                                         15.84%
                            3/92                         -1.90%          6,212.02          -2.51%                         10.97%
                            4/92                          2.90%          6,392.17                                         13.96%
                            5/92                          0.50%          6,424.13                                          9.81%
                            6/92                         -1.50%          6,327.76           1.86%                         13.38%
                            7/92                          4.10%          6,587.20                                         12.73%
                            8/92                         -2.00%          6,455.46                                          7.89%
                            9/92                          1.20%          6,532.92           3.24%                         11.07%
                           10/92                          0.00%          6,532.92                                          9.64%
                           11/92                          3.80%          6,781.18                                         18.55%
                           12/92                          1.20%          6,862.55           5.05%           7.70%          7.70%
            1993            1/93                          0.80%          6,917.45                                         10.66%
                            2/93                          1.40%          7,014.29                                         10.77%
                            3/93                          2.10%          7,161.59           4.36%                         15.29%
                            4/93                         -2.40%          6,989.72                                          9.35%
                            5/93                          2.70%          7,178.44                                         11.74%
                            6/93                          0.30%          7,199.97           0.54%                         13.78%
                            7/93                         -0.40%          7,171.17                                          8.87%
                            8/93                          3.80%          7,443.68                                         15.31%
                            9/93                         -0.80%          7,384.13           2.56%                         13.03%
                           10/93                          2.10%          7,539.20                                         15.40%
                           11/93                         -1.00%          7,463.80                                         10.07%
                           12/93                          1.20%          7,553.37           2.29%          10.07%         10.07%
            1994            1/94                          3.40%          7,810.18                                         12.91%
                            2/94                         -2.70%          7,599.31                                          8.34%
                            3/94                         -4.40%          7,264.94          -3.82%                          1.44%
                            4/94                          1.30%          7,359.38                                          5.29%
                            5/94                          1.60%          7,477.13                                          4.16%
                            6/94                         -2.50%          7,290.21           0.35%                          1.25%
                            7/94                          3.30%          7,530.78                                          5.01%
                            8/94                          4.10%          7,839.54                                          5.32%
                            9/94                         -2.40%          7,651.40           4.95%                          3.62%
                           10/94                          2.20%          7,819.73                                          3.72%
                           11/94                         -3.60%          7,538.22                                          1.00%
                           12/94                          1.50%          7,651.29           0.00%           1.30%          1.30%
            1995            1/95                          2.60%          7,850.22                                          0.51%
                            2/95                          3.90%          8,156.38                                          7.33%
                            3/95                          3.00%          8,401.07           9.80%                         15.64%
                            4/95                          2.90%          8,644.70                                         17.47%
                            5/95                          4.00%          8,990.49                                         20.24%
                            6/95                          2.30%          9,197.27           9.48%                         26.16%
                            7/95                          3.30%          9,500.78                                         26.16%
                            8/95                          0.30%          9,529.29                                         21.55%
                            9/95                          4.20%          9,929.52           7.96%                         29.77%
                           10/95                         -0.40%          9,889.80                                         26.47%
                           11/95                          4.40%         10,324.95                                         36.97%
                           12/95                          1.90%         10,521.12           5.96%          37.51%         37.51%
            1996            1/96                          3.40%         10,878.84                                         38.58%
                            2/96                          0.90%         10,976.75                                         34.58%
                            3/96                          1.00%         11,086.52           5.37%                         31.97%
                            4/96                          1.50%         11,252.82                                         30.17%
                            5/96                          2.60%         11,545.39                                         28.42%
                            6/96                          0.40%         11,591.57           4.56%                         26.03%
                            7/96                         -4.40%         11,081.54                                         16.64%
                            8/96                          2.10%         11,314.25                                         18.73%
                            9/96                          5.60%         11,947.85           3.07%                         20.33%
                           10/96                          2.80%         12,282.39                                         24.19%
                           11/96                          7.60%         13,215.85                                         28.00%
                           12/96                         -2.00%         12,951.54           8.40%          23.10%         23.10%
            1997            1/97                          6.20%         13,754.53                                         26.43%
                            2/97                          0.80%         13,864.57                                         26.31%
                            3/97                         -4.10%         13,296.12           2.66%                         19.93%
                            4/97                          6.00%         14,093.89                                         25.25%
                            5/97                          6.10%         14,953.62                                         29.52%
                            6/97                          4.50%         15,626.53          17.53%                         34.81%
                            7/97                          8.00%         16,876.65                                         52.30%
                            8/97                         -5.60%         15,931.56                                         40.81%
                            9/97                          5.50%         16,807.79           7.56%                         40.68%
                           10/97                         -3.30%         16,253.14                                         32.33%
                           11/97                          4.60%         17,000.78                                         28.64%
                           12/97                          1.70%         17,289.79           2.87%          33.50%         33.50%
            1998            1/98                          1.10%         17,479.98                                         27.09%
                            2/98                          7.20%         18,738.54                                         35.15%
                            3/98                          5.10%         19,694.21          13.91%                         48.12%
                            4/98                          1.00%         19,891.15                                         41.13%
                            5/98                         -1.70%         19,553.00                                         30.76%
                            6/98                          4.10%         20,354.67           3.35%                         30.26%
                            7/98                         -1.10%         20,130.77                                         19.28%
                            8/98                        -14.50%         17,211.81                                          8.04%
                            9/98                          6.40%         18,313.36         -10.03%                          8.96%
                           10/98                          8.10%         19,796.75                                         21.80%
                           11/98                          6.10%         21,004.35                                         23.55%
                           12/98                          5.80%         22,222.60          21.35%          28.53%         28.53%
            1999            1/99                          4.20%         23,155.95                                         32.47%
                            2/99                         -3.10%         22,438.11                                         19.74%
                            3/99                          4.00%         23,335.64           5.01%                         18.49%
                            4/99                          3.90%         24,245.73                                         21.89%
                            5/99                         -2.40%         23,663.83                                         21.02%
                            6/99                          5.60%         24,989.01           7.09%                         22.77%
                            7/99                         -3.10%         24,214.35                                         20.29%
                            8/99                         -0.50%         24,093.28                                         39.98%
                            9/99                         -2.70%         23,442.76          -6.19%                         28.01%
                           10/99                          6.30%         24,919.65                                         25.88%
                           11/99                          2.00%         25,418.04                                         21.01%
                           12/99                          5.90%         26,917.71          14.82%          21.13%         21.13%
            2000            1/00                         -5.00%         25,571.82                                         10.43%
                            2/00                         -1.90%         25,085.96                                         11.80%
                            3/00                          9.80%         27,544.38           2.33%                         18.04%
                            4/00                         -3.00%         26,718.05                                         10.20%
                            5/00                         -2.10%         26,156.97                                         10.54%
                            6/00                          2.50%         26,810.90          -2.66%                          7.29%
                            7/00                         -1.60%         26,381.92                                          8.95%
                            8/00                          6.20%         28,017.60                                         16.29%
                            9/00                         -5.30%         26,532.67          -1.04%                         13.18%
                           10/00                         -0.40%         26,426.54                                          6.05%
                           11/00                         -7.90%         24,338.84                                         -4.25%
                           12/00                          0.50%         24,460.54          -7.81%          -9.13%         -9.13%
            2001            1/01                          3.50%         25,316.65                                         -1.00%
                            2/01                         -9.10%         23,012.84                                         -8.26%
                            3/01                         -6.30%         21,563.03         -11.85%                        -21.72%
                            4/01                          7.80%         23,244.95                                        -13.00%
                            5/01                          0.70%         23,407.66                                        -10.51%
                            6/01                         -2.40%         22,845.88           5.95%                        -14.79%
                            7/01                         -1.00%         22,617.42                                        -14.27%
                            8/01                         -6.30%         21,192.52                                        -24.36%
                            9/01                         -8.10%         19,475.93         -14.75%                        -26.60%
                           10/01                          1.90%         19,845.97                                        -24.90%
                           11/01                          7.70%         21,374.11                                        -12.18%
                           12/01                          0.90%         21,566.48          10.73%         -11.83%        -11.83%
            2002            1/02                         -1.50%         21,242.98                                        -16.09%
                            2/02                         -1.90%         20,839.36                                         -9.44%
                            3/02                          3.80%         21,631.26           0.30%                          0.32%
                            4/02                         -6.10%         20,311.75                                        -12.62%
                            5/02                         -0.70%         20,169.57                                        -13.83%
                            6/02                         -7.10%         18,737.53         -13.38%                        -17.98%
                            7/02                         -7.80%         17,276.00                                        -23.62%
                            8/02                          0.70%         17,396.93                                        -17.91%
                            9/02                        -10.90%         15,500.67         -17.27%                        -20.41%
                           10/02                          8.80%         16,864.73                                        -15.02%
                           11/02                          5.90%         17,859.75                                        -16.44%
                           12/02                         -5.90%         16,806.02           8.42%         -22.07%        -22.07%
            2003            1/03                         -2.60%         16,369.06                                        -22.94%
                            2/03                         -1.50%         16,123.53                                        -22.63%
                            3/03                          1.00%         16,284.76          -3.10%                        -24.72%
                            4/03                          8.20%         17,620.11                                        -13.25%
                            5/03                          5.30%         18,553.98                                         -8.01%
                            6/03                          1.30%         18,795.18          15.42%                          0.31%
                            7/03                          1.80%         19,133.50                                         10.75%
                            8/03                          1.90%         19,497.03                                         12.07%

                 BARCLAY'S CTA INDEX                                                12-month
                 (MANAGED FUTURES)                                                   holding
                 Source: Barclay Trading Group, Fairfield, IA                        periods

                       ROR                        QTRLY          ANNUAL
                                         1,000.00
                          29.26%         1,292.60
                           1.41%         1,310.83
                           4.43%         1,368.90         36.89%
                          -2.13%         1,339.74
                           3.48%         1,386.36
                           3.05%         1,428.64          4.36%
                          11.44%         1,592.08
                           0.94%         1,607.05
                           0.67%         1,617.81         13.24%
                           1.19%         1,637.07
                          -0.25%         1,632.97
                           0.24%         1,636.89          1.18%          63.69%          63.69%
                           5.25%         1,722.83                                         33.28%
                           0.78%         1,736.27                                         32.46%
                          -3.98%         1,667.16          1.85%                          21.79%
                           1.22%         1,687.50                                         25.96%
                           3.56%         1,747.58                                         26.06%
                          16.46%         2,035.23         22.08%                          42.46%
                          -2.73%         1,979.67                                         24.34%
                           3.05%         2,040.05                                         26.94%
                          -2.57%         1,987.62         -2.34%                          22.86%
                          -2.25%         1,942.90                                         18.68%
                           6.71%         2,073.27                                         26.96%
                          -2.18%         2,028.07          2.04%          23.90%          23.90%
                           1.67%         2,061.94                                         19.68%
                           3.05%         2,124.83                                         22.38%
                           7.34%         2,280.79         12.46%                          36.81%
                          -0.74%         2,263.91                                         34.16%
                           3.16%         2,335.45                                         33.64%
                           6.82%         2,494.73          9.38%                          22.58%
                          -9.12%         2,267.21                                         14.52%
                           4.30%         2,364.70                                         15.91%
                           9.39%         2,586.74          3.69%                          30.14%
                          -3.09%         2,506.81                                         29.02%
                          -4.91%         2,383.73                                         14.97%
                          -0.73%         2,366.33         -8.52%          16.68%          16.68%
                          18.37%         2,801.02                                         35.84%
                          -9.05%         2,547.53                                         19.89%
                           2.04%         2,599.50          9.85%                          13.97%
                          -0.82%         2,578.18                                         13.88%
                           9.82%         2,831.36                                         21.23%
                          -8.50%         2,590.70         -0.34%                           3.85%
                           3.12%         2,671.53                                         17.83%
                           9.06%         2,913.57                                         23.21%
                           0.19%         2,919.10         12.68%                          12.85%
                           1.83%         2,972.52                                         18.58%
                          -4.17%         2,848.57                                         19.50%
                           2.80%         2,928.33          0.32%          23.75%          23.75%
                           1.60%         2,975.18                                          6.22%
                          -0.96%         2,946.62                                         15.67%
                           1.97%         3,004.67          2.61%                          15.59%
                          -2.53%         2,928.65                                         13.59%
                           4.12%         3,049.31                                          7.70%
                          -9.81%         2,750.17         -8.47%                           6.16%
                          21.33%         3,336.78                                         24.90%
                          -8.00%         3,069.84                                          5.36%
                           3.98%         3,192.02         16.07%                           9.35%
                          -4.20%         3,057.96                                          2.87%
                          -2.98%         2,966.83                                          4.15%
                           7.33%         3,184.30         -0.24%           8.74%           8.74%
                           2.57%         3,266.13                                          9.78%
                           4.67%         3,418.66                                         16.02%
                          -1.06%         3,382.42          6.22%                          12.57%
                          -1.98%         3,315.45                                         13.21%
                           1.34%         3,359.88                                         10.18%
                          -4.83%         3,197.60         -5.46%                          16.27%
                          13.96%         3,643.98                                          9.21%
                          -1.62%         3,584.95                                         16.78%
                          -7.69%         3,309.27          3.49%                           3.67%
                           6.61%         3,528.01                                         15.37%
                           4.69%         3,693.47                                         24.49%
                           8.20%         3,996.34         20.76%          25.50%          25.50%
                           1.87%         4,071.07                                         24.64%
                          14.14%         4,646.72                                         35.92%
                           5.62%         4,907.86         22.81%                          45.10%
                          -6.23%         4,602.10                                         38.81%
                          -3.92%         4,421.70                                         31.60%
                          -1.46%         4,357.14        -11.22%                          36.26%
                           3.25%         4,498.75                                         23.46%
                           5.11%         4,728.64                                         31.90%
                          -5.56%         4,465.73          2.49%                          34.95%
                          -4.40%         4,269.23                                         21.01%
                          -2.20%         4,175.31                                         13.05%
                          -0.63%         4,149.01         -7.09%           3.82%           3.82%
                          10.51%         4,585.07                                         12.63%
                           0.61%         4,613.04                                         -0.72%
                           3.37%         4,768.50         14.93%                          -2.84%
                          22.07%         5,820.90                                         26.48%
                          -1.81%         5,715.54                                         29.26%
                          -3.24%         5,530.36         15.98%                          26.93%
                           4.73%         5,791.95                                         28.75%
                          -1.69%         5,694.06                                         20.42%
                           0.72%         5,735.06          3.70%                          28.42%
                           0.33%         5,753.99                                         34.78%
                           8.60%         6,248.83                                         49.66%
                           4.42%         6,525.03         13.77%          57.27%          57.27%
                          -1.88%         6,402.36                                         39.63%
                           0.70%         6,447.17                                         39.76%
                          -3.43%         6,226.03         -4.58%                          30.57%
                          -3.95%         5,980.11                                          2.74%
                           8.95%         6,515.33                                         13.99%
                          27.40%         8,300.52         33.32%                          50.09%
                          -8.23%         7,617.39                                         31.52%
                           0.54%         7,658.52                                         34.50%
                           0.80%         7,719.79         -7.00%                          34.61%
                           1.37%         7,825.55                                         36.00%
                           2.62%         8,030.58                                         28.51%
                          -1.07%         7,944.66          2.91%          21.76%          21.76%
                           1.48%         8,062.24                                         25.93%
                          -3.47%         7,782.48                                         20.71%
                           3.65%         8,066.54          1.53%                          29.56%
                          -2.50%         7,864.87                                         31.52%
                          11.92%         8,802.37                                         35.10%
                           1.28%         8,915.04         10.52%                           7.40%
                          -1.74%         8,759.92                                         15.00%
                          -5.83%         8,249.21                                          7.71%
                          -3.04%         7,998.44        -10.28%                           3.61%
                          -5.99%         7,519.33                                         -3.91%
                           2.30%         7,692.28                                         -4.21%
                           5.14%         8,087.66          1.12%           1.80%           1.80%
                           1.54%         8,212.21                                          1.86%
                           0.79%         8,277.08                                          6.36%
                           3.02%         8,527.05          5.43%                           5.71%
                           4.54%         8,914.18                                         13.34%
                          -5.49%         8,424.79                                         -4.29%
                           1.23%         8,528.42          0.02%                          -4.34%
                           5.62%         9,007.71                                          2.83%
                           6.69%         9,610.33                                         16.50%
                           2.78%         9,877.50         15.82%                          23.49%
                           1.15%         9,991.09                                         32.87%
                          -0.47%         9,944.13                                         29.27%
                          -1.57%         9,788.01         -0.91%          21.02%          21.02%
                          -4.90%         9,308.40                                         13.35%
                          -0.83%         9,231.14                                         11.53%
                           4.28%         9,626.23         -1.65%                          12.89%
                          -1.89%         9,444.29                                          5.95%
                          -1.61%         9,292.24                                         10.30%
                           2.66%         9,539.41         -0.90%                          11.85%
                          -3.36%         9,218.89                                          2.34%
                          -1.92%         9,041.89                                         -5.91%
                           2.72%         9,287.83         -2.64%                          -5.97%
                          -0.91%         9,203.31                                         -7.88%
                           0.26%         9,227.24                                         -7.21%
                          10.03%        10,152.73          9.31%           3.73%           3.73%
                          -4.53%         9,692.81                                          4.13%
                          -2.61%         9,439.83                                          2.26%
                          -1.81%         9,268.97         -8.70%                          -3.71%
                          -0.80%         9,194.81                                         -2.64%
                          -0.73%         9,127.69                                         -1.77%
                           4.44%         9,532.96          2.85%                          -0.07%
                           4.31%         9,943.83                                          7.86%
                           2.30%        10,172.54                                         12.50%
                          -1.61%        10,008.76          4.99%                           7.76%
                           0.19%        10,027.78                                          8.96%
                           1.19%        10,147.11                                          9.97%
                          -0.86%        10,059.84          0.51%          -0.91%          -0.91%
                          -1.81%         9,877.76                                          1.91%
                           5.47%        10,418.07                                         10.36%
                          -0.50%        10,365.98          3.04%                          11.84%
                           3.20%        10,697.70                                         16.34%
                           0.62%        10,764.02                                         17.93%
                           0.98%        10,869.51          4.86%                          14.02%
                           3.71%        11,272.77                                         13.36%
                          -3.11%        10,922.18                                          7.37%
                          -0.85%        10,829.35         -0.37%                           8.20%
                          -0.58%        10,766.54                                          7.37%
                           0.15%        10,782.68                                          6.26%
                           2.97%        11,102.93          2.53%          10.37%          10.37%
                          -3.30%        10,736.53                                          8.69%
                          -1.44%        10,581.93                                          1.57%
                           2.03%        10,796.74         -2.76%                           4.16%
                          -1.77%        10,605.64                                         -0.86%
                           2.78%        10,900.48                                          1.27%
                           2.50%        11,172.99          3.48%                           2.79%
                          -1.04%        11,056.79                                         -1.92%
                          -3.11%        10,712.92                                         -1.92%
                           1.68%        10,892.90         -2.51%                           0.59%
                           0.08%        10,901.61                                          1.25%
                           1.68%        11,084.76                                          2.80%
                          -0.49%        11,030.45          1.26%          -0.65%          -0.65%
                          -1.79%        10,833.00                                          0.90%
                           3.40%        11,201.32                                          5.85%
                           6.42%        11,920.45          8.07%                          10.41%
                           1.17%        12,059.92                                         13.71%
                           0.51%        12,121.42                                         11.20%
                          -1.29%        11,965.06          0.37%                           7.09%
                          -1.23%        11,817.89                                          6.88%
                           2.33%        12,093.24                                         12.88%
                          -0.14%        12,076.31          0.93%                          10.86%
                          -0.03%        12,072.69                                         10.74%
                           1.04%        12,198.24                                         10.05%
                           2.76%        12,534.92          3.80%          13.64%          13.64%
                           2.64%        12,865.84                                         18.77%
                          -4.77%        12,252.14                                          9.38%
                           0.59%        12,324.43         -1.68%                           3.39%
                           5.96%        13,058.96                                          8.28%
                          -1.96%        12,803.01                                          5.62%
                          -0.35%        12,758.19          3.52%                           6.63%
                          -1.64%        12,548.96                                          6.19%
                          -0.82%        12,446.06                                          2.92%
                           2.22%        12,722.36         -0.28%                           5.35%
                           5.49%        13,420.82                                         11.17%
                           3.47%        13,886.52                                         13.84%
                          -1.50%        13,678.22          7.51%           9.12%           9.12%
                           3.86%        14,206.20                                         10.42%
                           3.49%        14,702.00                                         20.00%
                          -0.59%        14,615.26          6.85%                          18.59%
                          -1.38%        14,413.57                                         10.37%
                           0.32%        14,459.69                                         12.94%
                           0.08%        14,471.26         -0.99%                          13.43%
                           5.69%        15,294.67                                         21.88%
                          -4.00%        14,682.89                                         17.97%
                           1.01%        14,831.18          2.49%                          16.58%
                          -1.60%        14,593.88                                          8.74%
                           1.42%        14,801.12                                          6.59%
                           2.48%        15,168.19          2.27%          10.89%          10.89%
                           0.58%        15,256.16                                          7.39%
                          -0.99%        15,105.12                                          2.74%
                           0.54%        15,186.69          0.12%                           3.91%
                          -3.39%        14,671.86                                          1.79%
                           0.76%        14,783.37                                          2.24%
                           0.36%        14,836.59         -2.31%                           2.52%
                          -0.29%        14,793.56                                         -3.28%
                           5.92%        15,669.34                                          6.72%
                           3.16%        16,164.49          8.95%                           8.99%
                          -0.75%        16,043.26                                          9.93%
                          -0.93%        15,894.06                                          7.38%
                           2.12%        16,231.01          0.41%           7.01%           7.01%
                          -1.50%        15,987.55                                          4.79%
                           2.62%        16,406.42                                          8.61%
                          -1.22%        16,206.26         -0.15%                           6.71%
                           1.81%        16,499.60                                         12.46%
                          -1.43%        16,263.65                                         10.01%
                           1.55%        16,515.74          1.91%                          11.32%
                          -0.52%        16,429.86                                         11.06%
                          -0.32%        16,377.28                                          4.52%
                           0.05%        16,385.47         -0.79%                           1.37%
                          -4.21%        15,695.64                                         -2.17%
                           1.96%        16,003.28                                          0.69%
                           0.22%        16,038.48         -2.12%          -1.19%          -1.19%
                           1.41%        16,264.63                                          1.73%
                          -0.44%        16,193.06                                         -1.30%
                          -0.83%        16,058.66          0.13%                          -0.91%
                          -1.61%        15,800.11                                         -4.24%
                           0.80%        15,926.51                                         -2.07%
                          -0.95%        15,775.21         -1.77%                          -4.48%
                          -1.20%        15,585.91                                         -5.14%
                           2.56%        15,984.91                                         -2.40%
                          -1.49%        15,746.73         -0.18%                          -3.90%
                           0.88%        15,885.31                                          1.21%
                           2.74%        16,320.56                                          1.98%
                           6.00%        17,299.80          9.86%           7.86%           7.86%
                          -0.01%        17,298.07                                          6.35%
                          -0.62%        17,190.82                                          6.16%
                           4.41%        17,948.93          3.75%                          11.77%
                          -3.82%        17,263.28                                          9.26%
                           0.60%        17,366.86                                          9.04%
                          -1.03%        17,187.99         -4.24%                           8.96%
                          -0.66%        17,074.55                                          9.55%
                           1.49%        17,328.96                                          8.41%
                           1.79%        17,639.14          2.62%                          12.02%
                           2.56%        18,090.71                                         13.88%
                          -4.52%        17,273.01                                          5.84%
                           1.00%        17,445.74         -1.10%           0.84%           0.84%
                          -0.87%        17,293.96                                         -0.02%
                          -2.12%        16,927.33                                         -1.53%
                           0.58%        17,025.51         -2.41%                          -5.14%
                          -0.91%        16,870.57                                         -2.27%
                           2.58%        17,305.83                                         -0.35%
                           6.45%        18,422.06          8.20%                           7.18%
                           2.92%        18,959.98                                         11.04%
                           1.29%        19,204.57                                         10.82%
                           2.42%        19,669.32          6.77%                          11.51%
                          -3.34%        19,012.36                                          5.09%
                          -1.41%        18,744.29                                          8.52%
                           4.58%        19,602.78         -0.34%          12.36%          12.36%
                           2.90%        20,171.26                                         16.64%
                           2.60%        20,695.71                                         22.26%
                          -4.62%        19,739.57          0.70%                          15.94%
                           0.85%        19,907.36                                         18.00%
                           5.07%        20,916.66                                         20.86%
                          -2.38%        20,418.84          3.44%                          10.84%
                          -0.97%        20,220.78                                          6.65%
                           0.57%        20,336.04                                          5.89%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHART UPDATES AND REPLACES THROUGH AUGUST 31, 2003, THE "IMPROVED PORTFOLIO EFFICIENCY" CHART ON PAGE 121. THE NOTES ON PAGE 121 ARE AN INTEGRAL PART OF THE FOLLOWING CHART.

                         IMPROVED PORTFOLIO EFFICIENCY
                        JANUARY 1980 THROUGH AUGUST 2003
            U.S. STOCKS/BONDS/INTERNATIONAL EQUITIES/MANAGED FUTURES

Risk/Return Analysis
January 1980 through August 2003
Stocks/Bonds/International Equities/Managed Futures
(Risk/Return Chart Data Points)

                                                                         Standard Deviation        Average Monthly ROR

                                                                                    (x-axis)                   (Y-axis)
-----------------------------------------------------------------------------------------------------------------------
100% Stocks (S&P 500 Index)                                                         4.5265%                    1.1546%
100% Bonds (Salomon Corporate Bond Index)                                           2.1277%                    0.8419%
100% International Equities (MSCI EAFE Index)                                       5.0436%                    0.9521%
100% Managed Futures (Barclay CTA Index)                                            4.9370%                    1.1800%
50% Stocks/50% Bonds                                                                2.7573%                    0.9982%
50% Stocks/30% Bonds/10% Int'l Eqs./10% Mgd. Futures                                2.8671%                    1.0431%
50% Stocks/40% Bonds/10% Mgd. Futures                                               2.6758%                    1.0320%
60% Stocks/40% Bonds                                                                3.0652%                    1.0295%
60% Stocks/30% Bonds/10% Mgd. Futures                                               2.9987%                    1.0633%
70% Stocks/30% Bonds                                                                3.4030%                    1.0608%
70% Stocks/20% Bonds/10% Mgd. Futures                                               3.3492%                    1.0946%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                      SUPPLEMENTAL PERFORMANCE INFORMATION
THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH AUGUST 31, 2003, THE CHARTS ON PAGES 126-133.
--------------------------------------------------------------------------------
                                 CHARTER GRAHAM
All of the performance data below is as of August 31, 2003.

--------------------------------------------------------------------------------
                           CHARTER GRAHAM STATISTICS
Trading Advisor:                                 Graham Capital Management, L.P.
Began Trading:                                                     March 1, 1999
Net Assets in Fund:                                               $211.1 million
Minimum Investment:                                                      $20,000
Monthly Management Fee:                            1/12 of 2% of Beg. Net Assets
Monthly Brokerage Fee:                          1/12 of 6.25% of Beg. Net Assets
Monthly Incentive Fee:                            20% of Monthly Trading Profits
Investment Style:                                                      Technical

--------------------------------------------------------------------------------
                                 RISK ANALYSIS
Compounded Annual Rate of Return:                                         17.32%
Standard Deviation of Monthly Returns:                                     7.15%
Annualized Standard Deviation:                                            24.77%
Sharpe Ratio:                                                               0.54
Largest Decline Period (11/01-4/02):                                     -23.83%
Average Recovery (No. of months):                                           3.17
Average Monthly Loss:                                                     -5.09%
Standard Deviation of Monthly Loss:                                        3.34%
% of Losing Months:                                                       41.82%
Average Monthly Gain:                                                      6.34%
Standard Deviation of Monthly Gain:                                        4.82%
% of Winning Months:                                                      58.18%

--------------------------------------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION
Foreign Exchange     20%
Interest Rates       22%
Stock Indices        33%
Agriculturals         6%
Metals                6%
Energies             13%

--------------------------------------------------------------------------------
                                TRADING STRATEGY

Graham relies on technical information as the basis for its systematic trading decisions. Graham believes that it can, over time, anticipate market events using multiple quantitative mathematical models to determine its systematic trading activities. The objective of the trading system is to identify positions in markets where the price action of a particular market signals the computerized systems used by Graham that a potential trend in prices is occurring. The systems are designed to mathematically analyze the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of a particular market. As a result of this analysis, the programs will utilize proprietary risk management and trade filter strategies which are intended to enable the system to benefit from sustained price trends while protecting the account from unacceptable levels of risk and volatility exposure. One of the most important objectives of Graham's programs is to strategically reduce leverage in markets where it has achieved significant profits prior to substantial price reversal using proprietary techniques designed to reduce volatility, without diluting net returns. The owners and employees of Graham have a significant amount invested in Graham's trading programs.

--------------------------------------------------------------------------------
                             FUTURES MARKETS TRADED
Markets traded may include, but are not limited to, the following:

AGRICULTURALS            INTEREST              FOREIGN
Corn                     RATES                 EXCHANGE
Lean hogs                Australian Bank       Australian dollar
Live cattle                Bills               British pound
Soybean meal             Australian T-bonds    Canadian dollar
Soybean oil              British Long Gilt     Euro
Soybeans                 British Short         Japanese yen
Wheat                      Sterling            Korean won
SOFTS                    Euro bonds            Mexican peso
Cocoa                    Japanese              New Zealand
Coffee                     government            dollar
Cotton                     bonds               Singapore dollar
Orange Juice             Swiss government      South African rand
Sugar                      bonds               Swedish krona
STOCK INDICES            U.S. T-bonds          Swiss franc
CAC 40 Index             U.S. T-notes          U.S. dollar
DAX Index                ENERGIES              Cross rates
FTSE 100 Index           Crude oil             METALS
Hang Seng Index          Gas oil               Aluminum
IBEX 35 PLUS             Natural gas           Copper
  Index                  Unleaded gas          Gold
NASDAQ 100                                     Lead
  Index                                        Nickel
Nikkei 225 Index                               Palladium
Russell 1000 Index                             Zinc
S&P 500 Index
Topix Index

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                           CHARTER GRAHAM PERFORMANCE

       1999          2000          2001          2002          2003
       2.90%        21.96%         9.72%        36.82%         8.97%
    (10 months)                                             (8 months)

--------------------------------------------------------------------------------
            ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

                                   [chart]

--------------------------------------------------------------------------------
               HISTORICAL PERFORMANCE COMPARISON (2/28/99 = $10)

                                   [chart]

--------------------------------------------------------------------------------
                       CORRELATION ANALYSIS (3/99 - 8/03)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                 Charter
                                 Graham       CISDM        S&P       CITI       EAFE
Charter Graham                     1.00         0.91      -0.42       0.27      -0.35
CISDM Public Fund Index                         1.00      -0.38       0.33      -0.28
S & P 500 Index                                            1.00      -0.08       0.84
Citigroup Corporate Bond Index                                        1.00      -0.02
MSCI EAFE Index                                                                  1.00

--------------------------------------------------------------------------------

The S&P 500 Index, Citigroup Corporate Bond Index (formerly known as the Salomon Corporate Bond Index), and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                                CHARTER MILLBURN
 All of the performance data below is as of August 31, 2003.
--------------------------------------------------------------------------------
                          CHARTER MILLBURN STATISTICS
Trading Advisor:                                 Millburn Ridgefield Corporation
Began Trading:                                                     March 1, 1999
Net Assets in Fund:                                                $63.6 million
Minimum Investment:                                                      $20,000
Monthly Management Fee:                            1/12 of 2% of Beg. Net Assets
Monthly Brokerage Fee:                          1/12 of 6.25% of Beg. Net Assets
Monthly Incentive Fee:                            20% of Monthly Trading Profits
Investment Style:                                                      Technical

--------------------------------------------------------------------------------
                                 RISK ANALYSIS
Compounded Annual Rate of Return:                                          4.40%
Standard Deviation of Monthly Returns:                                     5.98%
Annualized Standard Deviation:                                            20.71%
Sharpe Ratio:                                                               0.02
Largest Decline Period (4/01 - 4/02):                                    -23.46%
Average Recovery (No. of Months):                                           3.60
Average Monthly Loss:                                                     -4.98%
Standard Deviation of Monthly Loss:                                        3.25%
% of Losing Months:                                                       40.00%
Average Monthly Gain:                                                      4.20%
Standard Deviation of Monthly Gain:                                        4.18%
% of Winning Months:                                                      60.00%

--------------------------------------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION
Foreign Exchange       36%
Interest Rates         26%
Stock Indices          17%
Agriculturals           2%
Metals                  5%
Energies               14%
--------------------------------------------------------------------------------
                                TRADING STRATEGY

Millburn's trading methodology includes technical trend analysis, certain non-trend-following technical systems, and risk management principles. The first step in the trading methodology is the development of intermediate-to-long-term trading systems which generate buy or sell decisions in a particular market based on the direction of the price trend in the market. Millburn then tests the full range of the systems in each market traded against five, ten or fifteen years of historical data to simulate the results the system would have achieved in the markets had the system been used to make trading decisions during the simulation period. Millburn applies a System Selection Algorithm to simulate potential combinations of systems and searches for both an optimal number and combinations of systems in each market. The number of systems ranges from 5 to 8, and the combination selected is designed to maximize Sharpe ratio, subject to minimum levels of diversification among systems in the group. Millburn also employs a Portfolio Allocation Algorithm designed to select a portfolio with what Millburn believes to be `optimal' risk/reward statistics and to dynamically shift the portfolio risk allocations into the markets and sectors which offer the best potential for profit.

In attempting to assess market volatility as a means of monitoring and evaluating risk, Millburn uses a volatility overlay as a part of individual market risk management. This system is designed to measure the risk in a portfolio's position in a market and signals a decrease in position size when risk increases and an increase in position size when risk decreases. Millburn's volatility overlay maintains overall portfolio risk and distribution of risk across markets within designated ranges. In addition to the volatility overlay, Millburn's risk management focuses on money management principles applicable to the portfolio as a whole rather than to individual markets and the careful control of leverage or portfolio size.

Millburn is engaged in a substantial ongoing research effort to improve its trading methods and to apply its quantitative analytic expertise to new financial products.

--------------------------------------------------------------------------------
                             FUTURES MARKETS TRADED
Markets traded may include, but are not limited to, the following:

AGRICULTURALS            INTEREST                FOREIGN
Corn                     RATES                   EXCHANGE
Wheat                    British Long Gilt       British pound
SOFTS                    British Short           Canadian dollar
Cocoa                      Sterling              Euro
Coffee                   Euro bonds              Japanese yen
Cotton                   Japanese                Mexican peso
Sugar                      government            Norwegian Krone
STOCK INDICES              bond                  Singapore dollar
All Ordinaries           U.S. T-bonds            Swiss franc
DAX Index                U.S. T-notes            Cross rates
FTSE 100 Index           METALS                  Exotic currencies
Hang Seng Index          Aluminum                ENERGIES
NASDAQ 100               Copper                  Crude oil
  Index                  Gold                    Gas oil
Nikkei 225 Index         Zinc                    Heating oil
S&P 500 Index                                    Natural gas
Topix Index                                      Unleaded gas

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                          CHARTER MILLBURN PERFORMANCE

       1999          2000          2001          2002          2003
      -7.20%        12.07%       -11.25%        21.13%        8.59%
    (10 months)                                             (8 months)

--------------------------------------------------------------------------------
            ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

                                   [chart]

--------------------------------------------------------------------------------
               HISTORICAL PERFORMANCE COMPARISON (2/28/99 = $10)

                                   [chart]

--------------------------------------------------------------------------------
                       CORRELATION ANALYSIS (3/99 - 8/03)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                       Charter
                                       Millburn      CISDM        S&P       CITI       EAFE
Morgan Stanley Charter Millburn L.P.     1.00         0.89      -0.33       0.23      -0.20
CISDM Public Fund Index                               1.00      -0.38       0.33      -0.28
S & P 500 Index                                                  1.00      -0.08       0.84
Citigroup Corporate Bond Index                                              1.00      -0.02
MSCI EAFE Index                                                                        1.00

--------------------------------------------------------------------------------

The S&P 500 Index, Citigroup Corporate Bond Index (formerly known as the Salomon Corporate Bond Index), and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                                 CHARTER MSFCM

All of the performance data below is as of August 31, 2003.

--------------------------------------------------------------------------------
                            CHARTER MSFCM STATISTICS

Trading Advisor:                                        Morgan Stanley Futures &
                                                             Currency Mgmt. Inc.
Began Trading:                                                     March 1, 1994
Total Assets in Fund:                                             $157.7 Million
Minimum Investment:                                                      $20,000
Monthly Management Fee:                            1/12 of 2% of Beg. Net Assets
Monthly Brokerage Fee:                          1/12 of 6.25% of Beg. Net Assets
Quarterly Incentive Fee:                        20% of Quarterly Trading Profits
Investment Style:                                                      Technical

--------------------------------------------------------------------------------
                                 RISK ANALYSIS

Compounded Annual Rate of Return:                                          8.86%
Standard Deviation of Monthly Returns:                                     6.46%
Annualized Standard Deviation:                                            22.37%
Sharpe Ratio:                                                               0.22
Largest Decline Period (7/94 - 1/95):                                    -22.84%
Average Recovery (No. of months):                                           2.37
Average Monthly Loss:                                                     -4.53%
Standard Deviation of Monthly Loss:                                        3.31%
% of Losing Months:                                                       42.61%
Average Monthly Gain:                                                      4.93%
Standard Deviation of Monthly Gain:                                        5.07%
% of Winning Months:                                                      57.39%

--------------------------------------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION

Foreign Exhange       42%
Interest Rates        24%
Stock Indices          2%
Metals                10%
Energies              22%

--------------------------------------------------------------------------------
                                TRADING STRATEGY

Morgan Stanley Futures & Currency Management's trading methodology is trend following in nature, attempting to identify long-term trends that are beginning and taking positions that can potentially profit from a continuation of these trends. Positions are maintained until certain price objectives are reached or the trend is no longer detected in the data. Deciding when to enter and exit a position, and how much exposure to maintain, is made systematically utilizing a fixed set of technical rules and mathematical formulas that consider factors such as daily price activity, volatility, volume, and open interest. Although Morgan Stanley Futures & Currency Management's trading methodology is generally universal across all markets traded, variations are applied from sector to sector. In some sectors Morgan Stanley Futures & Currency Management will maintain either a long or short position at all times, but in other sectors a position will only be taken if a clear trend is determined. In addition, a longer term perspective may be applied in certain market sectors when detecting rising versus declining trends.

Determining which markets to trade and how much risk to allocate to each market is accomplished using a combination of technical inputs and professional judgment. Factors employed to scrutinize the potential contribution each market can make to the overall portfolio include historical return, volatility and cross-correlations to other markets. Professional judgment is used in making the final determination as to which markets to trade and takes into account such things as market liquidity and cost of trading.

Over its sixteen year history, Morgan Stanley Futures & Currency Management has allocated significant resources to maintain an active research and development process. This ongoing commitment is maintained to improve the potential for strong future performance for Morgan Stanley Futures & Currency Management clients.

--------------------------------------------------------------------------------
                             FUTURES MARKETS TRADED
Markets traded may include, but are not limited to, the following:

INTEREST RATES         FOREIGN EXCHANGE    METALS
Australian 10 yr       Australian dollar   Aluminum
  bond                 British pound       Copper
Eurobonds              Euro                Gold
Eurodollars            Japanese yen        Nickel
Japanese               Singapore dollar    Zinc
  government           South African rand  ENERGIES
  bond                 Swedish krona       Brent Crude oil
U.S. T-bonds           Swiss franc         Crude oil
U.S. T-notes           STOCK INDICES       Natural gas
                       Nikkei 225 Index
                       S&P 500 Index

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                           CHARTER MSFCM PERFORMANCE

     1994        1995        1996        1997        1998        1999        2000        2001        2002        2003
    -7.32%      21.88%      3.97%       26.22%      5.07%       -9.21%      23.77%      -3.31%      29.08%      2.61%
  (10 months)                                                                                                 (8 months)

--------------------------------------------------------------------------------
            ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

                                   [chart]

--------------------------------------------------------------------------------
               HISTORICAL PERFORMANCE COMPARISON (2/28/94 = $10)

                                   [chart]

--------------------------------------------------------------------------------
                       CORRELATION ANALYSIS (3/94 - 8/03)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                  Charter
                                  MSFCM        CISDM        S&P       CITI       EAFE
Morgan Stanley Charter MSFCM       1.00         0.83      -0.13       0.23      -0.06
CISDM Public Fund Index                         1.00      -0.21       0.32      -0.16
S & P 500 Index                                            1.00       0.18       0.78
Citigroup Corporate Bond Index                                        1.00       0.03
MSCI EAFE Index                                                                  1.00

--------------------------------------------------------------------------------

The S&P 500 Index, Citigroup Corporate Bond Index (formerly known as the Salomon Corporate Bond Index), and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                                CHARTER CAMPBELL

All of the information below pertains to Campbell's Financial, Metal & Energy Large Portfolio. The performance information contained in "Pro Forma Risk Analysis" and the charts on the following page were based on a pro forma, prepared by the general partner, of Campbell's Financial, Metal & Energy Large Portfolio, adjusted for the brokerage, management, and incentive fees and interest income of Charter Campbell. All of the performance data below is as of August 31, 2003.

--------------------------------------------------------------------------------
                          CHARTER CAMPBELL STATISTICS
Trading Advisor:                                        Campbell & Company, Inc.
Began Trading:                                                   October 1, 2002
Total Assets in Fund:                                              $75.4 Million
Minimum Investment:                                                      $20,000
Monthly Management Fee:                         1/12 of 2.65% of Beg. Net Assets
Monthly Brokerage Fee:                          1/12 of 6.25% of Beg. Net Assets
Monthly Incentive Fee:                            20% of Monthly Trading Profits
Investment Style:                                                      Technical
--------------------------------------------------------------------------------
                            PRO FORMA RISK ANALYSIS
Compounded Annual Rate of Return:                                         10.96%
Standard Deviation of Monthly Returns:                                     6.16%
Annualized Standard Deviation:                                            21.35%
Sharpe Ratio:                                                               0.33
Largest Decline Period (4/86-11/86):                                     -39.15%
Average Recovery (No. of months):                                           3.70
Average Monthly Loss:                                                     -4.28%
Standard Deviation of Monthly Loss:                                        3.40%
% of Losing Months:                                                       41.22%
Average Monthly Gain:                                                      4.80%
Standard Deviation of Monthly Gain:                                        4.75%
% of Winning Months:                                                      58.78%
--------------------------------------------------------------------------------
                          AVERAGE SECTOR PARTICIPATION
Foreign Exchange      53%
Interest Rates        16%
Stock Indices         18%
Metals                 1%
Energies              12%
--------------------------------------------------------------------------------
                                TRADING STRATEGY

Campbell makes trading decisions for all clients' accounts using proprietary technical trading models which analyze market statistics. Campbell's trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. Campbell believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell's intention to offset these signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell's policy to follow trades signaled by each trading model independently of the other models. Campbell's trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all.

Campbell applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation, and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

------------------------------------------------------------
                             FUTURES MARKETS TRADED
Markets traded may include, but are not limited to, the following:

INTEREST               FOREIGN             ENERGIES
RATES                  EXCHANGE            Brent crude oil
British long gilt      Australian dollar   Crude oil
Eurodollar             British pound       Gas oil
Euribor                Canadian dollar     Heating oil
Euroswiss              Euro                Natural gas
Euroyen                Japanese yen        Unleaded gas
French notional        Mexican peso        STOCK INDICES
German bobl            New Zealand         DAX Index
German bond              dollar            FTSE Index
Japanese               Singapore dollar    Hang Seng Index
  government           South African rand  IBEX Index
  bond                 Swiss franc         MSCI
Schatz                 METALS              NASDAQ 100 Index
Short Sterling         Aluminum            Nikkei Index
U.S. T-bonds           Copper              OMLX Index
U.S. T-notes           Gold                S&P 500 Index
                       Nickel
                       Zinc

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

--------------------------------------------------------------------------------
                          CHARTER CAMPBELL PERFORMANCE

    1983      1984      1985      1986      1987      1988      1989      1990      1991      1992      1993
   -6.02%    28.90%    30.42%   -26.41%    77.54%    0.97%     29.47%    24.15%    22.64%    5.39%     -1.79%
  (9 months)
    1994      1995      1996      1997      1998      1999      2000      2001      2002      2003
  -20.85%    10.83%    25.93%    12.84%    13.77%    2.42%     9.84%     0.31%     12.12%    9.64%
                                                                                            (8 months)

--------------------------------------------------------------------------------
            ROLLING 12-MONTH PERFORMANCE VS. CISDM PUBLIC FUND INDEX

                                   [chart]


--------------------------------------------------------------------------------


             HISTORICAL PERFORMANCE COMPARISON (12/31/83 = $1,000)


                                   [chart]

--------------------------------------------------------------------------------
                       CORRELATION ANALYSIS (4/83 - 8/03)

Note: The closer the value to zero, the lower the correlation to the indexes compared.

                                           Charter
                                           Campbell
                                             Pro
                                            Forma        CISDM        S&P       CITI       EAFE
Campbell FME Large Portfolio--Pro Forma      1.00         0.75       0.11       0.12       0.00
CISDM Public Fund Index                                   1.00       0.01       0.21      -0.02
S & P 500 Index                                                      1.00       0.27       0.58
Citigroup Corporate Bond Index                                                  1.00       0.13
MSCI EAFE Index                                                                            1.00

--------------------------------------------------------------------------------

* Performance data for the CISDM Public Fund Index begins in January 1984.

The S&P 500 Index, Citigroup Corporate Bond Index (formerly known as the Salomon Corporate Bond Index), and MSCI EAFE Index performance data for stocks, corporate bonds, and international stocks, respectively, are provided by Thomson Financial Software Solutions, Boston, MA. The CISDM Public Fund Index performance data for managed futures is provided by Managed Account Reports LLC, New York, N.Y.

Risk Considerations: Typically, managed futures investments are speculative, involve a high degree of risk, have substantial charges and are suitable only for the risk capital portion of an investor's portfolio. Before investing in any partnership and in order to make an informed decision, you should read the Charter Series prospectus carefully for complete information, including charges, expenses, and risks. Financial Advisors should also read the prospectus before discussing managed futures with clients.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH AUGUST 31, 2003, THE "FUND ASSET HISTORY" CHARTS ON PAGES 134-135.

                                 CHARTER GRAHAM
                               FUND ASSET HISTORY

Feb-99    Dec-99    Dec-00    Dec-01    Dec-02     Aug-03
$4.363    $20.661   $28.771   $47.941   $116.396   $211.115

Net Asset Value (in millions)




                                CHARTER MILLBURN
                               FUND ASSET HISTORY

Feb-99    Dec-99    Dec-00    Dec-01    Dec-02     Aug-03
$7.656    $23.304   $29.783   $30.219   $44.280    $63.644

Net Asset Value (in millions)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER MSFCM
                               FUND ASSET HISTORY

Feb-94    Dec-94    Dec-95    Dec-96    Dec-97    Dec-98    Dec-99   Dec-00
$20.265   $60.366   $53.645   $44.794   $48.003   $45.472   $36.185  $37.382

Dec-01    Dec-02    Aug-03
$42.400   $84.379   $157.720

Net Asset Value (in millions)




                                CHARTER CAMPBELL
                               FUND ASSET HISTORY

Sep-02     Dec-02      Aug-03
$8.328     $19.602     $75.400

Net Asset Value (in millions)

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH AUGUST 31, 2003, THE "HISTORICAL PERFORMANCE COMPARISON" CHARTS ON PAGES 136-137. AS OF AUGUST 31, 2003, THERE WERE 54 PUBLIC MANAGED FUTURES FUNDS INCLUDED IN THE CALCULATION OF THE CISDM PUBLIC FUND INDEX.

                   CHARTER GRAHAM VS. CISDM PUBLIC FUND INDEX
                       HISTORICAL PERFORMANCE COMPARISON

                      CISDM PUBLIC   Charter Graham

             Date             NAV           NAV

            Feb-99         10.00         10.00
            Mar-99          9.90          9.20
            Apr-99         10.31          9.59
            May-99          9.99          9.02
            Jun-99         10.24          9.62
            Jul-99          9.98          9.37
            Aug-99         10.04          9.81
            Sep-99         10.09          9.93
            Oct-99          9.58          9.33
            Nov-99          9.76          9.50
            Dec-99          9.89         10.29
            Jan-00          9.96         10.55
            Feb-00          9.73         10.30
            Mar-00          9.64         10.33
            Apr-00          9.48          9.82
            May-00          9.49          9.43
            Jun-00          9.29          8.91
            Jul-00          9.04          8.75
            Aug-00          9.22          9.37
            Sep-00          8.84          9.22
            Oct-00          8.97          9.49
            Nov-00          9.53         11.06
            Dec-00         10.35         12.55
            Jan-01         10.32         12.30
            Feb-01         10.22         12.72
            Mar-01         10.90         13.79
            Apr-01         10.22         12.32
            May-01         10.31         12.42
            Jun-01         10.07         12.34
            Jul-01          9.95         11.90
            Aug-01         10.18         12.62
            Sep-01         10.60         14.49
            Oct-01         11.12         15.82
            Nov-01         10.05         13.65
            Dec-01         10.34         13.77
            Jan-02         10.24         13.99
            Feb-02          9.95         13.54
            Mar-02          9.86         13.11
            Apr-02          9.60         12.05
            May-02          9.94         12.69
            Jun-02         10.84         14.45
            Jul-02         11.45         16.75
            Aug-02         11.82         17.90
            Sep-02         12.34         19.17
            Oct-02         11.70         17.78
            Nov-02         11.28         17.19
            Dec-02         11.81         18.84
            Jan-03         12.72         20.42
            Feb-03         13.53         22.18
            Mar-03         12.73         20.04
            Apr-03         12.96         20.14
            May-03         13.52         21.99
            Jun-03         12.98         20.42
            Jul-03         12.58         20.04
            Aug-03         12.78         20.53

                  CHARTER MILLBURN VS. CISDM PUBLIC FUND INDEX
                       HISTORICAL PERFORMANCE COMPARISON

                    CISDM PUBLIC   Charter Millburn

            Date             NAV           NAV

            Feb-99         10.00         10.00
            Mar-99          9.90          9.95
            Apr-99         10.31         10.45
            May-99          9.99         10.08
            Jun-99         10.24         10.60
            Jul-99          9.98         10.20
            Aug-99         10.04         10.30
            Sep-99         10.09         10.32
            Oct-99          9.58          9.01
            Nov-99          9.76          9.14
            Dec-99          9.89          9.28
            Jan-00          9.96          9.48
            Feb-00          9.73          9.31
            Mar-00          9.64          8.82
            Apr-00          9.48          8.88
            May-00          9.49          8.68
            Jun-00          9.29          8.27
            Jul-00          9.04          8.15
            Aug-00          9.22          8.40
            Sep-00          8.84          8.21
            Oct-00          8.97          8.54
            Nov-00          9.53          8.92
            Dec-00         10.35         10.40
            Jan-01         10.32         10.46
            Feb-01         10.22         10.22
            Mar-01         10.90         11.21
            Apr-01         10.22         10.46
            May-01         10.31         10.63
            Jun-01         10.07         10.31
            Jul-01          9.95          9.67
            Aug-01         10.18          9.93
            Sep-01         10.60          9.59
            Oct-01         11.12         10.04
            Nov-01         10.05          9.02
            Dec-01         10.34          9.23
            Jan-02         10.24          9.35
            Feb-02          9.95          8.93
            Mar-02          9.86          8.99
            Apr-02          9.60          8.58
            May-02          9.94          8.95
            Jun-02         10.84         10.29
            Jul-02         11.45         11.03
            Aug-02         11.82         11.18
            Sep-02         12.34         11.94
            Oct-02         11.70         10.82
            Nov-02         11.28         10.29
            Dec-02         11.81         11.18
            Jan-03         12.72         11.70
            Feb-03         13.53         12.49
            Mar-03         12.73         11.11
            Apr-03         12.96         11.13
            May-03         13.52         12.42
            Jun-03         12.98         11.77
            Jul-03         12.58         11.94
            Aug-03         12.78         12.14

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                   CHARTER MSFCM VS. CISDM PUBLIC FUND INDEX
                       HISTORICAL PERFORMANCE COMPARISON

                      CISDM PUBLIC  Charter MSFCM

          Date             NAV            NAV

            Mar-94        $10.00         10.00
            Mar-94        $10.23         10.23
            Apr-94        $10.01          9.99
            May-94        $10.18         10.24
            Jun-94        $10.52         10.46
            Jul-94        $10.23          9.99
            Aug-94         $9.90          9.46
            Sep-94        $10.00          9.33
            Oct-94        $10.01          9.79
            Nov-94        $10.04          9.96
            Dec-94         $9.90          9.27
            Jan-95         $9.48          8.07
            Feb-95         $9.98          9.00
            Mar-95        $11.02         11.59
            Apr-95        $11.31         12.10
            May-95        $11.55         12.25
            Jun-95        $11.39         11.93
            Jul-95        $11.04         11.99
            Aug-95        $11.10         12.41
            Sep-95        $10.87         11.80
            Oct-95        $10.75         11.59
            Nov-95        $10.84         11.11
            Dec-95        $11.27         11.30
            Jan-96        $11.59         11.62
            Feb-96        $10.74         10.27
            Mar-96        $10.80         10.36
            Apr-96        $11.25         10.76
            May-96        $10.90         10.26
            Jun-96        $11.00         10.10
            Jul-96        $10.83         10.70
            Aug-96        $10.80         10.44
            Sep-96        $11.20         10.95
            Oct-96        $12.00         11.92
            Nov-96        $12.68         12.82
            Dec-96        $12.38         11.74
            Jan-97        $12.82         12.92
            Feb-97        $13.14         13.71
            Mar-97        $13.05         12.61
            Apr-97        $12.80         11.86
            May-97        $12.60         11.91
            Jun-97        $12.70         11.96
            Jul-97        $13.52         13.77
            Aug-97        $13.00         13.33
            Sep-97        $13.14         13.93
            Oct-97        $12.94         13.29
            Nov-97        $13.06         14.19
            Dec-97        $13.32         14.82
            Jan-98        $13.34         14.58
            Feb-98        $13.23         14.26
            Mar-98        $13.25         14.16
            Apr-98        $12.71         13.32
            May-98        $13.14         14.21
            Jun-98        $13.19         14.10
            Jul-98        $13.05         13.46
            Aug-98        $14.07         15.52
            Sep-98        $14.66         15.78
            Oct-98        $14.57         16.02
            Nov-98        $14.12         15.20
            Dec-98        $14.37         15.57
            Jan-99        $14.09         14.74
            Feb-99        $14.33         14.93
            Mar-99        $14.18         14.45
            Apr-99        $14.78         14.85
            May-99        $14.32         14.20
            Jun-99        $14.68         14.28
            Jul-99        $14.30         14.21
            Aug-99        $14.39         14.92
            Sep-99        $14.46         14.94
            Oct-99        $13.73         13.49
            Nov-99        $13.98         13.82
            Dec-99        $14.17         14.14
            Jan-00        $14.27         14.04
            Feb-00        $13.95         13.95
            Mar-00        $13.82         14.61
            Apr-00        $13.58         14.92
            May-00        $13.60         15.27
            Jun-00        $13.31         14.61
            Jul-00        $12.95         13.48
            Aug-00        $13.21         13.93
            Sep-00        $12.67         13.74
            Oct-00        $12.85         13.92
            Nov-00        $13.65         14.52
            Dec-00        $14.83         17.50
            Jan-01        $14.79         16.75
            Feb-01        $14.65         16.82
            Mar-01        $15.62         18.01
            Apr-01        $14.65         16.62
            May-01        $14.77         17.61
            Jun-01        $14.43         17.24
            Jul-01        $14.26         17.08
            Aug-01        $14.59         17.88
            Sep-01        $15.19         17.65
            Oct-01        $15.93         18.98
            Nov-01        $14.40         17.50
            Dec-01        $14.81         16.92
            Jan-02        $14.67         17.20
            Feb-02        $14.26         16.81
            Mar-02        $14.13         16.80
            Apr-02        $13.76         16.98
            May-02        $14.24         18.12
            Jun-02        $15.54         20.18
            Jul-02        $16.41         20.94
            Aug-02        $16.93         21.65
            Sep-02        $17.68         22.34
            Oct-02        $16.76         20.42
            Nov-02        $16.17         20.55
            Dec-02        $16.93         21.84
            Jan-03        $18.23         24.62
            Feb-03        $19.38         27.50
            Mar-03        $18.24         24.81
            Apr-03        $18.57         25.55
            May-03        $19.38         26.44
            Jun-03        $18.60         23.06
            Jul-03        $18.03         23.50
            Aug-03        $18.31         22.41

                  CHARTER CAMPBELL VS. CISDM PUBLIC FUND INDEX
                       HISTORICAL PERFORMANCE COMPARISON

                     CISDM PUBLIC     Charter Campbell

            Date             NAV           NAV

            Sep-02        $10.00         10.00
            Oct-02         $9.48          9.44
            Nov-02         $9.15          9.26
            Dec-02         $9.58          9.58
            Jan-03        $10.31         10.30
            Feb-03        $10.97         11.06
            Mar-03        $10.32         10.39
            Apr-03        $10.50         10.70
            May-03        $10.96         10.95
            Jun-03        $10.52         10.79
            Jul-03        $10.20         10.23
            Aug-03        $10.36         10.45

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH AUGUST 31, 2003, THE "HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)" CHARTS ON PAGES 138-139.

                   CHARTER GRAHAM VS. CISDM PUBLIC FUND INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

                  ITD        3 Year       1 Year       YTD        QTD
Charter
Graham           17.32%      29.88%       14.69%      8.97%      -6.64%

CISDM Public
Fund Index        5.59%      11.50%        8.11%      8.15%      -5.51%

Data: March 1999 Through August 2003.
All returns, with the exception of year-to-date returns and quarter-to-date returns are annualized.




                  CHARTER MILLBURN VS. CISDM PUBLIC FUND INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

                  ITD        3 Year       1 Year       YTD        QTD
Charter
Millburn          4.40%      13.06%        8.59%      8.59%      -2.25%

CISDM Public
Fund Index        5.59%      11.50%        8.11%      8.15%      -5.51%

Data: March 1999 Through August 2003.
All returns, with the exception of year-to-date returns and quarter-to-date returns are annualized.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                   CHARTER MSFCM VS. CISDM PUBLIC FUND INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

                  ITD      5 Year     3 Year     1 Year       YTD        QTD
Charter
MSFCM             8.86%    7.62%      17.18%     3.51%       2.61%     -15.24%

CISDM Public
Fund Index        6.58%    5.41%      11.50%     8.11%       8.15%     -5.51%

Data: March 1999 Through August 2003.
All returns, with the exception of year-to-date returns and quarter-to-date returns are annualized.




                  CHARTER CAMPBELL VS. CISDM PUBLIC FUND INDEX
               HISTORICAL PERFORMANCE COMPARISON (RATE OF RETURN)

                  ITD        YTD        QTD
Charter
Campbell          4.50%      9.08%      -4.57%

CISDM Public
Fund Index        3.57%      8.15%      -5.51%

Data: October 2003 Through August 2003.
All returns, with the exception of year-to-date returns and quarter-to-date returns are annualized.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

     THE FOLLOWING CHARTS UPDATE AND REPLACE THROUGH AUGUST 31, 2003, THE "HISTORICAL PERFORMANCE" CHARTS ON PAGES 140-144.

                                 CHARTER GRAHAM
                             HISTORICAL PERFORMANCE

                                                                      12 Mo.       24 Mo.
                 Monthly                    Qrtly        Annual      Holding      Holding
    Month         Return      NAV/Unit      Return       Return       Period       Period
     Feb-99                    10.00
     Mar-99       (8.00)%       9.20        (8.00)%
     Apr-99        4.24%        9.59
     May-99       (5.94)%       9.02
     Jun-99        6.65%        9.62         4.57%
     Jul-99       (2.60)%       9.37
     Aug-99        4.70%        9.81
     Sep-99        1.22%        9.93         3.22%
     Oct-99       (6.04)%       9.33
     Nov-99        1.82%        9.50
     Dec-99        8.32%       10.29         3.63%        2.90%
     Jan-00        2.53%       10.55
     Feb-00       (2.37)%      10.30                                   3.00%
     Mar-00        0.29%       10.33         0.39%                    12.28%
     Apr-00       (4.94)%       9.82                                   2.40%
     May-00       (3.97)%       9.43                                   4.55%
     Jun-00       (5.51)%       8.91       (13.75)%                   (7.38)%
     Jul-00       (1.80)%       8.75                                  (6.62)%
     Aug-00        7.09%        9.37                                  (4.49)%
     Sep-00       (1.60)%       9.22         3.48%                    (7.15)%
     Oct-00        2.93%        9.49                                   1.71%
     Nov-00       16.54%       11.06                                  16.42%
     Dec-00       13.47%       12.55        36.12%       21.96%       21.96%
     Jan-01       (1.99)%      12.30                                  16.59%
     Feb-01        3.41%       12.72                                  23.50%       27.20%
     Mar-01        8.41%       13.79         9.88%                    33.49%       49.89%
     Apr-01      (10.66)%      12.32                                  25.46%       28.47%
     May-01        0.81%       12.42                                  31.71%       37.69%
     Jun-01       (0.64)%      12.34       (10.51)%                   38.50%       28.27%
     Jul-01       (3.57)%      11.90                                  36.00%       27.00%
     Aug-01        6.05%       12.62                                  34.69%       28.64%
     Sep-01       14.82%       14.49        17.42%                    57.16%       45.92%
     Oct-01        9.18%       15.82                                  66.70%       69.56%
     Nov-01      (13.72)%      13.65                                  23.42%       43.68%
     Dec-01        0.88%       13.77        (4.97)%       9.72%        9.72%       33.82%
     Jan-02        1.60%       13.99                                  13.74%       32.61%
     Feb-02       (3.22)%      13.54                                   6.45%       31.46%
     Mar-02       (3.18)%      13.11        (4.79)%                   (4.93)%      26.91%
     Apr-02       (8.09)%      12.05                                  (2.19)%      22.71%
     May-02        5.31%       12.69                                   2.17%       34.57%
     Jun-02       13.87%       14.45        10.22%                    17.10%       62.18%
     Jul-02       15.92%       16.75                                  40.76%       91.43%
     Aug-02        6.87%       17.90                                  41.84%       91.04%
     Sep-02        7.09%       19.17        32.66%                    32.30%      107.92%
     Oct-02       (7.25)%      17.78                                  12.39%       87.36%
     Nov-02       (3.32)%      17.19                                  25.93%       55.42%
     Dec-02        9.60%       18.84        (1.72)%      36.82%       36.82%       50.12%
     Jan-03        8.39%       20.42                                  45.96%       66.02%
     Feb-03        8.62%       22.18                                  63.81%       74.37%
     Mar-03       (9.65)%      20.04         6.37%                    52.86%       45.32%
     Apr-03        0.50%       20.14                                  67.14%       63.47%
     May-03        9.19%       21.99                                  73.29%       77.05%
     Jun-03       (7.14)%      20.42         1.90%                    41.31%       65.48%
     Jul-03       (1.86)%      20.04                                  19.64%       68.40%
     Aug-03        2.45%       20.53                      8.97%       14.69%       62.68%
    Compounded Annual ROR:                  17.32%

    Standard Deviation
      of Monthly Returns:                    7.15%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                CHARTER MILLBURN
                             HISTORICAL PERFORMANCE

                                                                      12 Mo.       24 Mo.
                 Monthly                    Qrtly        Annual      Holding      Holding
    Month         Return      NAV/Unit      Return       Return       Period       Period
     Feb-99                    10.00
     Mar-99       (0.50)%       9.95        (0.50)%
     Apr-99        5.03%       10.45
     May-99       (3.54)%      10.08
     Jun-99        5.16%       10.60         6.53%
     Jul-99       (3.77)%      10.20
     Aug-99        0.98%       10.30
     Sep-99        0.19%       10.32        (2.64)%
     Oct-99      (12.69)%       9.01
     Nov-99        1.44%        9.14
     Dec-99        1.53%        9.28       (10.08)%      (7.20)%
     Jan-00        2.16%        9.48
     Feb-00       (1.79)%       9.31                                  (6.90)%
     Mar-00       (5.26)%       8.82        (4.96)%                  (11.36)%
     Apr-00        0.68%        8.88                                 (15.02)%
     May-00       (2.25)%       8.68                                 (13.89)%
     Jun-00       (4.72)%       8.27        (6.24)%                  (21.98)%
     Jul-00       (1.45)%       8.15                                 (20.10)%
     Aug-00        3.07%        8.40                                 (18.45)%
     Sep-00       (2.26)%       8.21        (0.73)%                  (20.45)%
     Oct-00        4.02%        8.54                                  (5.22)%
     Nov-00        4.45%        8.92                                  (2.41)%
     Dec-00       16.59%       10.40        26.67%       12.07%       12.07%
     Jan-01        0.58%       10.46                                  10.34%
     Feb-01       (2.29)%      10.22                                   9.77%        2.20%
     Mar-01        9.69%       11.21         7.79%                    27.10%       12.66%
     Apr-01       (6.69)%      10.46                                  17.79%        0.10%
     May-01        1.63%       10.63                                  22.47%        5.46%
     Jun-01       (3.01)%      10.31        (8.03)%                   24.67%       (2.74)%
     Jul-01       (6.21)%       9.67                                  18.65%       (5.20)%
     Aug-01        2.69%        9.93                                  18.21%       (3.59)%
     Sep-01       (3.42)%       9.59        (6.98)%                   16.81%       (7.07)%
     Oct-01        4.69%       10.04                                  17.56%       11.43%
     Nov-01      (10.16)%       9.02                                   1.12%       (1.31)%
     Dec-01        2.33%        9.23        (3.75)%     (11.25)%     (11.25)%      (0.54)%
     Jan-02        1.30%        9.35                                 (10.61)%      (1.37)%
     Feb-02       (4.49)%       8.93                                 (12.62)%      (4.08)%
     Mar-02        0.67%        8.99        (2.60)%                  (19.80)%       1.93%
     Apr-02       (4.56)%       8.58                                 (17.97)%      (3.38)%
     May-02        4.31%        8.95                                 (15.80)%       3.11%
     Jun-02       14.97%       10.29        14.46%                    (0.19)%      24.43%
     Jul-02        7.19%       11.03                                  14.06%       35.34%
     Aug-02        1.36%       11.18                                  12.59%       33.10%
     Sep-02        6.80%       11.94        16.03%                    24.50%       45.43%
     Oct-02       (9.38)%      10.82                                   7.77%       26.70%
     Nov-02       (4.90)%      10.29                                  14.08%       15.36%
     Dec-02        8.65%       11.18        (6.37)%      21.13%       21.13%        7.50%
     Jan-03        4.65%       11.70                                  25.13%       11.85%
     Feb-03        6.75%       12.49                                  39.87%       22.21%
     Mar-03      (11.05)%      11.11        (0.63)%                   23.58%       (0.89)%
     Apr-03        0.18%       11.13                                  29.72%        6.41%
     May-03       11.59%       12.42                                  38.77%       16.84%
     Jun-03       (5.23)%      11.77         5.94%                    14.38%       14.16%
     Jul-03        1.44%       11.94                                   8.25%       23.47%
     Aug-03        1.68%       12.14                      8.59%        8.59%       22.26%
    Compounded Annual ROR:                   4.40%

    Standard Deviation
      of Monthly Returns:                    5.98%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER MSFCM
                             HISTORICAL PERFORMANCE

                                                                      12 Mo.       24 Mo.
                 Monthly                    Qrtly        Annual      Holding      Holding
    Month         Return      NAV/Unit      Return       Return       Period       Period
     Feb-94                    10.00
     Mar-94        2.28%       10.23         2.28%
     Apr-94       (2.36)%       9.99
     May-94        2.58%       10.24
     Jun-94        2.15%       10.46         2.31%
     Jul-94       (4.57)%       9.99
     Aug-94       (5.22)%       9.46
     Sep-94       (1.44)%       9.33       (10.86)%
     Oct-94        4.96%        9.79
     Nov-94        1.72%        9.96
     Dec-94       (6.95)%       9.27        (0.65)%      (7.32)%
     Jan-95      (12.87)%       8.07
     Feb-95       11.47%        9.00                                  (9.99)%
     Mar-95       28.77%       11.59        25.06%                    13.32%
     Apr-95        4.41%       12.10                                  21.18%
     May-95        1.21%       12.25                                  19.56%
     Jun-95       (2.60)%      11.93         2.92%                    14.00%
     Jul-95        0.48%       11.99                                  20.03%
     Aug-95        3.58%       12.41                                  31.17%
     Sep-95       (4.93)%      11.80        (1.06)%                   26.53%
     Oct-95       (1.79)%      11.59                                  18.39%
     Nov-95       (4.17)%      11.11                                  11.54%
     Dec-95        1.68%       11.30        (4.30)%      21.88%       21.88%
     Jan-96        2.85%       11.62                                  43.87%
     Feb-96      (11.64)%      10.27                                  14.05%        2.65%
     Mar-96        0.89%       10.36        (8.31)%                  (10.65)%       1.25%
     Apr-96        3.90%       10.76                                 (11.08)%       7.75%
     May-96       (4.67)%      10.26                                 (16.24)%       0.14%
     Jun-96       (1.55)%      10.10        (2.48)%                  (15.34)%      (3.49)%
     Jul-96        5.97%       10.70                                 (10.71)%       7.18%
     Aug-96       (2.48)%      10.44                                 (15.93)%      10.27%
     Sep-96        4.88%       10.95         8.38%                    (7.26)%      17.34%
     Oct-96        8.88%       11.92                                   2.82%       21.72%
     Nov-96        7.53%       12.82                                  15.37%       28.68%
     Dec-96       (8.37)%      11.74         7.29%        3.97%        3.97%       26.71%
     Jan-97       10.03%       12.92                                  11.23%       60.02%
     Feb-97        6.10%       13.71                                  33.56%       52.32%
     Mar-97       (8.05)%      12.61         7.34%                    21.72%        8.76%
     Apr-97       (5.89)%      11.86                                  10.25%       (1.97)%
     May-97        0.37%       11.91                                  16.07%       (2.78)%
     Jun-97        0.41%       11.96        (5.15)%                   18.38%        0.23%
     Jul-97       15.17%       13.77                                  28.65%       14.88%
     Aug-97       (3.21)%      13.33                                  27.70%        7.36%
     Sep-97        4.51%       13.93        16.50%                    27.25%       18.01%
     Oct-97       (4.59)%      13.29                                  11.50%       14.64%
     Nov-97        6.81%       14.19                                  10.75%       27.77%
     Dec-97        4.43%       14.82         6.42%       26.22%       26.22%       31.23%
     Jan-98       (1.65)%      14.58                                  12.82%       25.49%
     Feb-98       (2.21)%      14.26                                   3.98%       38.88%
     Mar-98       (0.69)%      14.16        (4.49)%                   12.31%       36.70%
     Apr-98       (5.90)%      13.32                                  12.29%       23.80%
     May-98        6.70%       14.21                                  19.38%       38.57%
     Jun-98       (0.81)%      14.10        (0.41)%                   17.92%       39.60%
     Jul-98       (4.53)%      13.46                                  (2.24)%      25.77%
     Aug-98       15.33%       15.52                                  16.48%       48.74%
     Sep-98        1.62%       15.78        11.89%                    13.26%       44.12%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                 CHARTER MSFCM
                       HISTORICAL PERFORMANCE (CONTINUED)

                                                                      12 Mo.       24 Mo.
                 Monthly                    Qrtly        Annual      Holding      Holding
    Month         Return      NAV/Unit      Return       Return       Period       Period
     Oct-98        1.57%       16.02                                  20.58%       34.45%
     Nov-98       (5.12)%      15.20                                   7.11%       18.62%
     Dec-98        2.44%       15.57        (1.28)%       5.07%        5.07%       32.62%
     Jan-99       (5.38)%      14.74                                   1.08%       14.04%
     Feb-99        1.34%       14.93                                   4.76%        8.93%
     Mar-99       (3.27)%      14.45        (7.25)%                    2.04%       14.60%
     Apr-99        2.78%       14.85                                  11.45%       25.15%
     May-99       (4.36)%      14.20                                  (0.10)%      19.26%
     Jun-99        0.54%       14.28        (1.17)%                    1.26%       19.41%
     Jul-99       (0.47)%      14.21                                   5.56%        3.19%
     Aug-99        5.00%       14.92                                  (3.89)%      11.95%
     Sep-99        0.14%       14.94         4.66%                    (5.29)%       7.27%
     Oct-99       (9.69)%      13.49                                 (15.79)%       1.54%
     Nov-99        2.39%       13.82                                  (9.12)%      (2.66)%
     Dec-99        2.35%       14.14        (5.36)%      (9.21)%      (9.21)%      (4.60)%
     Jan-00       (0.68)%      14.04                                  (4.69)%      (3.66)%
     Feb-00       (0.66)%      13.95                                  (6.58)%      (2.13)%
     Mar-00        4.72%       14.61         3.33%                     1.14%        3.20%
     Apr-00        2.15%       14.92                                   0.52%       12.03%
     May-00        2.34%       15.27                                   7.56%        7.45%
     Jun-00       (4.32)%      14.61         0.03%                     2.37%        3.65%
     Jul-00       (7.75)%      13.48                                  (5.12)%       0.16%
     Aug-00        3.32%       13.93                                  (6.64)%     (10.28)%
     Sep-00       (1.33)%      13.74        (5.96)%                   (8.02)%     (12.89)%
     Oct-00        1.29%       13.92                                   3.16%      (13.13)%
     Nov-00        4.31%       14.52                                   5.10%       (4.49)%
     Dec-00       20.52%       17.50        27.34%       23.77%       23.77%       12.37%
     Jan-01       (4.29)%      16.75                                  19.27%       13.67%
     Feb-01        0.42%       16.82                                  20.56%       12.63%
     Mar-01        7.07%       18.01         2.91%                    23.27%       24.68%
     Apr-01       (7.72)%      16.62                                  11.36%       11.94%
     May-01        5.96%       17.61                                  15.30%       24.01%
     Jun-01       (2.10)%      17.24        (4.28)%                   17.97%       20.76%
     Jul-01       (0.93)%      17.08                                  26.69%       20.21%
     Aug-01        4.68%       17.88                                  28.37%       19.84%
     Sep-01       (1.29)%      17.65         2.38%                    28.43%       18.13%
     Oct-01        7.54%       18.98                                  36.36%       40.67%
     Nov-01       (7.80)%      17.50                                  20.52%       26.67%
     Dec-01       (3.31)%      16.92        (4.14)%      (3.31)%      (3.31)%      19.66%
     Jan-02        1.65%       17.20                                   2.69%       22.47%
     Feb-02       (2.27)%      16.81                                  (0.06)%      20.49%
     Mar-02       (0.06)%      16.80        (0.71)%                   (6.72)%      14.99%
     Apr-02        1.07%       16.98                                   2.17%       13.77%
     May-02        6.71%       18.12                                   2.90%       18.64%
     Jun-02       11.37%       20.18        20.12%                    17.05%       38.09%
     Jul-02        3.77%       20.94                                  22.60%       55.33%
     Aug-02        3.39%       21.65                                  21.09%       55.44%
     Sep-02        3.19%       22.34        10.70%                    26.57%       62.56%
     Oct-02       (8.59)%      20.42                                   7.59%       46.70%
     Nov-02        0.64%       20.55                                  17.43%       41.53%
     Dec-02        6.28%       21.84        (2.24)%      29.08%       29.08%       24.80%
     Jan-03       12.73%       24.62                                  43.14%       46.99%
     Feb-03       11.70%       27.50                                  63.59%       63.50%
     Mar-03       (9.78)%      24.81        13.60%                    47.68%       37.76%
     Apr-03        2.98%       25.55                                  50.47%       53.73%
     May-03        3.48%       26.44                                  45.92%       50.14%
     Jun-03      (12.78)%      23.06        (7.05)%                   14.27%       33.76%
     Jul-03        1.91%       23.50                                  12.23%       37.59%
     Aug-03       (4.64)%      22.41                      2.61%        3.51%       25.34%
    Compounded Annual ROR:                   8.86%

    Standard Deviation
    of Monthly Returns:                      6.46%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                CHARTER CAMPBELL
                             HISTORICAL PERFORMANCE

                                                                      12 Mo.       24 Mo.
                 Monthly                    Qrtly        Annual      Holding      Holding
    Month         Return      NAV/Unit      Return       Return       Period       Period
     Sep-02                    10.00
     Oct-02       (5.60)%       9.44
     Nov-02       (1.91)%       9.26
     Dec-02        3.46%        9.58        (4.20)%      (4.20)%
     Jan-03        7.52%       10.30
     Feb-03        7.38%       11.06
     Mar-03       (6.06)%      10.39         8.46%
     Apr-03        2.98%       10.70
     May-03        2.34%       10.95
     Jun-03       (1.46)%      10.79         3.85%
     Jul-03       (5.19)%      10.23
     Aug-03        2.15%       10.45                      9.08%
    Compounded Annual ROR:                    N/A
    Standard Deviation
    of Monthly Returns:                      4.90%

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                              FINANCIAL STATEMENTS

                                     INDEX

                                                                    PAGE
MORGAN STANLEY CHARTER SERIES

Independent Auditors' Report................................        S-58

Statements of Financial Condition as of June 30, 2003
  (unaudited) and as of December 31, 2002 and 2001 (for
  Morgan Stanley Charter Campbell L.P. as of December 31,
  2002).....................................................        S-59

Statements of Operations for the six months ended June 30,
  2003 (unaudited), for the three years in the period ended
  December 31, 2002 for Morgan Stanley Charter Graham L.P.,
  Morgan Stanley Charter Millburn L.P. and Morgan Stanley
  Charter MSFCM L.P. and for the period from October 1, 2002
  (commencement of operations) to December 31, 2002 for
  Morgan Stanley Charter Campbell L.P.......................        S-63

Statements of Changes in Partners' Capital for the six
  months ended June 30, 2003 (unaudited), for the three
  years in the period ended December 31, 2002 for Morgan
  Stanley Charter Graham L.P., Morgan Stanley Charter
  Millburn L.P. and Morgan Stanley Charter MSFCM L.P. and
  for the period from October 1, 2002 (commencement of
  operations) to December 31, 2002 for Morgan Stanley
  Charter Campbell L.P......................................        S-67

Statements of Cash Flows for the six months ended June 30,
  2003 (unaudited), for the three years in the period ended
  December 31, 2002 for Morgan Stanley Charter Graham L.P.,
  Morgan Stanley Charter Millburn L.P. and Morgan Stanley
  Charter MSFCM L.P. and for the period from October 1, 2002
  (commencement of operations) to December 31, 2002 for
  Morgan Stanley Charter Campbell L.P.......................        S-69

Schedules of Investments....................................        S-73

Notes to Financial Statements...............................        S-76

DEMETER MANAGEMENT CORPORATION

Independent Auditors' Report................................        S-82

Statements of Financial Condition as of August 31, 2003
  (unaudited) and as of November 30, 2002 and 2001..........        S-83

Notes to Statements of Financial Condition..................        S-84

                          INDEPENDENT AUDITORS' REPORT

To the Limited Partners and the General Partner of
  Morgan Stanley Charter Graham L.P.
  Morgan Stanley Charter Millburn L.P.
  Morgan Stanley Charter MSFCM L.P.
  Morgan Stanley Charter Campbell L.P.:

We have audited the accompanying statements of financial condition, including the schedule of investments, of Morgan Stanley Charter Campbell L.P., as of December 31, 2002, and the statements of financial condition, including the schedules of investments, of Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P. and Morgan Stanley Charter MSFCM L.P. (collectively, the "Partnerships") as of December 31, 2002 and 2001 and the related statements of operations, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 2002 for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., and Morgan Stanley Charter MSFCM L.P. and for the period from October 1, 2002 (commencement of operations) to December 31, 2002 for Morgan Stanley Charter Campbell L.P. These financial statements are the responsibility of the Partnerships' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Morgan Stanley Charter Campbell L.P. as of December 31, 2002, and of Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter MSFCM L.P. at December 31, 2002 and 2001, and the results of their operations and cash flows for each of the three years in the period ended December 31, 2002 for Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., and Morgan Stanley Charter MSFCM L.P. and for the period from October 1, 2002 (commencement of operations) to December 31, 2002 for Morgan Stanley Charter Campbell L.P. in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

February 14, 2003
New York, New York

                       MORGAN STANLEY CHARTER GRAHAM L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                               DECEMBER 31,
                                                    JUNE 30,          -------------------------------
                                                      2003                2002               2001
                                                  -------------       ------------       ------------
                                                       $                   $                  $
                                                   (Unaudited)
ASSETS
Equity in futures interests trading accounts:
  Cash........................................     186,693,116        104,510,473         45,247,504
  Net unrealized gain (loss) on open contracts
     (Morgan Stanley & Co.)...................      (6,477,559)         9,176,225          1,617,509
  Net unrealized loss on open contracts
     (Morgan Stanley International)...........      (2,535,685)        (1,963,300)          (751,401)
                                                   -----------        -----------        -----------
  Total net unrealized gain (loss) on open
     contracts................................      (9,013,244)         7,212,925            866,108
                                                   -----------        -----------        -----------
     Total Trading Equity.....................     177,679,872        111,723,398         46,113,612
Subscriptions receivable......................      16,135,210          5,780,876          2,428,001
Interest receivable (Morgan Stanley DW).......         159,839            113,169             69,554
                                                   -----------        -----------        -----------
     Total Assets.............................     193,974,921        117,617,443         48,611,167
                                                   ===========        ===========        ===========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Redemptions payable.........................       1,096,122            482,247            329,746
  Accrued brokerage fees (Morgan Stanley
  DW).........................................       1,068,968            570,067            264,953
  Accrued management fees.....................         316,731            168,909             75,700
                                                   -----------        -----------        -----------
     Total Liabilities........................       2,481,821          1,221,223            670,399
                                                   -----------        -----------        -----------
PARTNERS' CAPITAL
Limited Partners (9,273,640.197, 6,112,309.183
  and 3,443,452.290 Units, respectively)......     189,380,471        115,164,948         47,429,838
General Partner (103,451.882, 65,349.049 and
  37,094.046 Units, respectively).............       2,112,629          1,231,272            510,930
                                                   -----------        -----------        -----------
  Total Partners' Capital.....................     191,493,100        116,396,220         47,940,768
                                                   -----------        -----------        -----------
  Total Liabilities and Partners' Capital.....     193,974,921        117,617,443         48,611,167
                                                   ===========        ===========        ===========
NET ASSET VALUE PER UNIT......................           20.42              18.84              13.77
                                                   ===========        ===========        ===========

   The accompanying notes are an integral part of these financial statements.

                      MORGAN STANLEY CHARTER MILLBURN L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                   DECEMBER 31,
                                                        JUNE 30,          -------------------------------
                                                          2003                2002               2001
                                                      -------------       ------------       ------------
                                                           $                   $                  $
                                                       (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash............................................     55,299,981          40,616,156         28,407,799
  Net unrealized gain on open contracts (Morgan
     Stanley & Co.)...............................        214,357           2,778,058          1,741,218
  Net unrealized loss on open contracts
     (Morgan Stanley International)...............        --                 (136,681)          (306,488)
                                                       ----------          ----------         ----------
  Total net unrealized gain on open contracts.....        214,357           2,641,377          1,434,730
                                                       ----------          ----------         ----------
     Total Trading Equity.........................     55,514,338          43,257,533         29,842,529
Subscriptions receivable..........................      3,826,194           1,528,398            812,001
Interest receivable (Morgan Stanley DW)...........         49,761              48,632             46,476
                                                       ----------          ----------         ----------
     Total Assets.................................     59,390,293          44,834,563         30,701,006
                                                       ==========          ==========         ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Redemptions payable.............................        389,252             266,141            264,713
  Accrued brokerage fees (Morgan Stanley DW)......        327,228             222,620            169,316
  Accrued management fees.........................         96,957              65,961             48,376
                                                       ----------          ----------         ----------
     Total Liabilities............................        813,437             554,722            482,405
                                                       ----------          ----------         ----------
PARTNERS' CAPITAL
Limited Partners (4,923,514.166, 3,916,281.429 and
  3,239,320.452 Units, respectively)..............     57,961,308          43,800,015         29,883,431
General Partner (52,287.651, 42,902.576 and
  36,331.944 Units, respectively).................        615,548             479,826            335,170
                                                       ----------          ----------         ----------
  Total Partners' Capital.........................     58,576,856          44,279,841         30,218,601
                                                       ----------          ----------         ----------
  Total Liabilities and Partners' Capital.........     59,390,293          44,834,563         30,701,006
                                                       ==========          ==========         ==========
NET ASSET VALUE PER UNIT..........................          11.77               11.18               9.23
                                                       ==========          ==========         ==========

   The accompanying notes are an integral part of these financial statements.

                       MORGAN STANLEY CHARTER MSFCM L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                   DECEMBER 31,
                                                        JUNE 30,          -------------------------------
                                                          2003                2002               2001
                                                      -------------       ------------       ------------
                                                           $                   $                  $
                                                       (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash............................................     134,986,176         73,899,220         43,273,083
  Net unrealized gain (loss) on open contracts
     (Morgan Stanley & Co.).......................      (1,265,753)         9,592,834             47,467
  Net unrealized loss on open contracts (Morgan
     Stanley International).......................      (2,706,860)        (2,026,931)        (1,148,932)
                                                       -----------         ----------         ----------
  Total net unrealized gain (loss) on open
     contracts....................................      (3,972,613)         7,565,903         (1,101,465)
                                                       -----------         ----------         ----------
     Total Trading Equity.........................     131,013,563         81,465,123         42,171,618
Interest receivable (Morgan Stanley DW)...........         121,080             78,484             66,817
Subscriptions receivable..........................      15,228,846          3,667,007          1,275,759
                                                       -----------         ----------         ----------
     Total Assets.................................     146,363,489         85,210,614         43,514,194
                                                       ===========         ==========         ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Accrued brokerage fees (Morgan Stanley DW)......         838,725            428,726            252,816
  Redemptions payable.............................         488,136            276,125            789,197
  Accrued management fees (Morgan Stanley Futures
     & Currency Management Inc.)..................         248,510            127,030             72,233
                                                       -----------         ----------         ----------
     Total Liabilities............................       1,575,371            831,881          1,114,246
                                                       -----------         ----------         ----------
PARTNERS' CAPITAL
Limited Partners (6,209,178.480, 3,820,623.306 and
  2,471,774.794 Units, respectively)..............     143,192,914         83,443,360         41,832,302
General Partner (69,171.769, 42,827.965 and
  33,540.900 Units, respectively).................       1,595,204            935,373            567,646
                                                       -----------         ----------         ----------
  Total Partners' Capital.........................     144,788,118         84,378,733         42,399,948
                                                       -----------         ----------         ----------
  Total Liabilities and Partners' Capital.........     146,363,489         85,210,614         43,514,194
                                                       ===========         ==========         ==========
NET ASSET VALUE PER UNIT..........................           23.06              21.84              16.92
                                                       ===========         ==========         ==========

   The accompanying notes are an integral part of these financial statements.

                      MORGAN STANLEY CHARTER CAMPBELL L.P.
                       STATEMENTS OF FINANCIAL CONDITION

                                                        JUNE 30,          DECEMBER 31,
                                                          2003                2002
                                                      -------------       ------------
                                                           $                   $
                                                       (UNAUDITED)
ASSETS
Equity in futures interests trading accounts:
  Cash............................................     55,392,984          15,406,094
  Net unrealized gain (loss) on open contracts
     (Morgan Stanley & Co.).......................       (266,911)            500,205
  Net unrealized loss on open contracts (Morgan
     Stanley International).......................        (34,297)             (3,518)
                                                       ----------          ----------
  Total net unrealized gain (loss) on open
     contracts....................................       (301,208)            496,687
                                                       ----------          ----------
     Total Trading Equity.........................     55,091,776          15,902,781
Subscriptions receivable..........................      9,796,816           3,827,157
Interest receivable (Morgan Stanley DW)...........         44,995              13,716
                                                       ----------          ----------
     Total Assets.................................     64,933,587          19,743,654
                                                       ==========          ==========

LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
  Redemptions payable.............................        645,487              20,297
  Accrued brokerage fees (Morgan Stanley DW)......        312,222              85,912
  Accrued management fees.........................        127,201              35,002
                                                       ----------          ----------
     Total Liabilities............................      1,084,910             141,211
                                                       ----------          ----------
PARTNERS' CAPITAL
Limited Partners (5,852,898.645 and 2,023,938.819
  Units, respectively)............................     63,148,276          19,384,720
General Partner (64,916.711 and 22,732.308 Units,
respectively).....................................        700,401             217,723
                                                       ----------          ----------
  Total Partners' Capital.........................     63,848,677          19,602,443
                                                       ----------          ----------
  Total Liabilities and Partners' Capital.........     64,933,587          19,743,654
                                                       ==========          ==========
NET ASSET VALUE PER UNIT..........................          10.79                9.58
                                                       ==========          ==========

   The accompanying notes are an integral part of these financial statements.

                       MORGAN STANLEY CHARTER GRAHAM L.P.
                            STATEMENTS OF OPERATIONS

                                                   FOR THE SIX MONTHS ENDED               FOR THE YEARS ENDED
                                                           JUNE 30,                           DECEMBER 31,
                                                  --------------------------      ------------------------------------
                                                     2003           2002             2002         2001         2000
                                                  -----------    -----------      ----------   ----------   ----------
                                                       $              $               $            $            $
                                                  (UNAUDITED)    (UNAUDITED)
REVENUES
  Trading profit (loss):
     Realized.................................     35,058,203       288,565       26,923,850    9,678,296    4,638,274
     Net change in unrealized.................    (16,226,169)    5,180,857        6,346,817   (2,549,392)   2,344,969
                                                  -----------    ----------       ----------   ----------   ----------
       Total Trading Results..................     18,832,034     5,469,422       33,270,667    7,128,904    6,983,243
  Interest income (Morgan Stanley DW).........        880,787       430,396        1,164,347    1,250,516    1,242,395
                                                  -----------    ----------       ----------   ----------   ----------
       Total..................................     19,712,821     5,899,818       34,435,014    8,379,420    8,225,638
                                                  -----------    ----------       ----------   ----------   ----------
EXPENSES
  Brokerage fees (Morgan Stanley DW)..........      5,177,919     1,774,814        4,751,864    2,476,549    1,517,906
  Management fees.............................      1,534,198       513,382        1,395,472      707,585      433,688
  Incentive fees..............................      4,657,891        --            3,660,660    1,936,526      950,165
                                                  -----------    ----------       ----------   ----------   ----------
       Total..................................     11,370,008     2,288,196        9,807,996    5,120,660    2,901,759
                                                  -----------    ----------       ----------   ----------   ----------
NET INCOME....................................      8,342,813     3,611,622       24,627,018    3,258,760    5,323,879
                                                  ===========    ==========       ==========   ==========   ==========
Net Income Allocation:
  Limited Partners............................      8,261,456     3,572,122       24,356,676    3,223,806    5,265,407
  General Partner.............................         81,357        39,500          270,342       34,954       58,472
Net Income per Unit:
  Limited Partners............................           1.58          0.68             5.07         1.22         2.26
  General Partner.............................           1.58          0.68             5.07         1.22         2.26

   The accompanying notes are an integral part of these financial statements.

                      MORGAN STANLEY CHARTER MILLBURN L.P.
                            STATEMENTS OF OPERATIONS

                                                   FOR THE SIX MONTHS ENDED               FOR THE YEARS ENDED
                                                           JUNE 30,                           DECEMBER 31,
                                                  --------------------------      ------------------------------------
                                                     2003           2002             2002         2001         2000
                                                  -----------    -----------      ----------   ----------   ----------
                                                       $              $               $            $            $
                                                  (UNAUDITED)    (UNAUDITED)
REVENUES
  Trading profit (loss):
     Realized.................................     7,038,849        876,605        8,189,036    1,548,568       76,367
     Net change in unrealized.................    (2,427,020)     3,839,178        1,206,647   (3,536,111)   4,050,018
                                                  ----------     ----------       ----------   ----------   ----------
       Total Trading Results..................     4,611,829      4,715,783        9,395,683   (1,987,543)   4,126,385
  Interest income (Morgan Stanley DW).........       332,236        254,994          603,947    1,143,337    1,404,756
                                                  ----------     ----------       ----------   ----------   ----------
       Total..................................     4,944,065      4,970,777        9,999,630     (844,206)   5,531,141
                                                  ----------     ----------       ----------   ----------   ----------
EXPENSES
  Brokerage fees (Morgan Stanley DW)..........     1,702,641      1,039,079        2,355,852    2,168,012    1,699,726
  Management fees.............................       504,488        300,409          690,564      619,432      485,636
  Incentive fees..............................       476,219         --               99,341       --           --
                                                  ----------     ----------       ----------   ----------   ----------
       Total..................................     2,683,348      1,339,488        3,145,757    2,787,444    2,185,362
                                                  ----------     ----------       ----------   ----------   ----------
NET INCOME (LOSS).............................     2,260,717      3,631,289        6,853,873   (3,631,650)   3,345,779
                                                  ==========     ==========       ==========   ==========   ==========
Net Income (Loss) Allocation:
  Limited Partners............................     2,234,995      3,592,701        6,779,217   (3,592,200)   3,310,250
  General Partner.............................        25,722         38,588           74,656      (39,450)      35,529
Net Income (Loss) Unit:
  Limited Partners............................          0.59           1.06             1.95        (1.17)        1.12
  General Partner.............................          0.59           1.06             1.95        (1.17)        1.12

   The accompanying notes are an integral part of these financial statements.

                       MORGAN STANLEY CHARTER MSFCM L.P.
                            STATEMENTS OF OPERATIONS

                                                   FOR THE SIX MONTHS ENDED               FOR THE YEARS ENDED
                                                           JUNE 30,                           DECEMBER 31,
                                                  --------------------------      ------------------------------------
                                                     2003           2002             2002         2001         2000
                                                  -----------    -----------      ----------   ----------   ----------
                                                       $              $               $            $            $
                                                  (UNAUDITED)    (UNAUDITED)
REVENUES
  Trading profit (loss):
     Realized.................................     17,975,765     2,722,165       12,083,168    5,807,007    5,655,002
     Net change in unrealized.................    (11,538,516)    9,048,009        8,667,368   (4,973,466)   3,263,304
     Proceeds from litigation settlement......        --             --              292,406       --           --
                                                  -----------    ----------       ----------   ----------   ----------
       Total Trading Results..................      6,437,249    11,770,174       21,042,942      833,541    8,918,306
  Interest income (Morgan Stanley DW).........        649,092       390,659          937,878    1,431,775    1,611,060
                                                  -----------    ----------       ----------   ----------   ----------
       Total..................................      7,086,341    12,160,833       21,980,820    2,265,316   10,529,366
                                                  -----------    ----------       ----------   ----------   ----------
EXPENSES
  Brokerage fees (Morgan Stanley DW)..........      4,033,167     1,566,356        3,858,279    2,759,119    1,821,573
  Management fees (Morgan Stanley Futures &
     Currency Management).....................      1,195,013       453,308        1,132,395      788,319      982,932
  Incentive fees (Morgan Stanley Futures &
     Currency Management).....................      2,010,766     1,117,140        2,582,720      148,065      205,168
  Transaction fees and costs..................        --             --               --           --           83,748
  Administrative expenses.....................        --             --               --           --           66,000
                                                  -----------    ----------       ----------   ----------   ----------
       Total..................................      7,238,946     3,136,804        7,573,394    3,695,503    3,159,421
                                                  -----------    ----------       ----------   ----------   ----------
NET INCOME (LOSS).............................       (152,605)    9,024,029       14,407,426   (1,430,187)   7,369,945
                                                  ===========    ==========       ==========   ==========   ==========
Net Income (Loss) Allocation:
  Limited Partners............................       (152,436)    8,914,873       14,239,699   (1,410,776)   7,257,147
  General Partner.............................           (169)      109,156          167,727      (19,411)     112,798
Net Income (Loss) per Unit (Note 1):
  Limited Partners............................           1.22          3.26             4.92        (0.58)        3.36
  General Partner.............................           1.22          3.26             4.92        (0.58)        3.36

   The accompanying notes are an integral part of these financial statements.

                      MORGAN STANLEY CHARTER CAMPBELL L.P.
                            STATEMENTS OF OPERATIONS

                                                                        FOR THE PERIOD
                                                                             FROM
                                                                        OCTOBER 1, 2002
                                                     FOR THE SIX       (COMMENCEMENT OF
                                                    MONTHS ENDED        OPERATIONS) TO
                                                    JUNE 30, 2003      DECEMBER 31, 2002
                                                  -----------------    -----------------
                                                          $                    $
                                                     (UNAUDITED)
REVENUES
  Trading profit (loss):
     Realized.................................        5,913,951             (424,353)
     Net change in unrealized.................         (797,895)             496,687
                                                     ----------            ---------
       Total Trading Results..................        5,116,056               72,334
  Interest income (Morgan Stanley DW).........          189,995               35,475
                                                     ----------            ---------
       Total..................................        5,306,051              107,809
                                                     ----------            ---------
EXPENSES
  Brokerage fees (Morgan Stanley DW)..........        1,291,193              201,253
  Incentive fees..............................          623,449             --
  Management fees.............................          526,042               81,992
                                                     ----------            ---------
       Total..................................        2,440,684              283,245
                                                     ----------            ---------
NET INCOME (LOSS).............................        2,865,367             (175,436)
                                                     ==========            =========
Net Income (Loss) Allocation:
  Limited Partners............................        2,832,689             (173,159)
  General Partner.............................           32,678               (2,277)
Net Income (Loss) per Unit:
  Limited Partners............................             1.21                (0.42)
  General Partner.............................             1.21                (0.42)

   The accompanying notes are an integral part of these financial statements.

                         MORGAN STANLEY CHARTER SERIES
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                            For the Six Months Ended
                           June 30, 2003 (Unaudited),
            and For the Years Ended December 31, 2002, 2001 and 2000

                                            UNITS OF
                                           PARTNERSHIP          LIMITED          GENERAL
                                            INTEREST           PARTNERS          PARTNER            TOTAL
                                          -------------       -----------       ----------       -----------
                                                                   $                $                 $
MORGAN STANLEY CHARTER GRAHAM L.P.
Partners' Capital, December 31,
  1999................................    2,007,335.985        20,424,608          236,504        20,661,112
Offering of Units.....................      768,712.178         7,657,343           30,000         7,687,343
Net income............................         --               5,265,407           58,472         5,323,879
Redemptions...........................     (484,404.373)       (4,901,176)          --            (4,901,176)
                                          -------------       -----------       ----------       -----------
Partners' Capital, December 31,
  2000................................    2,291,643.790        28,446,182          324,976        28,771,158
Offering of Units.....................    1,560,633.916        20,661,938          151,000        20,812,938
Net income............................         --               3,223,806           34,954         3,258,760
Redemptions...........................     (371,731.370)       (4,902,088)          --            (4,902,088)
                                          -------------       -----------       ----------       -----------
Partners' Capital, December 31,
  2001................................    3,480,546.336        47,429,838          510,930        47,940,768
Offering of Units.....................    3,256,032.080        52,245,849          450,000        52,695,849
Net income............................         --              24,356,676          270,342        24,627,018
Redemptions...........................     (558,920.184)       (8,867,415)          --            (8,867,415)
                                          -------------       -----------       ----------       -----------
Partners' Capital, December 31,
  2002................................    6,177,658.232       115,164,948        1,231,272       116,396,220
Offering of Units.....................    3,536,468.033        72,976,598          800,000        73,776,598
Net income............................         --               8,261,456           81,357         8,342,813
Redemptions...........................     (337,034.186)       (7,022,531)          --            (7,022,531)
                                          -------------       -----------       ----------       -----------
Partners' Capital, June 30, 2003......    9,377,092.079       189,380,471        2,112,629       191,493,100
                                          =============       ===========       ==========       ===========

MORGAN STANLEY CHARTER MILLBURN L.P.
Partners' Capital, December 31,
  1999................................    2,510,210.431        23,039,629          264,091        23,303,720
Offering of Units.....................      993,751.374         8,793,482           25,000         8,818,482
Net income............................         --               3,310,250           35,529         3,345,779
Redemptions...........................     (639,474.070)       (5,685,382)          --            (5,685,382)
                                          -------------       -----------       ----------       -----------
Partners' Capital, December 31,
  2000................................    2,864,487.735        29,457,979          324,620        29,782,599
Offering of Units.....................      905,670.879         9,005,536           50,000         9,055,536
Net loss..............................         --              (3,592,200)         (39,450)       (3,631,650)
Redemptions...........................     (494,506.218)       (4,987,884)          --            (4,987,884)
                                          -------------       -----------       ----------       -----------
Partners' Capital, December 31,
  2001................................    3,275,652.396        29,883,431          335,170        30,218,601
Offering of Units.....................    1,249,986.726        12,765,966           70,000        12,835,966
Net income............................         --               6,779,217           74,656         6,853,873
Redemptions...........................     (566,455.117)       (5,628,599)          --            (5,628,599)
                                          -------------       -----------       ----------       -----------
Partners' Capital, December 31,
  2002................................    3,959,184.005        43,800,015          479,826        44,279,841
Offering of Units.....................    1,327,871.776        15,547,182          110,000        15,657,182
Net income............................         --               2,234,995           25,722         2,260,717
Redemptions...........................     (311,253.964)       (3,620,884)          --            (3,620,884)
                                          -------------       -----------       ----------       -----------
Partners' Capital, June 30, 2003......    4,975,801.817        57,961,308          615,548        58,576,856
                                          =============       ===========       ==========       ===========

   The accompanying notes are an integral part of these financial statements.

                         MORGAN STANLEY CHARTER SERIES
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                            For the Six Months Ended
                         June 30, 2003 (Unaudited), and
              For the Years Ended December 31, 2002, 2001 and 2000

                                             UNITS OF
                                            PARTNERSHIP          LIMITED          GENERAL
                                             INTEREST           PARTNERS          PARTNER           TOTAL
                                           -------------       -----------       ---------       -----------
                                             (NOTE 1)               $                $                $
MORGAN STANLEY CHARTER MSFCM L.P.
Partners' Capital, December 31, 1999...    2,559,116.400        35,710,955         474,259        36,185,214
Offering of Units......................       21,412.187           343,831          --               343,831
Net income.............................         --               7,257,147         112,798         7,369,945
Redemptions............................     (444,728.953)       (6,516,679)         --            (6,516,679)
                                           -------------       -----------       ---------       -----------
Partners' Capital, December 31, 2000...    2,135,799.634        36,795,254         587,057        37,382,311
Offering of Units......................      619,493.785        10,799,873          --            10,799,873
Net loss...............................         --              (1,410,776)        (19,411)       (1,430,187)
Redemptions............................     (249,977.725)       (4,352,049)         --            (4,352,049)
                                           -------------       -----------       ---------       -----------
Partners' Capital, December 31, 2001...    2,505,315.694        41,832,302         567,646        42,399,948
Offering of Units......................    1,650,078.947        33,075,899         200,000        33,275,899
Net income.............................         --              14,239,699         167,727        14,407,426
Redemptions............................     (291,943.370)       (5,704,540)         --            (5,704,540)
                                           -------------       -----------       ---------       -----------
Partners' Capital, December 31, 2002...    3,863,451.271        83,443,360         935,373        84,378,733
Offering of Units......................    2,561,633.894        63,614,027         660,000        64,274,027
Net loss...............................         --                (152,436)           (169)         (152,605)
Redemptions............................     (146,734.916)       (3,712,037)         --            (3,712,037)
                                           -------------       -----------       ---------       -----------
Partners' Capital, June 30, 2003.......    6,278,350.249       143,192,914       1,595,204       144,788,118
                                           =============       ===========       =========       ===========

            For the Six Months Ended June 30, 2003 (Unaudited), and
        For the Period from October 1, 2002 (commencement of operations)
                              to December 31, 2002

                                             UNITS OF
                                            PARTNERSHIP          LIMITED          GENERAL
                                             INTEREST           PARTNERS          PARTNER           TOTAL
                                           -------------       -----------       ---------       -----------
                                                                    $                $                $
MORGAN STANLEY CHARTER CAMPBELL L.P.
Partners' Capital, Initial Offering....      832,786.300         8,227,863         100,000         8,327,863
Offering of Units......................    1,216,003.471        11,350,313         120,000        11,470,313
Net loss...............................         --                (173,159)         (2,277)         (175,436)
Redemptions............................       (2,118.644)          (20,297)         --               (20,297)
                                           -------------       -----------       ---------       -----------
Partners' Capital, December 31, 2002...    2,046,671.127        19,384,720         217,723        19,602,443
Offering of Units......................    4,150,947.481        43,954,923         450,000        44,404,923
Net income.............................         --               2,832,689          32,678         2,865,367
Redemptions............................     (279,803.252)       (3,024,056)         --            (3,024,056)
                                           -------------       -----------       ---------       -----------
Partners' Capital, June 30, 2003.......    5,917,815.356        63,148,276         700,401        63,848,677
                                           =============       ===========       =========       ===========

   The accompanying notes are an integral part of these financial statements.

                       MORGAN STANLEY CHARTER GRAHAM L.P.
                            STATEMENTS OF CASH FLOWS

                                                FOR THE SIX MONTHS ENDED             FOR THE YEARS ENDED
                                                        JUNE 30,                        DECEMBER 31,
                                                -------------------------   -------------------------------------
                                                   2003          2002          2002          2001         2000
                                                -----------   -----------   -----------   ----------   ----------
                                                     $             $             $            $            $
                                                (UNAUDITED)   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income....................................    8,342,813    3,611,622     24,627,018    3,258,760    5,323,879
Noncash item included in net income:
     Net change in unrealized.................   16,226,169   (5,180,857)    (6,346,817)   2,549,392   (2,344,969)
(Increase) decrease in operating assets:
     Interest receivable (Morgan Stanley
       DW)....................................      (46,670)     (11,068)       (43,615)      72,477      (63,257)
Increase (decrease) in operating liabilities:
     Accrued brokerage fees (Morgan Stanley
       DW)....................................      498,901       45,988        305,114      115,492       41,311
     Accrued management fees..................      147,822       16,430         93,209       32,997       11,803
     Accrued incentive fees...................      --            --            --          (860,827)     860,827
                                                -----------   ----------    -----------   ----------   ----------
Net cash provided by (used for)
  operating activities........................   25,169,035   (1,517,885)    18,634,909    5,168,291    3,829,594
                                                -----------   ----------    -----------   ----------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Offering of Units...........................   73,776,598   16,041,081     52,695,849   20,812,938    7,687,343
  (Increase) decrease in subscriptions
     receivable...............................  (10,354,334)     454,564     (3,352,875)  (2,175,483)     558,682
  Increase (decrease) in redemptions
     payable..................................      613,875      412,827        152,501     (226,515)     328,118
  Redemptions of Units........................   (7,022,531)  (3,392,235)    (8,867,415)  (4,902,088)  (4,901,176)
                                                -----------   ----------    -----------   ----------   ----------
Net cash provided by financing activities.....   57,013,608   13,516,237     40,628,060   13,508,852    3,672,967
                                                -----------   ----------    -----------   ----------   ----------
Net increase in cash..........................   82,182,643   11,998,352     59,262,969   18,677,143    7,502,561
Balance at beginning of period................  104,510,473   45,247,504     45,247,504   26,570,361   19,067,800
                                                -----------   ----------    -----------   ----------   ----------
Balance at end of period......................  186,693,116   57,245,856    104,510,473   45,247,504   26,570,361
                                                ===========   ==========    ===========   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                      MORGAN STANLEY CHARTER MILLBURN L.P.
                            STATEMENTS OF CASH FLOWS

                                                   FOR THE SIX MONTHS ENDED               FOR THE YEARS ENDED
                                                           JUNE 30,                           DECEMBER 31,
                                                  --------------------------      ------------------------------------
                                                     2003           2002             2002         2001         2000
                                                  -----------    -----------      ----------   ----------   ----------
                                                       $              $               $            $            $
                                                  (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss).............................     2,260,717      3,631,289        6,853,873   (3,631,650)   3,345,779
Noncash item included in net income (loss):
     Net change in unrealized.................     2,427,020     (3,839,178)      (1,206,647)   3,536,111   (4,050,018)
(Increase) decrease in operating assets:
     Interest receivable (Morgan Stanley
       DW)....................................        (1,129)         2,256           (2,156)      95,074      (45,348)
Increase in operating liabilities:
     Accrued brokerage fees (Morgan Stanley
       DW)....................................       104,608            937           53,304       19,109       20,836
     Accrued management fees..................        30,996          2,070           17,585        5,460        5,953
                                                  ----------     ----------       ----------   ----------   ----------
Net cash provided by (used for) operating
  activities..................................     4,822,212       (202,626)       5,715,959       24,104     (722,798)
                                                  ----------     ----------       ----------   ----------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Offering of Units...........................    15,657,182      4,120,026       12,835,966    9,055,536    8,818,482
  (Increase) decrease in subscriptions
     receivable...............................    (2,297,796)       247,537         (716,397)    (409,676)     610,910
  Increase (decrease) in redemptions
     payable..................................       123,111        215,008            1,428     (354,584)     381,322
  Redemptions of Units........................    (3,620,884)    (3,085,995)      (5,628,599)  (4,987,884)  (5,685,382)
                                                  ----------     ----------       ----------   ----------   ----------
Net cash provided by financing activities.....     9,861,613      1,496,576        6,492,398    3,303,392    4,125,332
                                                  ----------     ----------       ----------   ----------   ----------
Net increase in cash..........................    14,683,825      1,293,950       12,208,357    3,327,496    3,402,534
Balance at beginning of period................    40,616,156     28,407,799       28,407,799   25,080,303   21,677,769
                                                  ----------     ----------       ----------   ----------   ----------
Balance at end of period......................    55,299,981     29,701,749       40,616,156   28,407,799   25,080,303
                                                  ==========     ==========       ==========   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                       MORGAN STANLEY CHARTER MSFCM L.P.
                            STATEMENTS OF CASH FLOWS

                                        FOR THE SIX MONTHS ENDED                 FOR THE YEARS ENDED
                                                JUNE 30,                            DECEMBER 31,
                                       --------------------------      ---------------------------------------
                                          2003           2002             2002          2001           2000
                                       -----------    -----------      ----------    -----------    ----------
                                            $              $               $              $             $
                                       (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM
  OPERATING ACTIVITIES
Net income (loss)..................       (152,605)    9,024,029       14,407,426     (1,430,187)    7,369,945
Noncash item included in net
  income (loss):
    Net change in unrealized.......     11,538,516    (9,048,009)      (8,667,368)     4,973,466    (3,263,304)
(Increase) decrease in operating
  assets:
    Interest receivable (Morgan
      Stanley DW)..................        (42,596)       (5,175)         (11,667)       116,097       (52,908)
Increase (decrease) in operating
  liabilities:
    Accrued brokerage fees (Morgan
      Stanley DW)..................        409,999        31,688          175,910         68,395       184,421
    Accrued management fees (Morgan
      Stanley Futures & Currency
      Management)..................        121,480        12,065           54,797         19,541       (39,318)
    Accrued incentive fees (Morgan
      Stanley Futures & Currency
      Management)..................        --          1,117,140           --           (205,168)      205,168
    Accrued administrative
      expenses.....................        --             --               --            --            (70,250)
                                       -----------    ----------       ----------    -----------    ----------
Net cash provided by
  operating activities.............     11,874,794     1,131,738        5,959,098      3,542,144     4,333,754
                                       -----------    ----------       ----------    -----------    ----------

CASH FLOWS FROM
  FINANCING ACTIVITIES
Offering of Units..................     64,274,027     8,581,916       33,275,899     10,799,873       343,831
Increase in subscriptions
  receivable.......................    (11,561,839)     (392,907)      (2,391,248)    (1,082,400)     (193,359)
Increase (decrease) in redemptions
  payable..........................        212,011      (287,246)        (513,072)      (141,583)      404,024
Redemptions of Units...............     (3,712,037)   (2,505,152)      (5,704,540)    (4,352,049)   (6,516,679)
                                       -----------    ----------       ----------    -----------    ----------
Net cash provided by (used for)
  financing activities.............     49,212,162     5,396,611       24,667,039      5,223,841    (5,962,183)
                                       -----------    ----------       ----------    -----------    ----------
Net increase (decrease) in cash....     61,086,956     6,528,349       30,626,137      8,765,985    (1,628,429)
Balance at beginning of period.....     73,899,220    43,273,083       43,273,083     34,507,098    36,135,527
                                       -----------    ----------       ----------    -----------    ----------
Balance at end of period...........    134,986,176    49,801,432       73,899,220     43,273,083    34,507,098
                                       ===========    ==========       ==========    ===========    ==========

   The accompanying notes are an integral part of these financial statements.

                      MORGAN STANLEY CHARTER CAMPBELL L.P.
                            STATEMENTS OF CASH FLOWS

                                                                                     FOR THE PERIOD
                                                                                          FROM
                                                                                     OCTOBER 1, 2002
                                                                                      (COMMENCEMENT
                                                     FOR THE SIX MONTHS ENDED       OF OPERATIONS) TO
                                                          JUNE 30, 2003             DECEMBER 31, 2002
                                                     ------------------------       -----------------
                                                                $                           $
                                                           (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)................................            2,865,367                   (175,436)
Noncash item included in net income (loss):
     Net change in unrealized....................              797,895                   (496,687)
Increase in operating assets:
     Interest receivable (Morgan Stanley DW).....              (31,279)                   (13,716)
Increase in operating liabilities:
     Accrued brokerage fees (Morgan Stanley
       DW).......................................              226,310                     85,912
     Accrued management fees.....................               92,199                     35,002
                                                            ----------                 ----------
Net cash provided by (used for) operating
  activities.....................................            3,950,492                   (564,925)
                                                            ----------                 ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Initial offering...............................           --                          8,327,863
  Offering of Units..............................           44,404,923                 11,470,313
  Increase in subscriptions receivable...........           (5,969,659)                (3,827,157)
  Increase in redemptions payable................              625,190                     20,297
  Redemptions of Units...........................           (3,024,056)                   (20,297)
                                                            ----------                 ----------
Net cash provided by financing activities........           36,036,398                 15,971,019
                                                            ----------                 ----------
Net increase in cash.............................           39,986,890                 15,406,094
Balance at beginning of period...................           15,406,094                   --
                                                            ----------                 ----------
Balance at end of period.........................           55,392,984                 15,406,094
                                                            ==========                 ==========

   The accompanying notes are an integral part of these financial statements.

                       MORGAN STANLEY CHARTER GRAHAM L.P.
                            SCHEDULES OF INVESTMENTS

PARTNERSHIP NET ASSETS AT DECEMBER 31, 2002: $116,396,220

                                                                       NET                          NUMBER OF
                                          LONG          SHORT      UNREALIZED    PERCENTAGE OF      CONTRACTS/
   FUTURES AND FORWARD CONTRACTS:      GAIN/(LOSS)   GAIN/(LOSS)   GAIN/(LOSS)    NET ASSETS     NOTIONAL AMOUNTS
   ------------------------------      -----------   -----------   -----------   -------------   ----------------
                                            $             $             $              %
Foreign Currency.....................   4,830,579       514,624     5,345,203         4.59        7,282,618,804
Interest rate........................   2,471,036       (55,922)    2,415,114         2.07                5,116
Commodity............................    (936,619)      497,138      (439,481)       (0.38)               3,065
Equity...............................      --           452,280       452,280         0.39                  455
                                        ---------     ---------     ---------        -----
     Grand Total:....................   6,364,996     1,408,120     7,773,116         6.67
                                        =========     =========                      =====
     Unrealized Currency Loss........                                (560,191)
                                                                    ---------
     Total Net Unrealized Gain per
       Statement of Financial
       Condition.....................                               7,212,925
                                                                    =========

PARTNERSHIP NET ASSETS AT DECEMBER 31, 2001: $47,940,768

                                                                       NET                          NUMBER OF
                                          LONG          SHORT      UNREALIZED    PERCENTAGE OF      CONTRACTS/
   FUTURES AND FORWARD CONTRACTS:      GAIN/(LOSS)   GAIN/(LOSS)   GAIN/(LOSS)    NET ASSETS     NOTIONAL AMOUNTS
   ------------------------------      -----------   -----------   -----------   -------------   ----------------
                                            $             $             $              %
Foreign currency.....................    934,741      1,007,431     1,942,172         4.05        2,398,800,974
Interest rate........................    (55,801)       (92,474)     (148,275)       (0.31)               3,454
Commodity............................   (633,879)       (36,080)     (669,959)       (1.40)               1,241
Equity...............................     14,300        (40,973)      (26,673)       (0.05)                  62
                                        --------      ---------     ---------        -----
     Grand Total:....................    259,361        837,904     1,097,265         2.29
                                        ========      =========                      =====
     Unrealized Currency Loss........                                (231,157)
                                                                    ---------
     Net Unrealized Gain per
       Statement of Financial
       Condition.....................                                 866,108
                                                                    =========

   The accompanying notes are an integral part of these financial statements.

                      MORGAN STANLEY CHARTER MILLBURN L.P.
                            SCHEDULES OF INVESTMENTS

PARTNERSHIP NET ASSETS AT DECEMBER 31, 2002: $44,279,841

                                                                       NET                          NUMBER OF
                                          LONG          SHORT      UNREALIZED    PERCENTAGE OF      CONTRACTS/
   FUTURES AND FORWARD CONTRACTS:      GAIN/(LOSS)   GAIN/(LOSS)   GAIN/(LOSS)    NET ASSETS     NOTIONAL AMOUNTS
   ------------------------------      -----------   -----------   -----------   -------------   ----------------
                                            $             $             $              %
Foreign currency.....................     319,174        (8,396)      310,778         0.70        17,304,330,000
Interest rate........................   1,322,639            --     1,322,639         2.99                 1,616
Commodity............................     584,409        45,431       629,840         1.42                   779
Equity...............................      --           127,413       127,413         0.29                   140
                                        ---------     ---------     ---------        -----
     Grand Total.....................   2,226,222       164,448     2,390,670         5.40
                                        =========     =========                      =====
     Unrealized Currency Gain........                                 250,707
                                                                    ---------
     Total Net Unrealized Gain per
       statement of Financial
       Condition.....................                               2,641,377
                                                                    =========

PARTNERSHIP NET ASSETS AT DECEMBER 31, 2001: $30,218,601

                                                                       NET                          NUMBER OF
                                          LONG          SHORT      UNREALIZED    PERCENTAGE OF      CONTRACTS/
   FUTURES AND FORWARD CONTRACTS:      GAIN/(LOSS)   GAIN/(LOSS)   GAIN/(LOSS)    NET ASSETS     NOTIONAL AMOUNTS
   ------------------------------      -----------   -----------   -----------   -------------   ----------------
                                            $             $             $              %
Foreign currency.....................    537,188      1,119,535     1,656,723         5.48*       3,503,740,000
Interest rate........................    (42,624)       150,141       107,517         0.36                  704
Commodity............................   (312,108)       100,695      (211,413)       (0.70)                 263
Equity...............................       (737)         4,219         3,482         0.01                   57
                                        --------      ---------     ---------        -----
     Grand Total:....................    181,719      1,374,590     1,556,309         5.15
                                        ========      =========                      =====
     Unrealized Currency Loss........                                (121,579)
                                                                    ---------
     Net Unrealized Gain per
       Statement of Financial
       Condition.....................                               1,434,730
                                                                    =========

* No single contract's value exceeds 5% of Net Assets.

   The accompanying notes are an integral part of these financial statements.

                       MORGAN STANLEY CHARTER MSFCM L.P.
                            SCHEDULES OF INVESTMENTS

PARTNERSHIP NET ASSETS AT DECEMBER 31, 2002: $84,378,733

                                                                       NET                          NUMBER OF
                                          LONG          SHORT      UNREALIZED    PERCENTAGE OF      CONTRACTS/
   FUTURES AND FORWARD CONTRACTS:      GAIN/(LOSS)   GAIN/(LOSS)   GAIN/(LOSS)    NET ASSETS     NOTIONAL AMOUNTS
   ------------------------------      -----------   -----------   -----------   -------------   ----------------
                                            $             $             $              %
Foreign currency.....................   7,543,280        --         7,543,280         8.94*       4,785,991,256
Interest rate........................   2,252,650        --         2,252,650         2.67                2,072
Commodity............................  (2,010,612)       --        (2,010,612)       (2.38)               1,640
                                       ----------     ---------    ----------        -----
     Grand Total.....................   7,785,318        --         7,785,318         9.23
                                       ==========     =========                      =====
     Unrealized Currency Loss........                                (219,415)
                                                                   ----------
     Total Net Unrealized Gain per
       statement of Financial
       Condition.....................                               7,565,903
                                                                   ==========

* No single contract's value exceeds 5% of Net Assets.

PARTNERSHIP NET ASSETS AT DECEMBER 31, 2001: $42,399,948

                                                                       NET                          NUMBER OF
                                          LONG          SHORT      UNREALIZED    PERCENTAGE OF      CONTRACTS/
   FUTURES AND FORWARD CONTRACTS:      GAIN/(LOSS)   GAIN/(LOSS)   GAIN/(LOSS)    NET ASSETS     NOTIONAL AMOUNTS
   ------------------------------      -----------   -----------   -----------   -------------   ----------------
                                            $             $             $              %
Foreign currency.....................  (1,557,847)    1,193,718      (364,129)       (0.86)       2,268,192,000
Interest rate........................      --           311,908       311,908         0.74                  792
Commodity............................  (1,148,932)      183,470      (965,462)       (2.28)                 467
                                       ----------     ---------    ----------        -----
     Grand Total:....................  (2,706,779)    1,689,096    (1,017,683)       (2.40)
                                       ==========     =========                      =====
     Unrealized Currency Loss........                                 (83,782)
                                                                   ----------
     Net Unrealized Loss per
       Statement of Financial
       Condition.....................                              (1,101,465)
                                                                   ==========

                      MORGAN STANLEY CHARTER CAMPBELL L.P.
                            SCHEDULE OF INVESTMENTS

PARTNERSHIP NET ASSETS AT DECEMBER 31, 2002: $19,602,443

                                                                       NET                          NUMBER OF
                                          LONG          SHORT      UNREALIZED    PERCENTAGE OF      CONTRACTS/
   FUTURES AND FORWARD CONTRACTS:      GAIN/(LOSS)   GAIN/(LOSS)   GAIN/(LOSS)    NET ASSETS     NOTIONAL AMOUNTS
   ------------------------------      -----------   -----------   -----------   -------------   ----------------
                                            $             $             $              %
Foreign currency.....................   1,050,080      (806,523)      243,557         1.24          706,700,000
Interest rate........................     212,714        --           212,714         1.09                  332
Commodity............................      19,382        --            19,382         0.10                  172
Equity...............................      (8,180)       31,175        22,995         0.12                   37
                                       ----------     ---------    ----------        -----
     Grand Total.....................   1,273,996      (775,348)      498,648         2.55
                                       ==========     =========                      =====
     Unrealized Currency Loss........                                  (1,961)
                                                                   ----------
     Total Net Unrealized Gain per
       statement of Financial
       Condition.....................                                 496,687
                                                                   ==========

   The accompanying notes are an integral part of these financial statements.

                         MORGAN STANLEY CHARTER SERIES
                         NOTES TO FINANCIAL STATEMENTS
                (INFORMATION WITH RESPECT TO 2003 IS UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION -- Morgan Stanley Charter Graham L.P. ("Charter Graham"), Morgan Stanley Charter Millburn L.P. ("Charter Millburn"), Morgan Stanley Charter MSFCM L.P. ("Charter MSFCM"), and Morgan Stanley Charter Campbell L.P. ("Charter Campbell") (individually, a "Partnership", or collectively, the "Partnerships") are limited partnerships organized to engage primarily in the speculative trading of futures contracts, options on futures contracts, and forward contracts on physical commodities and other commodity interests, including, but not limited to, foreign currencies, financial instruments, metals, energy and agricultural products (collectively, "futures interests").

The general partner for each Partnership is Demeter Management Corporation ("Demeter"). The non-clearing commodity broker is Morgan Stanley DW Inc. ("Morgan Stanley DW"). Morgan Stanley & Co. Incorporated ("MS & Co.") and Morgan Stanley & Co. International Limited ("Morgan Stanley International") provide clearing and execution services. The trading advisor for Charter MSFCM is Morgan Stanley Futures & Currency Management Inc. ("Morgan Stanley Futures & Currency Management"). Demeter, Morgan Stanley DW, MS & Co., Morgan Stanley International and Morgan Stanley Futures & Currency Management are wholly-owned subsidiaries of Morgan Stanley.

On October 11, 2000, DWFCM International Access Fund L.P. became one of the Charter Series of funds effective December 1, 2000. Each outstanding unit of limited partnership interest ("Unit(s)") in DWFCM International Access Fund L.P. was converted to 100 Units of Charter MSFCM. The number of Units outstanding, net income or loss per Unit and Net Asset Value per Unit have been adjusted for all reporting periods prior to this conversion.

Effective June 20, 2002, Morgan Stanley Dean Witter & Co. changed its name to Morgan Stanley.

Effective July 29, 2002, Charter Campbell was added to the Charter Series and began trading on October 1, 2002.

Demeter is required to maintain a 1% minimum interest in the equity of each Partnership and income (losses) are shared by Demeter and the Limited Partners based on their proportional ownership interests.

USE OF ESTIMATES -- The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from those estimates.

REVENUE RECOGNITION -- Futures interests are open commitments until settlement date. They are valued at market on a daily basis and the resulting net change in unrealized gains and losses is reflected in the change in unrealized profit
(loss) on open contracts from one period to the next in the statement of operations. Monthly, Morgan Stanley DW credits each Partnership with interest income on 100% of its average daily funds held at Morgan Stanley DW. In addition, Morgan Stanley DW credits each Partnership with 100% of the interest income Morgan Stanley DW receives from MS & Co. and Morgan Stanley International with respect to such Partnership's assets deposited as margin. The interest rates used are equal to that earned by Morgan Stanley DW on its U.S. Treasury bill investments. Prior to December 1, 2000, Charter MSFCM was credited with interest income based on 80% of the average daily Net Assets for the month at a rate equal to the average yield on 13-week U.S. Treasury bills. For purposes of such interest payments Net Assets do not include monies owed to the Partnerships on forward contracts and other futures interests.

                         MORGAN STANLEY CHARTER SERIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                (INFORMATION WITH RESPECT TO 2003 IS UNAUDITED)

NET INCOME (LOSS) PER UNIT -- Net income (loss) per Unit is computed using the weighted average number of Units outstanding during the period.

CONDENSED SCHEDULE OF INVESTMENTS -- In March 2001, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee issued Statement of Position ("SOP") 01-1, "Amendment to the Scope of Statement of Position 95-2, Financial Reporting by Nonpublic Investment Partnerships, to Include Commodity Pools" effective for fiscal years ending after December 15, 2001. Accordingly, commodity pools are required to include a condensed schedule of investments identifying those investments, which constitute more than 5% of net assets, taking long and short positions into account separately.

EQUITY IN FUTURES INTERESTS TRADING ACCOUNTS -- The Partnerships' asset "Equity in futures interests trading accounts," reflected in the statements of financial condition, consists of (A) cash on deposit with Morgan Stanley DW, MS & Co. and Morgan Stanley International to be used as margin for trading; (B) net unrealized gains or losses on open contracts, which are valued at market, and calculated as the difference between original contract value and market value, and (C) net option premiums, which represent the net of all monies paid and/or received for such option premiums.

The Partnerships, in their normal course of business, enter into various contracts with MS & Co. and Morgan Stanley International acting as their commodity brokers. Pursuant to brokerage agreements with MS & Co. and Morgan Stanley International, to the extent that such trading results in unrealized gains or losses, these amounts are offset and reported on a net basis in the Partnerships' statements of financial condition.

The Partnerships have offset the fair value amounts recognized for forward contracts executed with the same counterparty as allowable under terms of the master netting agreements with MS & Co., the sole counterparty on such contracts. The Partnerships have consistently applied their right to offset.

BROKERAGE AND RELATED TRANSACTION FEES AND COSTS -- Each Partnership pays a flat-rate monthly brokerage fee of 1/12 of 6.25% of the Partnership's Net Assets as of the first day of each month (a 6.25% annual rate). Such fees currently cover all brokerage commissions, transaction fees and costs and ordinary administrative and offering expenses.

Prior to August 1, 2003 each Partnership paid a flat-rate monthly brokerage fee of 1/12 of 6.75% of the Partnership's Net Assets as of the first day of each month (a 6.75% annual rate).

Prior to May 1, 2002, each Partnership, except for Charter Campbell, paid a flat-rate monthly brokerage fee of 1/12 of 7% of the Partnership's Net Assets as of the first day on each month (a 7% annual rate).

Prior to becoming a member of the Charter Series at December 1, 2000, Charter MSFCM accrued brokerage commissions on a half-turn basis at 80% of Morgan Stanley DW's published non-member rates and transaction fees and costs were accrued on a half-turn basis. Total brokerage commissions and transaction fees chargeable to the Partnership were capped at 13/20 of 1% per month (a maximum 7.8% annual rate) of the Partnership's adjusted month-end Net Assets.

OPERATING EXPENSES -- Each of the Partnerships incur monthly management fees and may incur incentive fees. All common administrative and continuing offering expenses, including legal, auditing, accounting, filing fees and other related expenses, are borne by Morgan Stanley DW through the brokerage fees paid by the Partnerships.

Prior to becoming a member of the Charter Series at December 1, 2000, Charter MSFCM paid all operating expenses related to its trading activities, up to a maximum 1/4 of 1% annually of its

                         MORGAN STANLEY CHARTER SERIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                (INFORMATION WITH RESPECT TO 2003 IS UNAUDITED)

average month-end Net Assets. Charter MSFCM's operating expenses included filing fees, legal, auditing, accounting, mailing, printing and other incidental expenses as permitted by its Limited Partnership Agreement at the time.

INCOME TAXES -- No provision for income taxes has been made in the accompanying financial statements, as partners are individually responsible for reporting income or loss based upon their respective share of each Partnership's revenues and expenses for income tax purposes.

DISTRIBUTIONS -- Distributions, other than redemptions of Units, are made on a pro-rata basis at the sole discretion of Demeter. No distributions have been made to date.

CONTINUING OFFERING -- Units of each Partnership are offered at a price equal to 100% of the Net Asset Value per Unit at monthly closings held as of the last day of each month. No selling commissions or charges related to the continuing offering of Units are paid by the Limited Partners or the Partnerships. Morgan Stanley DW pays all such costs.

REDEMPTIONS -- Limited Partners may redeem some or all of their Units as of the last day of the sixth month following the closing at which a person first becomes a Limited Partner. Redemptions may only be made in whole Units, with a minimum of 100 Units required for each redemption, unless a Limited Partner is redeeming his entire interest in the Partnerships.

Units redeemed on or prior to the last day of the twelfth month from the date of purchase will be subject to a redemption charge equal to 2% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twelfth month and on or prior to the last day of the twenty-fourth month from the date of purchase will be subject to a redemption charge equal to 1% of the Net Asset Value of a Unit on the Redemption Date. Units redeemed after the last day of the twenty-fourth month from the date of purchase will not be subject to a redemption charge. The foregoing redemption charges are paid to Morgan Stanley DW.

EXCHANGES -- On the last day of the first month which occurs more than 6 months after a person first becomes a Limited Partner in any of the Partnerships, and at the end of each month thereafter, Limited Partners may transfer their investment among the Partnerships (subject to certain restrictions outlined in the Limited Partnership Agreements) without paying additional charges.

DISSOLUTION OF THE PARTNERSHIPS -- Charter MSFCM will terminate on December 31, 2025 and Charter Graham, Charter Millburn and Charter Campbell will terminate on December 31, 2035 or at an earlier date if certain conditions occur as defined in each Partnership's Limited Partnership Agreement.

LITIGATION SETTLEMENT -- On February 27, 2002, Charter MSFCM received notification of a preliminary entitlement to payment from the Sumitomo Copper Litigation Settlement Administrator and received payment of this settlement award in the amount of $292,406 as of August 30, 2002.

2. RELATED PARTY TRANSACTIONS

Each Partnership pays brokerage fees to Morgan Stanley DW as described in Note
1. Each Partnership's cash is on deposit with Morgan Stanley DW, MS & Co. and Morgan Stanley International in futures interests trading accounts to meet margin requirements as needed. Morgan Stanley DW pays interest on these funds as described in Note 1.

Demeter, on behalf of Charter MSFCM and itself, entered into a management agreement with Morgan Stanley Futures & Currency Management Inc. to make all trading decisions for the

                         MORGAN STANLEY CHARTER SERIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                (INFORMATION WITH RESPECT TO 2003 IS UNAUDITED)

Partnership. Charter MSFCM pays management and incentive fees (if any) to Morgan Stanley Futures & Currency Management.

3. TRADING ADVISORS

Demeter, on behalf of Charter Graham, Charter Millburn, Charter MSFCM, and Charter Campbell retains certain commodity trading advisors to make all trading decisions for the Partnerships. The trading advisors for each Partnership as of August 31, 2003 were as follows:

Morgan Stanley Charter Graham L.P.
  Graham Capital Management, L.P.

Morgan Stanley Charter Millburn L.P.
  Millburn Ridgefield Corporation

Morgan Stanley Charter MSFCM L.P.
  Morgan Stanley Futures & Currency Management Inc.

Morgan Stanley Charter Campbell L.P.
  Campbell & Company, Inc.

Compensation to the trading advisors by the Partnerships consists of a management fee and an incentive fee as follows:

MANAGEMENT FEE -- Each Partnership pays its trading advisor a flat-rate monthly fee of 1/12 of 2% (a 2% annual rate) or, in the case of Charter Campbell, a monthly fee of 1/12 of 2.65% (a 2.65% annual rate) of the Partnership's Net Assets under management by each trading advisor as of the first day of each month.


Prior to August 1, 2003, Charter Campbell paid a monthly management fee equal to 1/12 of 2.75% (a 2.75% annual rate) of the Partnership's adjusted Net Assets, as defined in the management agreement as of the last day of each month.


Prior to December 1, 2000, Charter MSFCM paid a monthly management fee equal to 1/4 of 1% (a 3% annual rate) of the Partnership's adjusted Net Assets, as defined in the management agreement, as of the last day of each month.

INCENTIVE FEE -- Each Partnership's incentive fee is equal to 20% of trading profits, paid on a quarterly basis for Charter MSFCM, and paid on a monthly basis for Charter Graham, Charter Millburn, and Charter Campbell.

Prior to December 1, 2000, Charter MSFCM paid a quarterly incentive fee equal to 15% of the trading profits earned by the Partnership as of the end of each calendar quarter.

Trading profits represent the amount by which profits from futures, forwards and options trading exceed losses after brokerage and management fees are deducted. When a trading advisor experiences losses with respect to Net Assets as of the end of a calendar month or calendar quarter with respect to Charter MSFCM, the trading advisor must earn back such losses before that trading advisor is eligible for an incentive fee in the future.

4. FINANCIAL INSTRUMENTS

The Partnerships trade futures contracts, options on futures contracts and forward contracts on physical commodities and other commodity interests, including foreign currencies, financial instruments, metals, energy and agricultural products. Futures and forwards represent contracts for delayed delivery of an instrument at a specified date and price. Risk arises from changes in the value of these contracts and the potential inability of counterparties to perform under the terms of

                         MORGAN STANLEY CHARTER SERIES
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                (INFORMATION WITH RESPECT TO 2003 IS UNAUDITED)

the contracts. There are numerous factors which may significantly influence the market value of these contracts, including interest rate volatility.

The market value of contracts is based on closing prices quoted by exchange, bank or clearing firms through which contracts are traded.

The Partnership's contracts are accounted for on a trade-date basis and marked to market on a daily basis. Each Partnership accounts for its derivative investments in accordance with the provisions of Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 defines a derivative as a financial instrument or other contract that has all three of the following characteristics:

(1) One or more underlying notional amounts or payment provisions;

(2) Requires no initial net investment or a smaller initial net investment than would be required relative to changes in market factors;

(3) Terms require or permit net settlement.


Generally, derivatives include futures, forward, swaps and option contracts, and other financial instruments with similar characteristics such as caps, floors and collars.


The net unrealized gains (losses) on open contracts at the dates indicated below reported as a component of "Equity in futures interests trading accounts" on the statements of financial condition, and their longest contract maturities were as follows:

CHARTER GRAHAM

                          NET UNREALIZED GAINS/
                        (LOSSES) ON OPEN CONTRACTS              LONGEST MATURITIES
                   ------------------------------------   -------------------------------
                                   OFF-                                         OFF-
                   EXCHANGE-    EXCHANGE-                   EXCHANGE-        EXCHANGE-
      DATE           TRADED       TRADED       TOTAL          TRADED           TRADED
      ----         ---------    ---------      -----        ---------        ---------
                       $            $            $
June 30, 2003      (9,149,857)     136,613   (9,013,244)   December 2004   September 2003

December 31, 2002   7,053,639      159,286    7,212,925        June 2004       March 2003

December 31, 2001   1,017,777     (151,669)     866,108        June 2003       March 2002

CHARTER MILLBURN

                          NET UNREALIZED GAINS/
                       (LOSSES) ON OPEN CONTRACTS              LONGEST MATURITIES
                   -----------------------------------   ------------------------------
                                  OFF-                                        OFF-
                   EXCHANGE-   EXCHANGE-                   EXCHANGE-       EXCHANGE-
      DATE          TRADED       TRADED       TOTAL         TRADED           TRADED
      ----         ---------   ---------      -----        ---------       ---------
                       $           $            $
June 30, 2003      1,245,405   (1,031,048)     214,357   December 2003   September 2003

December 31, 2002  2,330,599      310,778    2,641,377      March 2003       March 2003

December 31, 2001   (221,988)   1,656,718    1,434,730      March 2002       March 2002

                         MORGAN STANLEY CHARTER SERIES
                   NOTES TO FINANCIAL STATEMENTS--(CONCLUDED)
                (INFORMATION WITH RESPECT TO 2003 IS UNAUDITED)

CHARTER MSFCM

                          NET UNREALIZED GAINS/
                        (LOSSES) ON OPEN CONTRACTS                LONGEST MATURITIES
                   ------------------------------------   ----------------------------------
                                   OFF-                                            OFF-
                   EXCHANGE-    EXCHANGE-                     EXCHANGE-         EXCHANGE-
      DATE           TRADED       TRADED       TOTAL           TRADED             TRADED
      ----         ---------    ---------      -----          ---------         ---------
                       $            $            $
June 30, 2003      (7,054,995)   3,082,382   (3,972,613)         March 2005   September 2003
December 31, 2002      22,623    7,543,280    7,565,903      September 2004       April 2003
December 31, 2001    (737,333)    (364,132)  (1,101,465)          June 2003       April 2002

CHARTER CAMPBELL

                          NET UNREALIZED GAINS/
                       (LOSSES) ON OPEN CONTRACTS              LONGEST MATURITIES
                   -----------------------------------   -------------------------------
                                  OFF-                                         OFF-
                   EXCHANGE-   EXCHANGE-                   EXCHANGE-        EXCHANGE-
      DATE          TRADED       TRADED       TOTAL          TRADED           TRADED
      ----         ---------   ---------      -----        ---------        ---------
                       $           $            $
June 30, 2003       (928,197)     626,989     (301,208)      March 2004   September 2003
December 31, 2002    253,129      243,558      496,687   September 2003       March 2003

The Partnerships have credit risk associated with counterparty nonperformance. The credit risk associated with the instruments in which the Partnerships are involved is limited to the amounts reflected in the Partnerships' statements of financial condition.

The Partnerships also have credit risk because Morgan Stanley DW, MS & Co. and Morgan Stanley International act as the futures commission merchants or the counterparties, with respect to most of the Partnerships' assets. Exchange-traded futures and futures-styled options contracts are marked to market on a daily basis, with variations in value settled on a daily basis. Morgan Stanley DW, MS & Co. and Morgan Stanley International, each as a futures commission merchant for each Partnership's exchange-traded futures and futures-styled options contracts, are required, pursuant to regulations of the Commodity Futures Trading Commission, to segregate from their own assets, and for the sole benefit of their commodity customers, all funds held by them with respect to exchange-traded futures and futures-styled options contracts, including an amount equal to the net unrealized gains (losses) on all open futures and futures-styled options contracts, which funds, in the aggregate, totaled $177,543,259, $111,564,112, and $46,265,281 for Charter Graham;
$56,545,386, $42,946,755, and $28,185,811, for Charter Millburn; $127,931,181,
$73,921,843, and $42,535,750 for Charter MSFCM; and $54,464,787 and $15,659,223
for Charter Campbell, at June 30, 2003, December 31, 2002 and 2001, respectively and in the case of Charter Campbell at June 30, 2003 and December 31, 2002. With respect to each Partnership's off-exchange-traded forward currency contracts, there are no daily settlements of variations in value nor is there any requirement that an amount equal to the net unrealized gains (losses) on open forward contracts be segregated. With respect to those off-exchange-traded forward currency contracts, the Partnerships are at risk to the ability of MS & Co., the sole counterparty on all such contracts, to perform. Each Partnership has a netting agreement with MS & Co. These agreements, which seek to reduce both the Partnerships' and MS & Co.'s exposure on off-exchange-traded forward currency contracts, should materially decrease the Partnerships' credit risk in the event of MS & Co.'s bankruptcy or insolvency.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Demeter Management Corporation:

We have audited the accompanying statements of financial condition of Demeter Management Corporation (the "Company"), a wholly-owned subsidiary of Morgan Stanley, as of November 30, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements of financial condition based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of financial condition are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such statements of financial condition present fairly, in all material respects, the financial position of Demeter Management Corporation at November 30, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

January 10, 2003
New York, New York

                         DEMETER MANAGEMENT CORPORATION
                  (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY)

            PURCHASERS OF UNITS IN A CHARTER SERIES PARTNERSHIP WILL
                   NOT RECEIVE ANY INTEREST IN THIS COMPANY.

                       STATEMENTS OF FINANCIAL CONDITION
                       AT AUGUST 31, 2003 (UNAUDITED) AND
                           NOVEMBER 30, 2002 AND 2001

                                                                              NOVEMBER 30,
                                                    AUGUST 31,       ------------------------------
                                                       2003              2002              2001
                                                   ------------      ------------      ------------
                                                        $                 $                 $
                                                   (UNAUDITED)
ASSETS
Investments in affiliated partnerships.........      24,848,780        27,173,907        23,969,483
Income taxes receivable........................              --         1,689,480           603,715
Receivable from affiliated partnerships........              --               575               680
                                                   ------------      ------------      ------------
     Total Assets..............................      24,848,780        28,863,962        24,573,878
                                                   ============      ============      ============

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
Payable to Parent..............................      14,246,906        20,444,379        17,968,119
Income taxes payable...........................         328,757                --                --
Accrued expenses...............................          14,858            18,000            21,600
                                                   ------------      ------------      ------------
  Total Liabilities............................      14,590,521        20,462,379        17,989,719
                                                   ------------      ------------      ------------

STOCKHOLDER'S EQUITY:
Common stock, no par value:
  Authorized 1,000 shares; outstanding 100
     shares at stated value of $500 per
     share.....................................          50,000            50,000            50,000
Additional paid-in capital.....................     195,100,000       123,170,000       123,170,000
Retained earnings..............................      10,108,259         8,251,583         6,434,159
                                                   ------------      ------------      ------------
                                                    205,258,259       131,471,583       129,654,159
Less: Notes receivable from Parent.............    (195,000,000)     (123,070,000)     (123,070,000)
                                                   ------------      ------------      ------------

  Total Stockholder's Equity...................      10,258,259         8,401,583         6,584,159
                                                   ------------      ------------      ------------

  Total Liabilities and Stockholder's Equity...      24,848,780        28,863,962        24,573,878
                                                   ============      ============      ============

   The accompanying notes are an integral part of these financial statements.

                         DEMETER MANAGEMENT CORPORATION
                  (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY)

                   NOTES TO STATEMENTS OF FINANCIAL CONDITION
                (INFORMATION WITH RESPECT TO 2003 IS UNAUDITED)

  AT AUGUST 31, 2003 (UNAUDITED) AND FOR THE YEARS ENDED NOVEMBER 30, 2002 AND
                                      2001

1. INTRODUCTION AND BASIS OF PRESENTATION

Demeter Management Corporation ("Demeter") is a wholly-owned subsidiary of Morgan Stanley ("Parent").

Effective June 20, 2002, Morgan Stanley Dean Witter & Co. changed its name to Morgan Stanley.

Demeter manages the following commodity pools as sole general partner: Dean Witter Cornerstone Fund II, Dean Witter Cornerstone Fund III, Dean Witter Cornerstone Fund IV, Columbia Futures Fund, Dean Witter Diversified Futures Fund Limited Partnership, Dean Witter Diversified Futures Fund II L.P., Dean Witter Diversified Futures Fund III L.P., Dean Witter Multi-Market Portfolio L.P., Dean Witter Principal Plus Fund L.P., Dean Witter Principal Plus Fund Management L.P., Dean Witter Portfolio Strategy Fund L.P., Dean Witter Global Perspective Portfolio L.P., Dean Witter World Currency Fund L.P., Morgan Stanley Spectrum Currency L.P. Morgan Stanley Spectrum Global Balanced L.P., Morgan Stanley Spectrum Strategic L.P., Morgan Stanley Spectrum Technical L.P., Morgan Stanley Spectrum Select L.P., Morgan Stanley/Chesapeake L.P. (formerly, Morgan Stanley Dean Witter/Chesapeake L.P.), Morgan Stanley /JWH Futures Fund L.P. (formerly, Morgan Stanley Dean Witter /JWH Futures Fund L.P.), Morgan Stanley Charter Campbell L.P. ("Charter Campbell"), Morgan Stanley Charter Graham L.P., Morgan Stanley Charter Millburn L.P., Morgan Stanley Charter MSFCM L.P., Morgan Stanley Strategic Alternatives L.P. and Morgan Stanley/Mark J. Walsh & Company L.P. (formerly, Morgan Stanley Dean Witter/Mark J. Walsh & Company, L.P.

Each of the commodity pools is a limited partnership organized to engage in the speculative trading of commodity futures contracts, forward contracts on foreign currencies and other commodity interests.

The statements of financial condition are prepared in conformity with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts in the financial statements and related disclosures. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

On May 1, 2001, Morgan Stanley Dean Witter/Mark J. Walsh & Company, L.P. commenced trading. On January 28, 2002, Morgan Stanley Dean Witter/Mark J. Walsh & Company, L.P. changed its name to Morgan Stanley/Mark J. Walsh & Company L.P.

On August 23, 2001, Morgan Stanley Dean Witter Strategic Alternatives L.P. changed its name to Morgan Stanley Strategic Alternatives L.P.

On November 1, 2001, the Morgan Stanley Dean Witter Spectrum Series and the Morgan Stanley Dean Witter Charter Series of funds dropped "Dean Witter" from their names.

On November 28, 2001, Morgan Stanley Dean Witter/Market Street Futures Fund L.P. changed its name to Morgan Stanley/Market Street Futures Fund L.P. On January 31, 2002, Market Street terminated trading.

On January 22, 2002, Morgan Stanley Dean Witter/Chesapeake L.P. changed its name to Morgan Stanley/Chesapeake L.P.

On February 6, 2002, Morgan Stanley Dean Witter/JWH Futures Fund L.P. changed its name to Morgan Stanley/JWH Futures Fund L.P.

                         DEMETER MANAGEMENT CORPORATION
                  (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY)

           NOTES TO STATEMENTS OF FINANCIAL CONDITION -- (CONTINUED)
                (INFORMATION WITH RESPECT TO 2003 IS UNAUDITED)

  AT AUGUST 31, 2003 (UNAUDITED) AND FOR THE YEARS ENDED NOVEMBER 30, 2002 AND
                                      2001

On July 29, 2002, Demeter entered into a limited partnership agreement as general partner in Morgan Stanley Charter Campbell L.P. and registered 3,000,000 Units to be offered to investors in a continuing public offering. Charter Campbell became the fifth fund in the Morgan Stanley Charter Series and commenced trading on October 1, 2002.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCOME TAXES -- The results of operations of Demeter are included in the consolidated federal income tax return of Morgan Stanley. Income taxes are computed on a separate company basis and are due to Morgan Stanley.

3. INVESTMENTS IN AFFILIATED PARTNERSHIPS

The limited partnership agreement of each commodity pool requires Demeter to maintain a general partnership interest in each partnership, generally in an amount equal to, but not less than 1 percent of the aggregate capital contributed to the partnership by all partners.

The total assets, liabilities and partners' capital of all the funds managed by Demeter at August 31, 2003, November 30, 2002 and 2001 were as follows:

                                              AUGUST 31,                  NOVEMBER 30,
                                            --------------      --------------------------------
                                                 2003                2002              2001
                                            --------------      --------------    --------------
                                                  $                   $                 $
                                             (UNAUDITED)
    Total assets........................     2,255,306,500       1,645,639,679     1,345,947,554
    Total liabilities...................        31,153,863          28,967,603        21,606,995
                                            --------------      --------------    --------------
    Total partners' capital.............     2,224,152,637       1,616,672,076     1,324,340,559
                                            ==============      ==============    ==============

Demeter's investments in such limited partnerships are carried at market value.

4. PAYABLE TO PARENT

Payable to Parent is primarily for amounts due for the purchase of partnership investments, income tax payments made by Morgan Stanley on behalf of Demeter and the cumulative results of operations.

5. NET WORTH REQUIREMENT

At August 31, 2003, November 30, 2002 and 2001, Demeter held non-interest bearing notes from its Parent that were payable on demand. These notes were received in connection with additional capital contributions aggregating $195,000,000 at August 31, 2003, and $123,070,000 at November 30, 2002 and 2001.

The limited partnership agreement of each commodity pool requires Demeter to maintain its net worth at an amount not less than 10% of the capital contributions by all partners in each pool in which Demeter is the general partner (15% if the capital contributions to any partnership are less than $2,500,000, or $250,000, whichever is less).

In calculating this requirement, Demeter's interests in each limited partnership and any amounts receivable from or payable to such partnerships are excluded from net worth. Notes receivable from Parent are included in net worth for purposes of this calculation. It is the Parent's intent to ensure that Demeter maintains the required net worth.

                         DEMETER MANAGEMENT CORPORATION
                  (WHOLLY-OWNED SUBSIDIARY OF MORGAN STANLEY)

           NOTES TO STATEMENTS OF FINANCIAL CONDITION -- (CONCLUDED)
                (INFORMATION WITH RESPECT TO 2003 IS UNAUDITED)

  AT AUGUST 31, 2003 (UNAUDITED) AND FOR THE YEARS ENDED NOVEMBER 30, 2002 AND
                                      2001

At August 31, 2003, Demeter received a non-interest bearing promissory note from its parent in the amount of $25,000,000 that is payable on demand.

At April 1, 2003, Demeter received a non-interest bearing promissory note from its parent in the amount of $20,000,000 that is payable on demand.

At February 1, 2003, Demeter received a non-interest bearing promissory note from its parent in the amount of $10,000,000 that is payable on demand.

At December 31, 2002, Demeter received a non-interest bearing promissory note from its parent in the amount of $140,000,000 that is payable on demand. This note dated December 31, 2002, supersedes all previously issued notes aggregating $123,070,000.

On December 31, 2002, Columbia Futures Fund, Morgan Stanley Spectrum Commodity L.P. and Morgan Stanley Charter Welton L.P. each terminated trading in accordance with their limited partnership agreements.

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--------------------------------------------------------------------------------
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     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.



     UNTIL 40 DAYS FROM THE DATE OF THIS PROSPECTUS, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       MORGAN STANLEY CHARTER GRAHAM L.P.
                      MORGAN STANLEY CHARTER MILLBURN L.P.
                       MORGAN STANLEY CHARTER MSFCM L.P.
                      MORGAN STANLEY CHARTER CAMPBELL L.P.

              SUPPLEMENT TO THE PROSPECTUS DATED FEBRUARY 26, 2003


     The prospectus dated February 26, 2003 is supplemented by a supplement dated November 7, 2003. The supplement is an integral part of, and must be read together with, the prospectus.

November 7, 2003